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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                           dated as of March 26, 2002

                                      among

                           VON HOFFMANN HOLDINGS INC.,

                            VON HOFFMANN CORPORATION,
                               H&S GRAPHICS, INC.,
                    PRECISION OFFSET PRINTING COMPANY, INC.,
                                 PREFACE, INC.,
                    ONE THOUSAND REALTY & INVESTMENT COMPANY

                                       and

             CERTAIN OTHER SUBSIDIARIES OF VON HOFFMANN CORPORATION,
                                as the Borrowers,

                VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                 PARTIES HERETO,
                                 as the Lenders,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                  as the Administrative Agent for the Lenders,

               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
                    as the Syndication Agent for the Lenders,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                   as the Documentation Agent for the Lenders.

               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Sole Lead Arranger and Sole Book Running Manager

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                                CREDIT AGREEMENT

     This CREDIT AGREEMENT, dated as of March 26, 2002, is among VON HOFFMANN HOLDINGS INC. a Delaware corporation formerly known as Von Hoffmann Corporation (the "PARENT"), VON HOFFMANN CORPORATION, a Delaware corporation formerly known as Von Hoffmann Press, Inc. ("VHC"), H&S GRAPHICS, INC., PRECISION OFFSET PRINTING COMPANY, INC., PREFACE, INC., ONE THOUSAND REALTY & INVESTMENT COMPANY and certain other Subsidiaries of VHC which shall become parties hereto as Borrowers after the Closing Date in accordance with SECTIONS 7.1.8 and 11.15 (together with VHC, each a "BORROWER" and, collectively, the "BORROWERS"), the various financial institutions and other Persons from time to time party hereto as lenders (each a "LENDER" and, collectively, the "LENDERS"), THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH ("CSFB"), as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT" and, together with the Administrative Agent, the "AGENTS"), U.S. BANK NATIONAL ASSOCIATION, as documentation agent for the Lenders (in such capacity, the "DOCUMENTATION AGENT"), and CSFB, as sole lead arranger and sole book running manager (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

     WHEREAS, effective February 25, 2002, Von Hoffmann Graphics, Inc., a Delaware corporation ("VHG"), merged (such transaction being referred to herein as the "MERGER") with and into Von Hoffmann Press, Inc., a Delaware corporation, and Von Hoffmann Press, Inc., as the surviving entity of the Merger, simultaneously changed its name to "Von Hoffmann Corporation";

     WHEREAS, concurrently with the effectiveness of the Merger, the Parent changed its name from "Von Hoffmann Corporation" to "Von Hoffmann Holdings Inc.";

     WHEREAS, VHC is a wholly-owned, direct Subsidiary of the Parent;

     WHEREAS, VHC intends to refinance (the "REFINANCING") all existing senior secured indebtedness outstanding under the Credit Agreement, dated as of May 22, 1997 (as amended, supplemented, amended and restated or otherwise modified prior to the Closing Date, the "EXISTING CREDIT AGREEMENT"), among VHC, the banks and other financial institutions party thereto as lenders, Credit Suisse First Boston, as successor to DLJ Capital Funding, Inc., as syndication agent, The Bank of Nova Scotia, as administrative agent, Fleet National Bank, as documentation agent, and Mercantile Bank National Association, as co-agent;

     WHEREAS, approximately $250,000,000 in cash will be required to effect the Refinancing, to pay accrued interest and fees, if any, payable in respect of the Indebtedness being refinanced in the Refinancing, to pay fees, costs and expenses associated with the new Indebtedness incurred to effect the Refinancing (including fees, costs and expenses related hereto and to the Senior Note Issuance described below), and to consummate all other transactions related hereto or thereto (collectively, the "TRANSACTIONS");

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     WHEREAS, concurrently with the execution and delivery of, and the initial
Borrowing under, this Agreement, VHC will issue its 10 1/4% senior notes, due 2009 (the "SENIOR NOTES", with the issuance thereof being herein referred to as the "SENIOR NOTE ISSUANCE") for gross cash proceeds of $215,000,000;

     WHEREAS, subject to the terms and conditions of this Agreement, the Lenders and the Issuers have committed to provide the Borrowers with the following:

          (a) a Revolving Loan Commitment, in an aggregate principal amount of $90,000,000 (inclusive of the Letter of Credit Commitment and the Swingline Loan Commitment described below), pursuant to which Revolving Loans will be made to the Borrowers from time to time on and subsequent to the Closing Date but prior to the Commitment Termination Date;

          (b) a Letter of Credit Commitment, in an aggregate principal amount of $10,000,000, pursuant to which Letters of Credit will be issued for the account of the Borrowers from time to time on and subsequent to the Closing Date but prior to the Commitment Termination Date; and

          (c) a Swingline Loan Commitment, in an aggregate principal amount of $10,000,000, pursuant to which Swingline Loans will be made to the Borrowers from time to time on and subsequent to the Closing Date but prior to the fifth Business Day immediately preceding the Commitment Termination Date;

     WHEREAS, on the Closing Date, subject to the terms and conditions hereof, the Borrowers intend to continue certain letters of credit outstanding under the Existing Credit Agreement as Letters of Credit hereunder, to borrow Revolving Loans under this Agreement and to use the proceeds thereof, together with the net cash proceeds received by VHC from the Senior Note Issuance and cash on hand of the Borrowers, for purposes of effecting the Refinancing and consummating the remaining Transactions;

     WHEREAS, additional Revolving Loans, Swingline Loans and Letters of Credit made or issued from time to time hereunder on and after the Closing Date will be used for the ongoing working capital needs and other general corporate purposes of the Borrowers; and

     WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments, to make the Loans and to issue or continue (or participate in) the Letters of Credit contemplated hereunder;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

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     "ACCOUNT" means any "account" (as defined in the UCC).

     "ACCOUNT DEBTOR" means an "account debtor" (as defined in the UCC).

     "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person appointed as the successor Administrative Agent pursuant to SECTION 9.4.

     "ADMINISTRATIVE AGENT'S FEE LETTER" means the confidential letter, dated the Closing Date, among the Administrative Agent and the VHC.

     "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding (x) any trustee under, or any committee with responsibility for administering, any Plan and (y) CSFB and its affiliates (other than the DLJMB Entities that hold directly, or are general partners or managers of DLJMB Entities that hold directly, equity interests in the Parent)). "CONTROL" (and its derivatives) means, with respect to any Person, the power, directly or indirectly, (i) to vote 10% or more of the Capital Securities (determined on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or
(ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

     "AGENTS" is defined in the PREAMBLE.

     "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and in effect on such date.

     "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (i) the Base Rate in effect for such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will promptly notify the Borrowers and the Lenders of changes in the Alternate Base Rate; PROVIDED that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

     "APPLICABLE MARGIN" means with respect to all Loans, the applicable percentage set forth below determined by reference to the Leverage Ratio as certified in the most recent Compliance Certificate delivered as of such date pursuant to CLAUSE (d) of SECTION 7.1.1 (PROVIDED, HOWEVER, that at all times prior to the date of delivery of the Compliance Certificate (pursuant to CLAUSE
(d) of SECTION 7.1.1) for the second Fiscal Quarter ended after the Closing Date, the Applicable Margin shall be (i) 1.75%, in the case of Base Rate Loans, and (ii) 3.00%, in the case of LIBO Rate Loans):

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
                                                                   Then the                Then the
                                                                  Applicable              Applicable
                            If the                                Margin For              Margin For
                      Leverage Ratio is:                      Base Rate Loans is:     LIBO Rate Loans is:
                      -----------------                       ------------------      ------------------
                     GREATER THAN 5.0:1.0                        2.00%                   3.25%
      GREATER THAN 4.0:1.0 LESS THAN OR EQUAL TO 5.0:1.0         1.75%                   3.00%
      GREATER THAN  3.0:1.0 LESS THAN OR EQUAL TO 4.0:1.0        1.50%                   2.75%
                LESS THAN OR EQUAL TO 3.0:1.0                    1.25%                   2.50%

Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by VHC to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (d) of SECTION 7.1.1. If VHC fails to deliver a Compliance Certificate on or before the date specified for such delivery in CLAUSE (d) of SECTION 7.1.1, the Applicable Margin from and including the 61st (or 91st, as the case may be) day after the end of such Fiscal Quarter to but excluding the date on which VHC delivers to the Administrative Agent a Compliance Certificate shall be the highest Applicable Margin set forth above.

     "APPROVED FUND" means any Person (other than a natural Person) that (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (ii) is administered or managed by a Lender, an affiliate of a Lender or a Person or an affiliate of a Person that administers or manages a Lender.

     "ASSET APPRAISAL" means (i) initially, an appraisal of the orderly liquidation value of the Inventory and property (including real property), plant and Equipment (including fixtures) of the Borrowers prepared by Daley-Hodkin Appraisal Corporation and delivered to the Lead Arranger on or prior to the Closing Date in accordance with SECTION 5.1.24 hereof and (ii) at any time after the performance of an asset appraisal by or on behalf of the Administrative Agent pursuant to SECTION 7.1.5(c) hereof, the asset appraisal most recently performed by or on behalf of the Administrative Agent pursuant to SECTION 7.1.5(c) hereof.

     "ASSUMED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of a Borrower or assumed in connection with an Eligible Acquisition and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of a Borrower or such Eligible Acquisition.

     "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers (including, without limitation, its chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary), general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to SECTION 5.1.1.

     "AVAILABLE BALANCE" means, on any day, with respect to any Deposit Account
(i) without duplication, all funds on deposit in such Deposit Account on such day which the depositary bank maintaining such Deposit Account, in accordance with its standard practices for posting of debits

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and credits to demand deposit accounts of a type similar to such Deposit Account deems to be collected funds, including, without limitation, all wire transfers credited to such Deposit Account on such day and all other Federal or other immediately available funds on deposit in or deposited into such Deposit
Account, on such day less (ii) all Items deducted from such Deposit Account on such day.

     "AVERAGE LIFE" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

     "BASE RATE" means, at any time, the rate of interest then most recently announced or established by the Administrative Agent in New York City as its prime rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

     "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "BORROWER" and "BORROWERS" are defined in the PREAMBLE.

     "BORROWING" means Loans made hereunder to a Borrower which are of the same type and, in the case of LIBO Rate Loans, have the same Interest Period and that are made or to be made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request.

     "BORROWING BASE AMOUNT" means, at any time with respect to the Borrowers, an amount equal to the lesser of (i) the Revolving Loan Commitment Amount then in effect and (ii) the sum of (A) 85% of the Net Asset Value of all Eligible Accounts of the Borrowers PLUS (B) 38.25% of the Net Asset Value of all Eligible Inventory of the Borrowers PLUS (C) the lesser of (y) 50% of the Orderly Liquidation Value of Eligible PP&E of the Borrowers and (z) the Maximum PP&E Advance Amount, in the case of each amount referred to in CLAUSES (A), (B) and
(C) above, as certified by the VHC to the Administrative Agent and the Lenders in the most recently delivered Borrowing Base Certificate, including the Borrowing Base Certificate delivered on the Closing Date pursuant to SECTION
5.1.22 MINUS (D) such reserves in respect of trade payables which are 90 days or more overdue as the Administrative Agent[, in its commercially reasonable discretion after consultation with VHC,] shall determine to be necessary or appropriate at such time.

     "BORROWING BASE AUDIT" means, (i) initially, the written audit of the accounts receivable, inventory, accounts payable and cash accounts of the Borrowers prepared by PricewaterhouseCoopers LLP and delivered to the Lead Arranger on or prior to the Closing Date in accordance with SECTION 5.1.23 hereof or (ii) at any time after the performance of an audit of the accounts receivable, inventory, accounts payable and cash accounts of the Borrowers by or on behalf of the Administrative Agent pursuant to CLAUSE (b) of SECTION 7.1.5, the most recent such audit so performed by or on behalf of the Administrative Agent pursuant to CLAUSE (b) of SECTION 7.1.5 hereof.

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     "BORROWING BASE CERTIFICATE" means a certificate duly completed and executed by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of VHC, substantially in the form of EXHIBIT E-2 hereto.

     "BORROWING REQUEST" means a request and certificate for a Loan which has been duly executed by an Authorized Officer of a Borrower, substantially in the form of EXHIBIT B-1 hereto.

     "BUSINESS DAY" means (i) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York, New York, and (ii) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in CLAUSE (i) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

     "CAPITAL EXPENDITURES" means, for any period, the aggregate amount (without duplication) of (i) all expenditures of the Parent and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (ii) Capitalized Lease Liabilities incurred by the Parent and its Subsidiaries during such period.

     "CAPITAL SECURITIES" means, with respect to any Person, all shares of capital stock or equivalent shares, interests, participations or similar equivalents, including options, warrants and the like (however designated, whether voting or non-voting), whether now outstanding or issued after the Closing Date.

     "CAPITALIZED LEASE LIABILITIES" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

     "CASH COLLATERALIZE" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms reasonably satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

     "CASH EQUIVALENT INVESTMENT" means, at any time:

          (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

          (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of

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     Columbia and rated A-1 by S&P or P-1 by Moody's, or (ii) any Lender
     (or its holding company);

          (c) any certificate of deposit, cash demand deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) or any U.S. branch of a foreign banking institution which has a combined capital and surplus greater than $500,000,000, or (ii) any Lender (or its holding company);

          (d) debt instruments of a domestic issuer that mature in one year or less and that are rated Baa1 or higher by Moody's or A- or higher by S&P on the date of acquisition of such investment;

          (e) short-term tax-exempt securities rated MIG-1/1+ or higher by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

          (f) repurchase agreements with respect to any securities referred to in CLAUSE (a) above entered into with any entity referred to in CLAUSE (b), (c) or (d) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated A- or higher by S&P or Baa1 or higher by Moody's and maturing not more than one year after such time; or

          (g) any money market or similar fund at least 95% of the assets of which consist of any of the items specified in CLAUSES (a) through
     (f) above and as to which withdrawals are permitted at least every 90 days.

     "CASUALTY EVENT" means, with respect to any Person, the damage, destruction or condemnation, as the case may be, of any property of such Person.

     "CASUALTY PROCEEDS" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Parent or any of its Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by SECTION 7.2.3 on the property which is the subject of such Casualty Event.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "CERTIFICATE OF MERGER" means the Certificate of Merger relating to the Merger of VHG with and into VHC, as filed with the Secretary of State of Delaware on February 25, 2002.

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     "CHANGE IN CONTROL" means

               (i) the failure of the Permitted Holders at any time (A) to own, directly or indirectly, beneficially, on a fully-diluted, as-if-converted basis, at least 51% of the issued and outstanding Voting Securities of the Parent or (B) to have the right to elect a majority of the Board of Directors of the Parent; or

               (ii) the failure of the Parent at any time to own, directly or indirectly, beneficially and of record, on a fully-diluted, as-if-converted basis, 100% of the outstanding Capital Securities of VHC, free and clear of all Liens (other than Liens permitted to exist under CLAUSES (a), (f) and (l) of SECTION 7.2.3); or

               (iii) the occurrence of any "Change of Control" or similar term under (and as defined in) the Senior Note Indenture, the Senior Subordinated Note Indenture or the Parent Debenture Indenture.

     "CLOSING DATE" means the date of the initial Credit Extension hereunder, which shall not be later than April 15, 2002.

     "CLOSING DATE CERTIFICATE" means the closing date certificate executed and delivered by an Authorized Officer of VHC, substantially in the form of EXHIBIT D hereto.

     "CODE" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "COLLECTION ACCOUNTS" means the Concentration Account and each other Deposit Account of VHC and its Subsidiaries designated as a Collection Account on SCHEDULE VI hereto.

     "COMMITMENT" means, as the context may require, (i) a Lender's Revolving Loan Commitment, (ii) an Issuer's Letter of Credit Commitment or (iii) the Swingline Lender's Swingline Loan Commitment.

     "COMMITMENT AMOUNT" means, as the context may require, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swingline Loan Commitment Amount.

     "COMMITMENT INCREASE DATE" is defined in SECTION 2.2.3.

     "COMMITMENT LETTER" means the senior bank financing commitment letter (together with the term sheet annexed thereto), dated March 5, 2002, between the Lead Arranger and VHC.

     "COMMITMENT TERMINATION DATE" means the earliest of (i) April 15, 2002 (if the initial Credit Extension has not occurred on or prior to such date), (ii) November 15, 2006 or if, prior to May 15, 2006, either (A) the Senior Subordinated Notes have been refinanced on No More Favorable Terms And Conditions (or other terms and conditions reasonably satisfactory to the Agents), with any such refinancing indebtedness having a stated maturity date not earlier than

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the 366th day after the fifth anniversary of the Closing Date, or (B) the maturity thereof has otherwise been extended to a date which is at least 366 days after the fifth anniversary of the Closing Date, the fifth anniversary of the Closing Date, (iii) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement, and (iv) the date on which any Commitment Termination Event occurs.

     "COMMITMENT TERMINATION EVENT" means

          (i) the occurrence of any Event of Default with respect to the Parent or any Borrower described in CLAUSES (b) through (d) of SECTION 8.1.9; or

          (ii) the occurrence and continuance of any other Event of Default and either (A) the declaration of all or any portion of the Loans to be due and payable pursuant to SECTION 8.3, or (B) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

     "COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by an Authorized Officer of VHC, substantially in the form of EXHIBIT E-1 hereto.

     "CONCENTRATION ACCOUNT" means the demand deposit account designated as such to be maintained by VHC with the Administrative Agent.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise is or becomes contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of EXHIBIT B-3 hereto.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "COPYRIGHT SECURITY AGREEMENT" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

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     "CREDIT EXTENSION" means, as the context may require, (i) the making of a
Loan by a Lender or (ii) the issuance of any Letter of Credit (including as a result of the continuation of the Existing Letters of Credit on the Closing Date as Letters of Credit hereunder), or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

     "CSFB" is defined in the PREAMBLE.

     "DEBT FOR BORROWED MONEY" means, with respect to any Person, Indebtedness of such Person of a type described in CLAUSE (a), (b) (other than undrawn commercial letters of credit and undrawn letters of credit in respect of workers' compensation, insurance, performance and surely bonds, rental and other payments in respect of operating leases and similar obligations, in each case incurred in the ordinary course of business) or (c) of the definition of Indebtedness, or any Contingent Liability of such Person in respect of any such type of Indebtedness incurred or owed by another Person.

     "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "DEFAULT LOANS" is defined in SECTION 2.3.2(a).

     "DEFAULTING LENDER" means a Lender that shall have failed to fund any Loan hereunder that it was required to have funded in accordance with the terms hereof, which Loan was included in any Borrowing in respect of which a majority of the aggregate principal amount of all Loans included in such Borrowing were funded by the Lenders party thereto.

     "DEPOSIT ACCOUNT" means a "deposit account" (as defined in the UCC).

     "DEPOSITARY BANK" means U.S. Bank National Association, and it successors.

     "DISBURSEMENT" is defined in SECTION 2.6.2.

     "DISBURSEMENT ACCOUNT" means the Operating Account and each other Deposit Account of VHC and its Subsidiaries designated as a Disbursement Account on
SCHEDULE VI hereto.

     "DISBURSEMENT DATE" is defined in SECTION 2.6.2.

     "DISBURSEMENT DUE DATE" is defined in SECTION 2.6.2.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

     "DISPOSITION" (or similar words such as "DISPOSE") means any sale, transfer or other disposition (including by way of merger) of any of the Parent's or its Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than any such transfer or conveyance to any Borrower or any Subsidiary Guarantor) in a single transaction or series of transactions. Without limiting the foregoing, a Disposition shall include any sale, transfer or other conveyance of any Capital Securities of any Subsidiary of the Parent

(other than by the issuer thereof) other than to a Borrower or a wholly-owned Subsidiary of a Borrower.

     "DLJMB ENTITIES" means DLJ Merchant Banking Partners II, L.P., DLJ Diversified Partners, L.P., DLJ EAB Partners, L.P., DLJ Offshore Partners II, C.V., DLJMB Funding II, Inc., DLJ First ESC L.P., UK Investment Plan 1997 Partners, DLJ Diversified Partners-A, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Millennium Partners, L.P. and DLJ Millennium Partners-A L.P, and their respective affiliates.

     "DOCUMENTATION AGENT" is defined in the PREAMBLE.

     "DOLLAR" and the sign "$" mean lawful money of the United States.

     "DOMESTIC OFFICE" means the office of a Lender designated as its "Domestic Office" on SCHEDULE II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and VHC.

     "EARN-OUTS" means any obligations of any Borrower or any of their respective Subsidiaries to pay any amounts constituting the payment of deferred purchase price with respect to any acquisition of a business (whether through the purchase of assets or shares of Capital Securities), the amount of which payments is calculated on the basis of, or by reference to, the bona fide financial or other operating performance of such business or specified portion thereof or any other similar arrangement.

     "EBITDA" means, for any applicable period, the sum (without duplication) for VHC and its Subsidiaries on a consolidated basis of

          (i)   Net Income,

PLUS

          (ii) the amount deducted in determining Net Income representing non-cash charges or expenses, including depreciation, amortization and non-cash LIFO reserve adjustments to Inventory,

PLUS

          (iii) the amount deducted in determining Net Income representing income taxes (whether paid or deferred),

PLUS

          (iv) the amount deducted in determining Net Income representing Interest Expense and fees, expenses, management bonuses (to the extent paid at or prior to the Closing Date) and financing costs incurred (x) prior to the Closing Date, (y) in connection with the Transaction or
     (z) in connection with any Eligible Acquisition,

PLUS

          (v) non-recurring cash out-of-pocket expenses representing severance payments reasonably made, or reasonable consulting fees paid in respect of services rendered, in connection with plant closures and/or the integration of acquisitions,

MINUS

          (vi) an amount equal to the amount of all non-cash gains included in determining Net Income,

MINUS

          (vii) Restricted Payments of the type referred to in CLAUSE
     (b)(i) of SECTION 7.2.6 made during such period.

     "ELIGIBLE ACCOUNT" means, with respect to the Borrowers at the time of any determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

          (a) such Account is a legal, valid, binding and enforceable obligation of each Account Debtor with respect thereto;

          (b) a Borrower has the full and unqualified right to assign and grant a Lien on such Account to the Administrative Agent, for its benefit and that of the Lenders, as security for the Obligations;

          (c) such Account is evidenced by an invoice rendered to the Account Debtor (which shall include computer records) or is reflected by computer records maintained by a Borrower evidencing such Account;

          (d) such Account arose from the sale of goods or services by a Borrower in the ordinary course of such Borrower's business, and such goods or services have been shipped or delivered (in the case of goods) or rendered in full (in the case of services) to the Account Debtor for such Account; and

          (e) such Account shall not have been billed on a date materially later than it would have been billed in accordance with such Borrower's past practice;

in each case other than the following (none of which shall be considered Eligible Accounts for purposes of this Agreement):

          (i) Accounts owing from any Person that is an Affiliate of a Borrower;

          (ii) Accounts more than 90 days past the original billing date therefor (in the case of Accounts accounted for on an invoice basis) or more than 60 days past the due date therefor (in the case of Accounts accounted for on a due date basis);

          (iii) Accounts of any Account Debtor if, at the time of determination, in excess of 50% of the aggregate amount of all outstanding Accounts of such Account Debtor (other than Accounts which are the subject of BONA FIDE disputes between such Account Debtor and any Borrower or any U.S. Subsidiary, as the case may be) are more than 90 days past the original billing date therefor (in the case of Accounts accounted for on an invoice basis) therefor or more than 60 days past the due date therefor (in the case of Accounts accounted for on a due date basis);

          (iv) Accounts the liability for which has been disputed by the Account Debtor or which are otherwise subject to any offsetting contra-account, setoff, counterclaim or other claim or defense on the part of the Account Debtor or any other Person denying liability thereunder; PROVIDED, HOWEVER, that any such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, offsetting contra-account, setoff, counterclaim or other claim or defense;

          (v) Accounts owing from any Person that, to the knowledge of any Borrower, shall take or be the subject of any action or proceeding of the type described in CLAUSES (b) through (d) of SECTION 8.1.9 hereof;

          (vi) Accounts owing from any Person that is also a supplier to or creditor of any Borrower or to whom any Borrower is otherwise indebted, unless such Borrower and the applicable Account Debtor shall have entered into an enforceable agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of such Borrower; PROVIDED that in any event, if such an agreement prohibiting setoff rights is not delivered by the Account Debtor, then only up to the amount that such Borrower is indebted to such Account Debtor shall be excluded as an Eligible Account pursuant to this clause);

          (vii) Accounts arising out of sales to Account Debtors outside the United States, Canada and Puerto Rico, unless the Account is (A) fully backed by an irrevocable letter of credit containing terms acceptable to the Administrative Agent issued by a financial institution satisfactory to the Administrative Agent or (B) otherwise on terms acceptable to the Administrative Agent;

          (viii) Accounts arising out of sales on a bill-and-hold (other than bill-and-hold Accounts not constituting, individually or in the aggregate, more than 15% of the aggregate amount of all Eligible Accounts under which, pursuant to a written contract reasonably acceptable to the Administrative Agent signed by the applicable Account Debtor, (A) the applicable Account Debtor has contractually taken title to all goods covered thereby and (B) the applicable Account Debtor is obligated to remit payment on normal trade terms without regard to whether delivery of any goods thereunder has occurred) guaranteed sale, sale-and-return, sale on approval or consignment basis or subject to any right of return or charge-back;

          (ix) Accounts owing from an Account Debtor that is an agency, department or instrumentality of the United States or any state Governmental Authority in the United States; PROVIDED, HOWEVER, that such Accounts shall not be excluded from the calculation of "Eligible Accounts" by reason of this CLAUSE (ix) (A) during the 90-day period immediately following the Closing Date or (B) thereafter to the extent, as of the relevant date of determination, (y) the applicable Borrower shall have satisfied (or delivered to the Administrative Agent all filings, documents and other materials necessary to satisfy (which filings, documents and other materials shall be in a form expressly approved by the applicable Governmental Authority and shall be fully executed and ready for delivery to the applicable Governmental Authority)) the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislation in respect thereof and (z) the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses to payment on the part of the United States or such state Governmental Authority;

          (x) Accounts in respect of which the Pledge and Security Agreement does not or has ceased to create a valid and perfected first priority Lien in favor of the Administrative Agent, subject only to Permitted Liens; and

          (xi) Accounts owing from any Person to the extent that, at the time of determination, the aggregate amount of all outstanding Accounts owed by such Account Debtor exceeds 10% of the aggregate amount of all Eligible Accounts of the Borrowers; PROVIDED, HOWEVER, that Accounts owed to any Borrower by any of McGraw-Hill, Inc., Pearson Inc., Thomson Corporation or Reed Elsevier Inc. individually may constitute up to 20% of the aggregate amount of all Eligible Accounts of the Borrowers so long as such Account Debtor's senior unsecured debt is rated at least BBB by Moody's and Baa2 by S&P.

     "ELIGIBLE ACQUISITION" means any purchase or acquisition by VHC or any of its Subsidiaries of all or any part of the assets or Capital Securities of a Person engaged in business activities of the type in which VHC and its Subsidiaries are engaged on the Closing Date and such activities as may be incidental, similar or related thereto; PROVIDED that (i) the representations and warranties made by the Obligors in each Loan Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition), except to the extent such representations and warranties expressly relate to an earlier date or dates (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date or dates); (ii) the Administrative Agent shall have received all guaranties and all items in respect of the Capital Securities or property or assets acquired in such acquisition required to be delivered by SECTIONS 7.1.8 and 7.1.9; (iii) in the case of an acquisition of the Capital Securities of another Person, (A) except in the case of the incorporation of a new Subsidiary or the acquisition of Capital Securities that are not publicly held, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (B) the Capital Securities acquired shall constitute at least a majority of the total Capital Securities of the issuer thereof or shall increase a controlling interest of VHC or one or more of its Subsidiaries in such issuer; and (iv) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and, in the case of each such acquisition made or to be made for aggregate consideration (including cash, Earn-outs, assumption of Indebtedness and non-cash consideration) equal to or in excess of $25,000,000, VHC shall have delivered to the Administrative Agent a pro-forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro-forma basis (calculated in accordance with SECTION 1.4(c)), (A) VHC shall be in compliance with all of the financial covenants set forth in SECTION 7.2.4 hereof as of the last day of the most recent period of four consecutive fiscal quarters of VHC which precedes or ends on the date of such acquisition and with respect to which the Administrative Agent has received the consolidated financial information required under CLAUSES (a) and (b) of SECTION 7.1.1 and the certificate required by CLAUSE (d) of SECTION 7.1.1 and (B) the Excess Availability after giving effect to such acquisition and all Credit Extensions made or to be made on such date shall equal or exceed $20,000,000.

     "ELIGIBLE ASSIGNEE" means (i) a Lender, (ii) an affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such affiliate), (iii) an Approved Fund or (iv) any other Person (other than a natural Person) approved (in the case of this CLAUSE (iv)) by the Administrative Agent and the Issuer (but with respect to the Administrative Agent and the Issuer only in the case of any assignment of the Revolving Loan Commitment) and, unless (x) such assignment is by the Syndication Agent in connection with the primary syndication of the Revolving Loan Commitment Amount, (y) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (z) an Event of Default has occurred and is continuing, VHC (such approval not to be unreasonably withheld or delayed).

     "ELIGIBLE INVENTORY" means, with respect to the Borrowers at the time of any determination thereof and without duplication, all raw materials and finished goods Inventory of the Borrowers which, in the case of finished goods Inventory, is held by them for sale or to be furnished under contracts of sale which conforms in all respects to the representations and warranties contained herein and in the Pledge and Security Agreement and which is subject to a valid and perfected first priority lien and security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, but (A) excluding in any event (i) Inventory subject to any Lien (other than the Liens of the Loan Documents and Liens described in CLAUSES (d), (f), (j) and (l) of SECTION 7.2.3), (ii) Inventory which is not in good condition or fails to meet standards for sale or use imposed by any Governmental Authority, (iii) raw materials Inventory consisting of bindery, packaging materials, plates, film, ink, cartons, laminate, CD sleeves or diskettes, (iv) Inventory located outside the United States, (v) Inventory located at a leased location or in the possession of any vendor or supplier, in either case in a jurisdiction whose laws provide for a statutory landlords' or vendors' lien, with respect to which the Administrative Agent shall not have received a waiver reasonably satisfactory to the Administrative Agent, and (vi) Inventory which is leased or on consignment, and (B) less (A) all reserves for obsolescence, market value declines, special order goods, discontinued Inventory, slow moving Inventory, shrinkage, applicable customs, freight, duties, Taxes, inventory adjustments and damages (including, but not limited to, foreign exchange adjustments) and (B) such additional reserves as the Administrative Agent deems necessary in its reasonable judgment after consultation with VHC as a result of negative trends in the business, industry, profits, operations or financial conditions of VHC and its U.S. Subsidiaries, taken as a whole, which could reasonably be expected to either impair the value of the Collateral or impair the ability of VHC and its U.S. Subsidiaries to repay their Obligations.

     "ELIGIBLE PP&E" means, with respect to the Borrowers at the time of any determination thereof and without duplication, all property (including real property), plant and Equipment (including fixtures) of the Borrowers which conforms in all respects to the representations and warranties contained herein, in the Pledge and Security Agreement (in the case of Equipment) and in any applicable Mortgage, but (A) excluding in any event (i) property, plant and Equipment assets subject to any Lien (other than the Liens of the Loan Documents and Liens described in CLAUSE (d), (f), (g), (h), (j) and (l) of SECTION 7.2.3),
(ii) property, plant and Equipment assets which are not in good condition or materially fail to meet standards for use imposed by any Governmental Authority,
(iii) property, plant and Equipment assets which are not useable in the ordinary course of business, (iv) property, plant and Equipment assets located outside the United States, (v) property, plant and Equipment assets located at a leased location or in the possession of any vendor or supplier, in either case in a jurisdiction whose laws provide for a statutory landlord's or vendor's lien, with respect to which the Administrative Agent shall not have received a waiver reasonably satisfactory to the Administrative Agent, (vi) property, plant and Equipment assets which are leased and (vii) property, plant and Equipment assets in which the Administrative Agent does not have, for the benefit of the Secured Parties, a valid, enforceable and perfected Lien (it being understood and agreed that during the period from the Closing Date until the date upon which all of the obligations of the Borrower set forth in SECTIONS 7.1.12 and 7.1.13 have been satisfied in full or, in the event such obligations have not been satisfied within 60 days following the Closing Date, at all times and on and after the Closing Date, $25,540,000, representing the orderly liquidation value of the real property assets of the Borrowers reflected in the initial Asset Appraisal, shall be excluded from Eligible PP&E pursuant to this CLAUSE (vii)), and (B) less such reserves as the Administrative Agent deems necessary in its reasonable judgment after consultation with VHC as a result of negative trends in the business, industry, profits, operations or financial condition of VHC and its U.S. Subsidiaries, taken as a whole, which could reasonably be expected to either impair the value of the Collateral or impair the ability of VHC and its U.S. Subsidiaries to repay their Obligations.

     "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment or the effect of the environment on human health.

     "EQUIPMENT" means all "equipment" (as defined in the UCC).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

     "EVENT OF DEFAULT" is defined in SECTION 8.1.

     "EXCESS AVAILABILITY" means, at any time, the excess of (i) the Borrowing Base Amount in effect at such time over (ii) the aggregate Revolving Outstandings at such time.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXISTING CREDIT AGREEMENT" is defined in the FOURTH RECITAL.

     "EXISTING LETTERS OF CREDIT" means the letters of credit issued before the Closing Date pursuant to the Existing Credit Agreement and described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on SCHEDULE V hereto, and "EXISTING LETTER OF CREDIT" means any one of them.

     "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or
(ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means the confidential fee letter, dated March 5, 2002, between the Lead Arranger and VHC.

     "FILING AGENT" is defined in SECTION 5.1.11.

     "FILING STATEMENTS" is defined in SECTION 5.1.11.

     "FISCAL QUARTER" means any fiscal quarter of a Fiscal Year.

     "FISCAL YEAR" means any 52 or 53 week period ending on the last Sunday in a calendar year; any reference to a Fiscal Year with a number corresponding to any calendar year refers to the Fiscal Year ended on the last Sunday of such calendar year (E.G., "2002 Fiscal Year" refers to the Fiscal Year ending on the last Sunday in such calendar year).

     "FIXED CHARGE COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

          (i) the difference of (A) EBITDA for all such Fiscal Quarters less (B) Capital Expenditures actually made during all such Fiscal Quarters pursuant to CLAUSE (a) of SECTION 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to CLAUSE (c) of SECTION 7.2.2 to a financier of any assets permitted to be acquired pursuant to SECTION 7.2.7 to finance the acquisition of such assets);

TO

          (ii) the sum (without duplication) of:

          (A) the cash portion of Interest Expenses (net of interest income) for all such Fiscal Quarters;

PLUS

          (B) all scheduled payments of principal of funded Debt for Borrowed Money (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

PLUS

          (C) all taxes actually paid in cash during all such Fiscal
     Quarters;

PLUS

          (D) all Restricted Payments actually made during all such Fiscal Quarters pursuant to CLAUSE (b)(ii) of SECTION 7.2.6.

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in CLAUSE (a) of SECTION 1.4.

     "GRANTING BANK" has the meaning specified in CLAUSE (f) of SECTION 11.10.

     "GOVERNMENTAL AUTHORITY" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTOR" means the Parent and each Subsidiary Guarantor.

     "HAZARDOUS MATERIAL" means (i) any "hazardous substance", as defined by CERCLA, (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, or (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

     "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

     "IMPERMISSIBLE QUALIFICATION" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of VHC (i) which is of a "going concern" or similar nature,
(ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the occurrence of in Event of Default under SECTION 7.2.4.

     "INCLUDING" and "INCLUDE" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "INDEBTEDNESS" of any Person means:

          (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of (i) deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business and (ii) Earn-outs which at such time of determination are not recorded or required to be recorded as a liability of such Person in accordance with GAAP) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person constituting Capitalized Lease Liabilities;

          (d) net Hedging Obligations of such Person;

          (e) whether or not included as liabilities on the balance sheet of such Person in accordance with GAAP, all Indebtedness of such Person of the types referred to in CLAUSES (a) through (d) above (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; PROVIDED, HOWEVER, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

          (f) without duplication, all Contingent Liabilities of such Person in respect of any of the foregoing types of Indebtedness.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership or joint venture in which such Person is a general partner or joint venturer) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person.

     "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

     "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

     "INITIAL PUBLIC OFFERING" means, for any Person, any sale of the Capital Securities of such Person to the public pursuant to an initial primary offering registered under the Securities Act of 1933.

     "INTEREST EXPENSE" means, for any Person during any applicable period, the aggregate interest expense, both accrued and paid, of such Person during such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense (in accordance with GAAP) but excluding (to the extent included in interest expense) up-front fees and expenses and other deferred financing costs incurred (i) prior to the Closing Date, (ii) in connection with the Transaction or (iii) in connection with any Eligible Acquisition.

     "INTEREST PERIOD" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to SECTIONS 2.3 or
2.4 and ending on the day which numerically corresponds to such date one, two, three or six (or, if made available by all Revolving Lenders, nine or twelve) months thereafter, as a Borrower may select in its relevant notice pursuant to SECTIONS 2.3 or 2.4; PROVIDED, HOWEVER, that

          (a) no more than 8 Interest Periods may be in effect at any one time;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

          (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (d) no Interest Period for any Loan may end later than the stated maturity date for such Loan determined pursuant to this Agreement.

     "INVENTORY" means all "inventory" (as defined in the UCC).

     "INVESTMENT" means, relative to any Person, (i) the beneficial ownership by such Person of any Indebtedness or Capital Securities issued or incurred by another Person or (ii) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of such other Person. The amount of any Investment shall be the stated principal amount (in the case of Debt for Borrowed Money) or capital amount (in the case of Capital Securities), less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

     "ISP RULES" is defined in SECTION 11.9.

     "ISSUANCE" is defined in SECTION 7.2.9.

     "ISSUANCE REQUEST" means a request and certificate for a Letter of Credit which has been duly executed by an Authorized Officer of a Borrower, substantially in the form of EXHIBIT B-2 hereto.

     "ISSUER" means U.S. Bank National Association and any other Lender or affiliate of a Lender selected by a Borrower with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender or affiliate, in each case in its capacity as the Issuer of one or more Letters of Credit.

     "ITEM" means any "item" as defined in Section 4-104 of the UCC.

     "JOINDER AGREEMENT" means a Joinder Agreement, substantially in the form of EXHIBIT F hereto, duly executed and delivered by an Authorized Officer of the applicable Borrower in accordance with SECTIONS 7.1.8 and 11.15 hereof.

     "LEAD ARRANGER" is defined in the PREAMBLE.

     "LENDER" and "LENDERS" are defined in the PREAMBLE and includes any Person which becomes a Lender hereunder pursuant to a Lender Assignment Agreement.

     "LENDER ASSIGNMENT AGREEMENT" means an assignment agreement substantially in the form of EXHIBIT I hereto.

     "LENDER PARTIES" means the Lenders, the Issuers and the Agents, collectively.

     "LETTER OF CREDIT" is defined in SECTION 2.1.2 and, on and after the Closing Date, shall also include each outstanding Existing Letter of Credit.

     "LETTER OF CREDIT COMMITMENT" means the Issuer's obligation to issue Letters of Credit pursuant to SECTION 2.1.2.

     "LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, a maximum amount of $10,000,000, as such amount may be permanently reduced from time to time pursuant to SECTION 2.2.

     "LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LEVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of:

          (a) the sum of (i) total Debt for Borrowed Money of VHC and its Subsidiaries on a consolidated basis outstanding at such time, other than Revolving Outstandings and net of cash and Cash Equivalent Investments (other than cash and Cash Equivalent Investments constituting proceeds of capital contributions to or sales of Capital Securities of the Parent which have been contributed to the capital of
     VHC), plus (ii) the average of the Revolving Outstandings (other than Revolving Outstandings in respect of undrawn commercial Letters of Credit and undrawn Letters of Credit in respect of workers' compensation, insurance, performance and surety bonds, rental and other payments in respect of operating leases and similar obligations) as of the last day of each of the three fiscal months ended most recently on or prior to the last day of such Fiscal Quarter;

TO

          (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

     "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the applicable London interbank offered rate for deposits in Dollars appearing on Moneyline Telerate Page 3750 (or the applicable successor page on the Telerate Service) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; PROVIDED, HOWEVER, that, if Moneyline Telerate Page 3750 (or the applicable successor page on the Telerate Service) is not available for any reason, the applicable LIBO Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate for deposits in Dollars appearing on Reuters Screen FRBD (or the applicable successor page) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; PROVIDED, FURTHER, that if neither Moneyline Telerate Page 3750 (or the applicable successor page) nor Reuters Screen FRBD (or the applicable successor page) is available for any reason, the applicable LIBO Rate shall be the interest rate per annum at which the Administrative Agent or one of its affiliate banks offers deposits in Dollars to leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a period equal to such Interest Period in the approximate amount of Loans of the Administrative Agent (or its affiliate) to which such LIBO Rate is to apply.

     "LIBO RATE LOAN" means a Revolving Loan bearing interest at a rate determined by reference to a LIBO Rate (Reserve Adjusted).

     "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Revolving Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

             LIBO Rate            =                     LIBO Rate
         (Reserve Adjusted)               --------------------------------------
                                             1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as its "LIBOR Office" on SCHEDULE II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to VHC and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

     "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever that is intended, directly or indirectly, to have the practical effect of securing payment of a debt or performance of an obligation.

     "LOAN" means, as the context may require, a Revolving Loan or a Swingline Loan.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Letters of Credit, each Qualified Hedging Obligation, the Administrative Agent's Fee Letter, the Fee Letter, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

     "MATERIAL ADVERSE EFFECT" means (a) material adverse effect on the financial condition, operations, assets, business, properties or prospects of VHC or VHC and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) a material impairment of the validity or enforceability of, or the rights, remedies or benefits available to the Lender Parties under, this Agreement or any other Loan Document.

     "MAXIMUM PP&E ADVANCE AMOUNT" means $40,000,000, unless the PP&E Release Event shall have occurred, in which case the "Maximum PP&E Advance Amount" shall be $0 for all purposes of this Agreement.

     "MERGER" is defined in the FIRST RECITAL.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE" means each mortgage or deed of trust executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Lender Parties pursuant to the requirements of this Agreement in substantially the form of EXHIBIT H hereto under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "NET ASSET VALUE" means, at any time of any determination with respect to the Borrowers, (i) with respect to Eligible Accounts, an amount equal to (A) the book value of all Eligible Accounts as reflected on the books of the Borrowers in accordance with GAAP, net of (B) all reserves, credits, discounts and allowances (and net of all unissued credits in the form of competitive allowances or otherwise) in respect of such Eligible Accounts and (C) such additional reserves as the Administrative Agent deems necessary in its reasonable judgment after consultation with VHC as a result of negative trends in the business, industry, profits, operations or financial condition of VHC and its U.S. Subsidiaries, taken as a whole, which could reasonably be expected to either impair the value of the Collateral or impair the ability of VHC and its U.S. Subsidiaries to repay their Obligations, and (ii) with respect to Eligible Inventory, an amount equal to the lesser of the cost (determined on a first-in, first-out basis) or fair market value of all Eligible Inventory as reflected on the books of the Borrowers as at such time in accordance with GAAP.

     "NET CASUALTY PROCEEDS" means, with respect to any Casualty Event, (i) the amount of any insurance proceeds or condemnation awards actually received by the Parent or any of its Subsidiaries (or the Administrative Agent on their behalf) in connection with such Casualty Event, net of (ii) the sum of (A) all reasonable and customary fees, costs and expenses in respect thereof, (B) any such proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by SECTION 7.2.3 on the property which is the subject of such Casualty Event, (C) in the case of any proceeds received by any Non-U.S. Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States and
(D) in the case of any proceeds received by a Subsidiary that is not a wholly-owned Subsidiary, an amount equal to the product of such proceeds (as reduced pursuant to CLAUSES (ii)(A), (ii)(B) and (ii)(C)) multiplied by the percentage equity interest in such Subsidiary not held, directly or indirectly, by the Parent.

     "NET DEBT PROCEEDS" means, with respect to the sale or issuance by the Parent or any of its Subsidiaries of any Debt for Borrowed Money to any other Person after the Closing Date which is not expressly permitted by SECTION 7.2.2, the excess of (i) the gross cash proceeds actually received by such Person from such sale or issuance OVER (ii) the sum of (A) all reasonable and customary underwriting fees and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other reasonable and customary fees, expenses and charges actually incurred in connection with such sale or issuance (other than any such fees, commissions or disbursements paid to the Parent or any of its Subsidiaries in connection therewith), (B) in the case of any Debt for Borrowed Money sold or issued by any Non-U.S. Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States and (C) in the case of any Debt for Borrowed Money sold or issued by a Subsidiary that is not a wholly-owned Subsidiary, an amount equal to the product of such gross cash proceeds (as reduced pursuant to CLAUSES (ii)(A) and (i)(B)) multiplied by the percentage equity interest in such Subsidiary not held, directly or indirectly, by the Parent.

     "NET DISPOSITION PROCEEDS" means, with respect to any Disposition by the Parent or any of its Subsidiaries (other than a Disposition permitted pursuant to CLAUSE (a), (b) (except to the extent of Dispositions permitted under CLAUSE
(ii) of SECTION 7.2.9), (c), (d), (f) (to the extent the proceeds of the Deposition permitted thereunder constitute Net Casualty Proceeds) or (g) of
SECTION 7.2.11), the excess of (i) the gross cash proceeds actually received by the Parent or any of its Subsidiaries from any such Disposition, together with any cash actually received (but only when received) in respect of promissory notes or other non-cash consideration previously delivered to the Parent or any of its Subsidiaries in respect of any such Disposition, OVER (ii) the sum of (A) all reasonable and customary legal, investment banking, brokerage and accounting and other professional fees, sales commissions and expenses and other reasonable and customary fees, expenses and charges actually incurred in connection with such Disposition (other than any such fees, commissions or disbursements paid to the Parent or any of its Subsidiaries in connection therewith), (B) all taxes and other governmental charges actually paid or estimated by the Parent or such Subsidiary to be payable in cash in connection with such Disposition, (C) all payments made by the Parent or such Subsidiary to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition, (D) liability reserves established by the Parent or such Subsidiary in respect of such Disposition in accordance with GAAP, (E) reserves for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by VHC and its Subsidiaries in cash in connection therewith and (F) in the case of any Disposition by a Subsidiary that is not a wholly-owned Subsidiary, an amount equal to the product of such gross cash proceeds (as reduced pursuant to CLAUSES (ii)(A) through (ii)(D)) multiplied by the percentage equity interest in such Subsidiary not held, directly or indirectly, by the Parent; PROVIDED, HOWEVER, that if, 15 days after the payment of all taxes, purchase price adjustments and/or retained fixed liabilities with respect to such Disposition, in each case as and when due, the amount of estimated taxes, purchase price adjustments or retained fixed liabilities, if any, pursuant to CLAUSE (ii)(B) or (ii)(E) above exceeded the taxes, purchase price adjustments or retained fixed liabilities actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

     "NET EQUITY PROCEEDS" means with respect to any Issuance occurring after the Closing Date by the Parent or any of its Subsidiaries of any Capital Securities of the Parent or any of its Subsidiaries or any warrants or options in respect thereof or the exercise of any such warrants or options (other than pursuant to (i) any subscription agreement, option plan, incentive plan or similar arrangement with any officer, employee or director of the Parent, any Borrower or any Subsidiary of any Borrower, (ii) any loan by any Borrower or the Parent, to any such officer, employee or director solely for the purpose of purchasing such shares pursuant to CLAUSE (i) of

SECTION 7.2.5, (iii) proceeds from the sale of any Capital Securities of the Parent or any of its Subsidiaries to any officer, director or employee of the Parent, any Borrower or any Subsidiary of any Borrower in an amount not to exceed $2,000,000 in the aggregate after the Closing Date or (iv) the exercise of any options or warrants issued to any officer, employee or director pursuant to any agreement, plan or arrangement referred to in CLAUSE (ii) above), the EXCESS of (i) the gross cash proceeds actually received by or on behalf of the Parent or such Subsidiary in connection with such Issuance, OVER (ii) all reasonable and customary arranging or underwriting fees and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other reasonable and customary fees, closing costs and expenses actually incurred in connection with such Issuance (other than any such fees, costs and expenses which have been paid to the Parent or any of its Subsidiaries in connection therewith).

     "NET INCOME" means, for any period, consolidated net income of VHC and its Subsidiaries for such period (exclusive of (x) extraordinary gains and extraordinary losses and (y) other gains or losses on Dispositions of assets other than Inventory Disposed of in the ordinary course of business).

     "NET PROCEEDS" means, as the context may require, either Net Casualty Proceeds, Net Debt Proceeds, Net Disposition Proceeds or Net Equity Proceeds.

     "NO MORE FAVORABLE TERMS AND CONDITIONS" means, with respect to any refinancing or other replacement of the Indebtedness in respect of the Senior Notes, the Senior Subordinated Notes or the Parent Debentures (i) such Indebtedness has a maturity date no earlier than the maturity date of the Senior Notes, the Senior Subordinated Notes or the Parent Debentures as applicable,
(ii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Senior Notes, the Senior Subordinated Notes or the Parent Debentures as applicable, (iii) in the case of, the Senior Subordinated Notes or the Parent Debentures such Indebtedness is subordinated to the Obligations to the same or greater extent as such, the Senior Subordinated Notes or the Parent Debentures, and (iv) such Indebtedness contains covenants, events of default, remedies, acceleration rights, amortization schedules and other material terms that, taken as a whole,
(x) are not materially more favorable to the holders of such Indebtedness than the similar terms contained in the Senior Notes, the Senior Subordinated Notes or the Parent Debentures, as applicable, and (y) no less favorable to the Lender Parties under the Loan Documents as of the date of such refinancing or replacement.

     "NON-CONSENTING LENDER" means any Lender that, in response to any request by VHC or any Agent for a departure from, waiver of or amendment to any provision of any Loan Document that requires the agreement of all Lenders, and with respect to which the Required Lenders have granted consent, shall not have given its consent to such departure, waiver or amendment.

     "NON-U.S. LENDER" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

     "NON-U.S. SUBSIDIARY" means a Subsidiary of any Borrower that is not a U.S. Subsidiary.

     "NOTE" means, as the context may require, a Revolving Note or the Swingline Note.

     "NOTICE OF CASH DOMINION" means a notice by the Administrative Agent to the Depositary Bank and each other bank maintaining any Collection Account of any Borrower or one or more of its Subsidiaries (with a copy to such Borrower), substantially in the form of EXHIBIT B-4 hereto, notifying the Depositary Bank, such other banks and such Borrower that the Administrative Agent has elected to effect the cash dominion procedures in accordance with SECTION 2.8.

     "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Borrower and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and interest (including interest accruing during the pendency of any proceeding of the type described in SECTION 8.1.9, whether or not allowed in such proceeding) on the Loans and Reimbursement Obligations.

     "OBLIGOR" means, as the context may require, a Borrower or any other Person (other than a Secured Party or a bank, securities intermediary or issuer party in its capacity as such to a control agreement with respect to a deposit or securities account maintained with, or securities issued by, such bank, securities intermediary or issuer) obligated under any Loan Document.

     "OPERATING ACCOUNT" means the demand deposit account numbered 1001613379 maintained with the Depositary Bank by VHC on which the VHC draws checks to pay operating expenses.

     "ORDERLY LIQUIDATION VALUE" means, at any time of determination with respect to Eligible PP&E, the orderly liquidation value of all Eligible PP&E of the Borrowers existing at such time, which orderly liquidation value was attributed to such Eligible PP&E in the Asset Appraisal.

     "ORGANIC DOCUMENT" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements to which, in the case of any such shareholder agreement, voting trust or similar arrangement, such Obligor is a party applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

     "OVERADVANCE LOANS" is defined in SECTION 2.3.2(a).

     "PARENT" is defined in the PREAMBLE.

     "PARENT DEBENTURE DOCUMENTS" mean, collectively, the Parent Debenture Indenture, and any other indentures, note purchase agreements, promissory notes, registration rights agreements, guarantees and other instruments and agreements evidencing the terms of the Parent Debentures, as amended, supplemented, amended and restated or otherwise modified in accordance with SECTION 7.2.12.

     "PARENT DEBENTURE INDENTURE" means the Indenture dated as of October 16, 1998 among the Parent and Marine Midland Bank, as Trustee, as in effect on the Closing Date (as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof), pursuant to which the Parent Debentures were issued.

     "PARENT DEBENTURES" means the Parent's 13.5% Subordinate Exchange Debentures due 2009 and shall also include any and all registered exchange debentures issued in exchange therefore in accordance with the Parent Debenture Documents.

     "PARTICIPANT" is defined in SECTION 11.10.

     "PATENT SECURITY AGREEMENT" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Parent or any corporation, trade or business that is, along with the Parent, a member of a Controlled Group, has or within the past six years has had liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on SCHEDULE II hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to SECTION 11.10. A Lender shall not have any Revolving Loan Commitment if its Percentage is zero.

     "PERFECTION CERTIFICATE" means a Perfection Certificate executed and delivered by an Authorized Officer of a Borrower pursuant to SECTION 5.1.19, substantially in the form of EXHIBIT C hereto.

     "PERMITTED HOLDERS" means the DLJMB Entities and their Affiliates, collectively.

     "PERMITTED PURPOSE" means with respect to proceeds of capital contributions to and Issuance of Capital Securities by the Parent: (i) to the extent no Default or Event of Default has occurred and is continuing at the time of any such prepayment, purchase or redemption, to prepay, purchase or otherwise redeem Parent Debentures, (ii) the holding of such proceeds by the Parent as cash or Cash Equivalent Investments or (iii) the contribution of such proceeds by the Parent to the capital of VHC and the use by VHC and its Subsidiaries of such proceeds, within 30 days following its receipt of such contribution, (A) so long as no Default or Event of Default shall have occurred and be continuing at the time thereof, to make Eligible Acquisitions pursuant to SECTION 7.2.5(g), (B) to make Capital Expenditures pursuant to SECTION 7.2.7(b)(i); PROVIDED, HOWEVER, that if a Default or an Event of Default shall have occurred and be continuing, the aggregate amount of Capital Expenditures which shall constitute a "Permitted Purpose" shall not exceed that amount which is necessary to maintain (and is not accretive to) the Borrowers' existing capital assets, (C) so long as no Default or Event of Default shall have occurred and be continuing, to prepay, purchase or otherwise redeem Senior Notes or Senior Subordinated Notes pursuant to
SECTION 7.2.8, (D) so long as no Default or Event of Default shall have occurred and be continuing, to make regularly schedule interest payments with respect to the Senior Notes pursuant to SECTION 7.2.8, or (E) to make voluntary prepayments of Revolving Loans pursuant to SECTION 3.1.1(a).

     "PERSON" means any natural person, corporation, limited liability company, partnership, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement executed and delivered by an Authorized Officer of each Obligor, substantially in the form of EXHIBIT G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PLEDGED SUBSIDIARY" means each Subsidiary of the Parent in respect of which the Administrative Agent has been granted a security interest in or a pledge of (i) any of the Capital Securities issued by such Subsidiary or (ii) any intercompany notes of such Subsidiary owing to the Parent, any Borrower or any other Subsidiary of the Parent.

     "PP&E RELEASE EVENT" is defined in SECTION 7.2.15.

     "QUALIFIED BY MATERIALITY" means, with respect to any provision of any representation or warranty set forth herein or in any Loan Document, that such provision is qualified by the concept of Material Adverse Effect, a materiality standard or a similar qualification.

     "QUALIFIED HEDGING OBLIGATION" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Parent or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an affiliate of a Lender.

     "QUARTERLY PAYMENT DATE" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

     "REDEMPTION" is defined in CLAUSE (b) of SECTION 7.2.6.

     "REFINANCING" is defined in the FOURTH RECITAL.

     "REFUNDED SWINGLINE LOANS" is defined in CLAUSE (b) of SECTION 2.3.2.

     "REGISTER" is defined in CLAUSE (c) of SECTION 2.7.

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.6.3.

     "RELEASE" means a "RELEASE", as such term is defined in CERCLA.

     "REPLACEMENT NOTICE" is defined in SECTION 4.11.

     "REPLACEMENT LENDER" is defined in SECTION 4.11.

     "REQUIRED LENDERS" means, at any time, Lenders holding at least 51% of the Total Exposure Amount.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as amended.

     "RESTRICTED PAYMENT" means the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or the setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of any Borrower or any Subsidiary of any Borrower or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of any Borrower or any Subsidiary of any Borrower or otherwise (other than (i) dividends or distributions payable solely in, or exchanges of Capital Securities for, common stock of any Borrower or any Subsidiary of any Borrower, (ii) splits or reclassifications of any Borrower's or any Subsidiary of any Borrower's Capital Securities into additional or other shares of its common stock or Capital Securities of the same class as the Capital Securities in respect of which such split or reclassification occurs or (iii) in the case of any class of Capital Securities, dividends or distributions payable solely in, or exchanges of such Capital Securities for, additional or other shares of Capital Securities of the same class as the Capital Securities in respect of which such dividend or distribution is being made).

     "REVOLVING LENDER" means, as of any time of determination, any Lender which
(i) holds outstanding Revolving Loans or (ii) has a Percentage pursuant to
SCHEDULE II hereto or pursuant to a Lender Assignment Agreement which, in either case, is greater than 0%.

     "REVOLVING LOAN" is defined in SECTION 2.1.1.

     "REVOLVING LOAN COMMITMENT" is defined in CLAUSE (a) of SECTION 2.1.1.

     "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $90,000,000, as such amount may be reduced from time to time or increased pursuant to SECTION 2.2.

     "REVOLVING NOTE" means a promissory note of the Borrowers payable to any Revolving Lender, in the form of EXHIBIT A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the Indebtedness of the Borrowers to such Revolving Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "REVOLVING OUTSTANDINGS" means, at any time, (i) the aggregate outstanding principal amount of all Loans at such time PLUS (ii) all Letter of Credit Outstandings at such time.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

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     "SALE AND LEASEBACK TRANSACTION" is defined in SECTION 7.2.15.

     "SEC" means the Securities and Exchange Commission.

     "SECURED PARTIES" means, collectively, the Lenders, each of the Issuers, each of the Agents, each counterparty to a Qualified Hedging Obligation that is (or at the time such Qualified Hedging Obligation was entered into, was) a Lender or an affiliate thereof, together, in each case, with each of their respective successors, transferees and assigns.

     "SENIOR NOTE DOCUMENTS" means, collectively, the Senior Note Indenture, and any other indentures, note purchase agreements, promissory notes, registration rights agreements, guarantees, and other instruments and agreements evidencing the terms of the Senior Notes, as amended, supplemented, amended and restated or otherwise modified in accordance with SECTION 7.2.12.

     "SENIOR NOTE INDENTURE" means the indenture dated as of March 26, 2002 among VHC, the guarantors set forth therein, and U.S. Bank National Association, as Trustee, as in effect on the Closing Date (as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof), pursuant to which the Senior Notes were issued.

     "SENIOR NOTE ISSUANCE" is defined in the SIXTH RECITAL.

     "SENIOR NOTES" is defined in the SIXTH RECITAL and shall also include any and all registered exchange notes issued in exchange therefor in accordance with the Senior Note Documents.

     "SENIOR SUBORDINATED NOTE DOCUMENTS" means, collectively, the Senior Subordinated Note Indenture, and any other indentures, note purchase agreements, promissory notes, registration rights agreements guarantees and other instruments and agreements evidencing the terms of the Senior Subordinated Notes, as amended, supplemented, amended and restated or otherwise modified in accordance with SECTION 7.2.12.

     "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of March 22, 1997 among VHC, the guarantors set forth therein, and Marine Midland Bank, as Trustee, as in effect on the Closing Date (as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof), pursuant to which the Senior Subordinated Notes were issued.

     "SENIOR SUBORDINATED NOTES" means VHC's 10 3/8% Senior Subordinated Notes due 2007 and shall also include any and all registered exchange notes issued in exchange therefor in accordance with the Senior Subordinated Notes Documents.

     "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of May 22, 1997 among the Parent, the DLJMB Entities and certain other equity owners and employees of the Parent, as amended, supplemented, amended and restated or otherwise modified prior to the Closing Date and as the same may be further amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof and thereof.

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     "SOLVENCY CERTIFICATE" means a certificate duly completed and executed by
Authorized Officers of each of the Parent and each Borrower, in the form of EXHIBIT E-3 hereto.

     "SOLVENT" means, with respect to any Person and its Subsidiaries on any date of determination, that on such date (i) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (iv) such Person and its Subsidiaries on a consolidated basis are not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis are not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "SPC" has the meaning specified in CLAUSE (f) of SECTION 11.10.

     "SPECIFIED PERCENTAGE" means, at any time of determination with respect to a mandatory prepayment or commitment reduction in respect of Net Equity Proceeds pursuant to CLAUSE (c) of SECTION 3.1.1, (i) if the Leverage Ratio set forth in the Compliance Certificate most recently delivered by VHC to the Administrative Agent was equal to or greater than 3.5:1.0, 50% and (ii) if the Leverage Ratio set forth in such Compliance Certificate was less than 3.5:1.0, 25%.

     "STATED AMOUNT" means, on any date and with respect to any Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

     "STATED EXPIRY DATE" is defined in SECTION 2.6.

     "SUB DEBT DOCUMENTS" means, collectively, the Parent Debenture Documents, the Senior Subordinated Note Documents and any other indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of any Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with SECTION 7.2.12.

     "SUBORDINATED DEBT" means the Parent Debentures, the Senior Subordinated Notes and any other Debt for Borrowed Money which, by its terms, is subordinated in right of payment to the Obligations.

     "SUBORDINATION PROVISIONS" is defined in SECTION 8.1.11.

     "SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have

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voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "SUBSIDIARY GUARANTOR" means each U.S. Subsidiary of a Borrower required to execute a supplement to the Subsidiary Guaranty pursuant to SECTION 7.1.8 and, at the election of VHC in its sole discretion, any other Subsidiary of a Borrower; PROVIDED, HOWEVER, that any Non-U.S. Subsidiary which becomes a Subsidiary Guarantor shall not, unless VHC so elects in its sole discretion, be treated as if it was a U.S. Subsidiary for purposes of SECTION 7.1.8(a) or
Section 7.1.9.

     "SUBSIDIARY GUARANTY" means a guaranty in form and substance reasonably satisfactory to the Administrative Agent executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SWINGLINE LENDER" means, subject to the terms of this Agreement, the Administrative Agent.

     "SWINGLINE LOAN" is defined in CLAUSE (b) of SECTION 2.1.1.

     "SWINGLINE LOAN COMMITMENT" is defined in CLAUSE (b) of SECTION 2.1.1.

     "SWINGLINE LOAN COMMITMENT AMOUNT" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "SWINGLINE NOTE" means a promissory note of the Borrowers payable to the Swingline Lender, in the form of EXHIBIT A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the Indebtedness of the Borrowers to the Swingline Lender resulting from outstanding Swingline Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "SYNDICATION AGENT" is defined in the PREAMBLE.

     "TAXES" is defined in SECTION 4.6.

     "TERMINATION DATE" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and all Commitments shall have terminated.

     "TOTAL EXPOSURE AMOUNT" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unused amount of all Commitments.

     "TRADEMARK SECURITY AGREEMENT" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

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     "TRANSACTIONS" is defined in the FIFTH RECITAL.

     "TYPE" means, relative to any Revolving Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED, HOWEVER, that if, by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and relating to such perfection or effect of perfection or non-perfection.

     "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

     "U.S. SUBSIDIARY" means any Subsidiary that is incorporated or organized under the laws of the United States.

     "VHC" is defined in the PREAMBLE.

     "VHG" is defined in the FIRST RECITAL.

     "VOTING SECURITIES" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "WELFARE PLAN" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

     "WHOLLY-OWNED SUBSIDIARY" means with respect to any Person any Subsidiary of such Person all of the outstanding Capital Securities of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by such Person.

     SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have the same meanings when used in any other Loan Document and in the Disclosure Schedule.

     SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. (a) Unless otherwise specified and subject to CLAUSE (c) of this SECTION 1.4, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by VHC's independent public accountants) with the most recent audited consolidated financial statements of VHC and its Subsidiaries delivered to the Lenders ("GAAP"); PROVIDED, HOWEVER, that, if VHC notifies the Administrative Agent that the Borrowers wish to amend any covenant in SECTION 7.2.4, the definition of EBITDA, Leverage Ratio, Fixed Charge Coverage Ratio, Capital Expenditure, Net Income or Interest Expense to eliminate the effect of any change in GAAP on the operation of such covenant or definition (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend any such covenant or definition for such purpose), then VHC's compliance with such covenant shall be determined, and such definitions shall be applied, on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Required Lenders.

     (b) Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for VHC and its Subsidiaries, in each case without duplication, and shall be appropriately adjusted to take into account any minority ownership interests in the assets, Subsidiaries or businesses of VHC and its Subsidiaries.

     (c) For purposes of computing the Fixed Charge Coverage Ratio and Leverage Ratio (and any financial calculations required to be made or included within such ratios) as of the end of any Fiscal Quarter, all components of such ratios, including Capital Expenditures, in the case of any Disposition, but excluding Capital Expenditures, in the case of any acquisition, for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or Disposed of by VHC or any of its Subsidiaries (including through mergers or consolidations) after the first day of such period of four Fiscal Quarters and prior to the end of such period, as determined in good faith by VHC on a PRO FORMA basis for such period of four Fiscal Quarters as if such acquisition or Disposition had occurred on such first day of such period (including cost savings that would have been realized had such acquisition occurred on such day and which inclusion when not otherwise permitted under GAAP has been approved by a majority of the board of directors of VHC).

     (d) If any determination of Interest Expense hereunder is required by the terms hereof to be made for a period of four consecutive Fiscal Quarters at a time at which fewer than four full Fiscal Quarters have elapsed since the Closing Date, such determination shall be made for the period elapsed from the Closing Date through the end of the most recent Fiscal Quarter then ended (annualized on a simple arithmetic basis, if such determination is to be used in a ratio with a balance sheet item).

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                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

     SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

     SECTION 2.1.1. REVOLVING LOAN COMMITMENT AND SWINGLINE LOAN COMMITMENT.

          (a) From time to time on any Business Day occurring from and after the Closing Date to but excluding the Commitment Termination Date, each Revolving Lender hereby commits to make loans ("REVOLVING LOANS") to one or more Borrowers in an aggregate principal amount equal to such Revolving Lender's Percentage of each Borrowing of Revolving Loans requested by the applicable Borrower or Borrowers to be made on such day. The commitment of each Revolving Lender described in this clause is herein referred to as its "REVOLVING LOAN COMMITMENT".

          (b) From time to time on any Business Day occurring from and after the Closing Date to but excluding the Commitment Termination Date, the Swingline Lender hereby commits to make loans (its "SWINGLINE LOANS") to one or more Borrowers in an aggregate principal amount equal to the amount of any Swingline Loans requested by the applicable Borrower or Borrowers to be made on such day. The Commitment of the Swingline Lender described in this clause is herein referred to as its "SWINGLINE LOAN COMMITMENT".

          (c) On the terms and subject to the conditions hereof, each Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swingline Loans.

     SECTION 2.1.2. LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring from and after the Closing Date to but excluding the fifth Business Day prior to the Commitment Termination Date, the Issuer hereby commits (i) to issue one or more standby or commercial letters of credit (relative to such Issuer, its "LETTER OF CREDIT") for the account of any Borrower in the Stated Amount requested by such Borrower on such day, or (ii) to extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (A) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or
(B) the aggregate amount of all Revolving Outstandings would exceed the Borrowing Base Amount.

     SECTION 2.1.3. LENDERS NOT PERMITTED OR REQUIRED TO MAKE THE LOANS. No Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make

          (a) any Revolving Loan if, after giving effect thereto and the application of the proceeds thereof, such Lender's Percentage of the aggregate Revolving

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     Outstandings would exceed such Lender's Percentage of the Borrowing
     Base Amount; or

          (b) any Swingline Loan (other than Overadvance Loans) if, after giving effect thereto, (y) the aggregate outstanding principal amount of all Swingline Loans would exceed the Swingline Loan Commitment Amount or (z) the aggregate Revolving Outstandings would exceed the Borrowing Base Amount; or

          (c) any Overadvance Loan if, after giving effect thereto, (x) the aggregate outstanding principal amount of all Swingline Loans would exceed the Swingline Loan Commitment, (y) the aggregate Revolving Outstandings would exceed the Borrowing Base Amount by more than $2,500,000 or (z) the aggregate Revolving Outstandings would exceed the Revolving Loan Commitment Amount.

     SECTION 2.2. REDUCTION OR INCREASE OF COMMITMENT AMOUNTS. VHC may, at its option, reduce any Commitment Amount or increase the Revolving Loan Commitment Amount, and the Revolving Loan Commitment Amount shall be automatically reduced, in each case as set forth below.

     SECTION 2.2.1. OPTIONAL REDUCTIONS. VHC may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount, the Swingline Loan Commitment Amount or the Letter of Credit Commitment Amount effective as of a Business Day specified in writing by VHC; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Revolving Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the Swingline Loan Commitment Amount shall result in an automatic and corresponding reduction of the Swingline Loan Commitment Amount to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swingline Lender. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount to an aggregate amount not in excess of the Revolving Loan Commitment amount, as so reduced, without any further action on the part of any Issuer.

     SECTION 2.2.2. OPTIONAL INCREASE OF REVOLVING LOAN COMMITMENT AMOUNT.

     (a) VHC shall have the right on a one-time basis on any date on or after the Closing Date and prior to the Commitment Termination Date to increase the Revolving Loan Commitment Amount by an amount not to exceed $10,000,000 by requesting that the Syndication Agent arrange for one or more existing Lenders to increase the amount of their respective Revolving Loan Commitments or one or more Eligible Assignees to become Revolving Lenders under this Agreement; PROVIDED that (i) if VHC in good faith objects to the terms upon which the Syndication Agent is willing to arrange such increase or the Syndication Agent is unwilling or unable after diligent effort to arrange such increase, VHC (but no Lender or other financial institution) may arrange such increase; (ii) before offering Revolving Loan Commitments to Eligible Assignees, VHC or the Syndication Agent, as applicable, shall first offer the additional Revolving Loan Commitments to existing Lenders on a pro rata basis; and (iii) no Lender shall at any time be required to agree to increase its Revolving Loan Commitment or other obligations hereunder.

     (b) Any increase in the aggregate Revolving Loan Commitment Amount pursuant to CLAUSE (a) above shall be effective only upon the execution and delivery by each Eligible Assignee or existing Lender, as the case may be, to VHC and the Syndication Agent at least five Business Days before any such increase is to become effective of an instrument reasonably satisfactory to VHC and the Syndication Agent:

          (i) in the case of an Eligible Assignee, setting forth the amount of its Revolving Loan Commitment, the resulting Percentage and the date upon which its Revolving Loan Commitment and related Percentage are to become effective (the "COMMITMENT INCREASE DATE") and containing its agreement to become, and to perform all the obligations of, a Lender hereunder; and

          (ii) in the case of an existing Lender, setting forth the amount by which its Revolving Loan Commitment and related Percentage hereunder is to be increased and the Commitment Increase Date applicable thereto.

     (c) Any increase in the Revolving Loan Commitment Amount pursuant to CLAUSE
(a) above shall not be effective unless:

          (i) no Default or Event of Default shall have occurred and be continuing on the Commitment Increase Date;

          (ii) each of the representations and warranties of each Borrower and each other Obligor contained in this Agreement and the other Loan Documents shall be true and correct on and as of the Commitment Increase Date;

          (iii) each Lender (including each Eligible Assignee which becomes a Lender pursuant to this SECTION 2.2.3) shall have received a certificate of the secretary or assistant secretary of each Borrower as to the taking of any corporate action necessary in connection with such increase; and

          (iv) in the case of increases arranged by the Syndication Agent, the Borrowers shall have paid to the Syndication Agent such syndication, commitment or other upfront fees as shall be required by the Syndication Agent in connection with such increase of the Revolving Loan Commitment Amount.

     (d) From and after the Commitment Increase Date, the term "Lenders", as used herein, shall include all Eligible Assignees which become Lenders pursuant to this SECTION 2.2.2.

     (e) From and after the Commitment Increase Date, (A) the Revolving Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed

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to be so provided, (B) the Percentages of the respective Lenders in respect of the increased Revolving Loan Commitment Amount shall be proportionately adjusted (PROVIDED, HOWEVER, that the amount equal to the adjusted Percentage of a Lender multiplied by the Revolving Loan Commitment Amount as increased pursuant to CLAUSE (A) may not exceed the amount equal to the Percentage of such Lender immediately prior to any adjustment made pursuant to this CLAUSE (B) multiplied by the Revolving Loan Commitment Amount immediately prior to the corresponding increase thereof pursuant to CLAUSE (A) without the consent of such Lender) and such adjustment shall be recorded in the Register and (C) at such time and in such manner as the Borrowers and the Syndication Agent shall agree (it being understood that the Borrowers and the Agents will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause amounts of such Revolving Loans and participations in Letters of Credit held by each Lender with a Percentage in excess of zero to conform to its Percentage of the Revolving Loan Commitment.

     SECTION 2.3. BORROWING PROCEDURES. Loans (other than Swingline Loans) shall be made by the Lenders in accordance with SECTION 2.3.1, and Swingline Loans shall be made by the Swingline Lender in accordance with SECTION 2.3.2.

     SECTION 2.3.1. REVOLVING LOANS. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 Noon on a Business Day, any Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made by the Revolving Lenders. Revolving Loans (other than Revolving Loans made pursuant to SECTION 2.3.2(a)(ii), SECTION 2.3.2(b) or SECTION 2.6.2, which Revolving Loans shall be made in the amounts specified therein) will be made in a minimum amount of $500,000 and integral multiples of $100,000 or in an amount equal to the unused amount of the Revolving Loan Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. Each Lender that has a Commitment to make the Revolving Loans being requested shall deposit with the Administrative Agent, on or before 11:00 a.m. on the date of Borrowing, same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. Neither the Administrative Agent's nor any Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.3.2. SWINGLINE LOANS. (a) (i) By telephonic notice to the Swingline Lender on or before 3:00 p.m. on a Business Day (followed on such day by the delivery to the Swingline Lender of a confirming Borrowing Request), any Borrower may from time to time irrevocably request that Swingline Loans be made by the Swingline Lender in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 or (ii) if on any day on which a Notice of Cash Dominion is in effect or on which any Borrower shall have requested that

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Swingline Loans be made available to such Borrower pursuant to this CLAUSE (ii),
Items are presented to the Depositary Bank for payment against the Operating Account which Items, in the aggregate, would, if paid in full, cause the Available Balance in the Operating Account on such day to be less than $0, such presentation shall be deemed to be a request by the Borrowers for a Swingline Loan on the date of such presentation in an amount equal to the amount (rounded upward to the nearest $1,000) required to cause such Available Balance in the Operating Account to equal $0. All Swingline Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swingline Loan requested pursuant to CLAUSE (i) above shall be made available by the Swingline Lender to applicable Borrower by wire transfer to the Operating Account or such other account as such Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swingline Lender. The proceeds of each Swingline Loan deemed to be requested under CLAUSE (ii) above shall be disbursed by the Swingline Lender by way of direct payment of the relevant Item or by way of deposit to the Operating Account of the amount set forth in CLAUSE (ii) above, as the case may be. Notwithstanding any contrary provision set forth in this Agreement (including, without limitation, SECTION 5.2.1(b)), in the event any Default or Event of Default occurs, the Swingline Lender shall, upon receipt of a Notice of Borrowing pursuant to SECTION 2.3.2(a)(i) above or, if CLAUSE
(ii) above is then in effect, the presentation of an Item for payment from the Operating Account in accordance with SECTION 2.3.2(a)(ii) above, make Swingline Loans (such Swingline Loans being referred to herein as "DEFAULT LOANS") to the applicable Borrower (which Swingline Loans shall be refunded by the Revolving Lenders in accordance with SECTION 2.3.2(b) below regardless of the existence of such Default or Event of Default) in an aggregate principal amount which, when taken together with the aggregate amount of all cash and Cash Equivalent Investments, permitted to be retained by the Borrowers and their respective Subsidiaries in accordance with SECTION 3.1.1(d)(ii), shall not exceed
$2,500,000 at any time outstanding, the proceeds of which shall be used to pay payroll and other operating expenses approved by the Administrative Agent. Notwithstanding any contrary provision set forth in this Agreement, but in all respects subject to SECTION 2.1.3(c), the Swingline Lender may, in its discretion, upon receipt of a Notice of Borrowing pursuant to SECTION
2.3.2(a)(i) above or, if CLAUSE (ii) above is then in effect, the presentation of an Item for payment from the Operating Account in accordance with SECTION 2.3.2(a)(ii) above, make Swingline Loans (such Swingline Loans being referred to herein as "OVERADVANCE LOANS") to the Borrowers (which Swingline Loans shall be refunded by the Revolving Lenders in accordance with SECTION 2.3.2(b) below regardless of the existence of any Default or Event of Default) in an aggregate principal amount not to exceed $2,500,000 at any time outstanding.

     (b) If (i) any Swingline Loan (including any Default Loan or Overadvance
Loan) shall be outstanding for more than four Business Days, (ii) any Swingline Loan (including any Default Loan or Overadvance Loan) is or will be outstanding on a date when a Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Revolving Lender (other than the Swingline Lender) irrevocably agrees that it will, at the request of the Swingline Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all Swingline Loans then outstanding (such outstanding Swingline Loans hereinafter referred to as the "REFUNDED SWINGLINE LOANS"). On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Lender shall deposit in an account specified by the

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Swingline Lender the amount so requested in same day funds and such funds shall be applied by the Swingline Lender to repay the Refunded Swingline Loans. At the time the Revolving Lenders make the above referenced Revolving Loans, the Swingline Lender shall be deemed to have made, in consideration of the making of the Refunded Swingline Loans, Revolving Loans in an amount equal to the Swingline Lender's Percentage of the aggregate principal amount of the Refunded Swingline Loans. Upon the making (or deemed making, in the case of the Swingline Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become outstanding as such Revolving Lender's Revolving Loan and shall no longer be owed to the Swingline Lender as a Swingline Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swingline Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swingline Lender had outstanding Swingline Loans in respect of which such Revolving Loans were made. Each Revolving Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swingline Loan; (v) any breach of any Loan Document by any Person or any amendment or other modification to this Agreement or any other Loan Document; or (vi) any other circumstance, occurrence or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before 12:00 noon on a Business Day, the applicable Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of a conversion of LIBO Rate Loans to Base Rate Loans, or three Business Days' notice in the case of a continuation of LIBO Rate Loans for an additional Interest Period or a conversion of Base Rate Loans to LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $500,000 and integral multiples of $100,000 of the Revolving Loans outstanding to such Borrower be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans to such Borrower of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

     SECTION 2.5. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; PROVIDED, HOWEVER, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay

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such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility; and PROVIDED, FURTHER, HOWEVER, that, except for purposes of determining whether any such increased costs are payable by a Borrower, such Lender shall cause such foreign branch, affiliate or international banking facility to comply with the applicable provisions of CLAUSE (b) of SECTION 4.6 with respect to such LIBO
Rate Loan. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of SECTIONS 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. ISSUANCE PROCEDURES, ETC. (a) On the Closing Date, each Issuer that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each such Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from each such Issuer, without recourse or warranty, an undivided participation interest in its Percentage of such Existing Letter of Credit and the related Letter of Credit Outstandings (although any fronting fee payable under SECTION 3.3.2 shall be payable directly to the Administrative Agent for the accounting of each applicable Issuer, and the Lenders (other than such Issuer) shall have no right to receive any portion of such fronting fee) and any security therefore or guaranty pertaining thereto. On and after the Closing Date, each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof.

     (b) On or after the Closing Date, by delivering to the Administrative Agent an Issuance Request on or before 12:00 noon on a Business Day, any Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of an outstanding Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that an Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by such Borrower and approved by such Issuer (such approval not to be unreasonably withheld), solely for the purposes described in SECTION 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier to occur of (i) the fifth Business Day immediately preceding the date specified in CLAUSE (ii) of the definition of "Commitment Termination Date" or (ii) (unless otherwise agreed to by an Issuer, in its sole discretion), one year from the date of its issuance (subject to automatic renewal provisions); PROVIDED, HOWEVER, that, notwithstanding the terms of this CLAUSE (ii), a Letter of Credit may, if required by the beneficiary thereof, contain automatic renewal provisions pursuant to which the Stated Expiry Date shall be automatically extended (to a date not beyond the date specified in CLAUSE (i) above), unless notice to the contrary shall have been given to the beneficiary prior to the then existing Stated Expiry Date in accordance with the terms specified in such Letter of Credit by the applicable Issuer or the account party of such Letter of Credit (which notice by the account party shall also have been provided to the applicable Issuer in writing). Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

     SECTION 2.6.1. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit, and without further action, each Revolving Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in

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such Letter of Credit (including the Contingent Liability and any Reimbursement
Obligation with respect thereto), and such Revolving Lender shall, to the extent of its Percentage, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with SECTION 2.6.3. In addition, such Revolving Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to SECTION 3.3.2 with respect to each Letter of Credit (other than the issuance fees payable to an Issuer of such Letter of Credit pursuant to the last sentence of SECTION 3.3.2) and of interest payable pursuant to SECTION 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

     SECTION 2.6.2. DISBURSEMENTS. An Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under Letter of Credit issued by such Issuer, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made (each such payment, a "DISBURSEMENT"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:30 p.m. on the first Business Day following the Disbursement Date (the "DISBURSEMENT DUE DATE"), the applicable Borrower will reimburse the Administrative Agent (any such reimbursement obligation to be a joint and several obligation of the Borrowers), for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to SECTION 3.2 for the period from the Disbursement Date through the date of such reimbursement; PROVIDED, HOWEVER, that, if no Default shall have then occurred and be continuing, unless the applicable Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans by the applicable Borrower constituting Base Rate Loans and, following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by each Borrower that on the date of the making of such Revolving Loans all of the statements set forth in SECTION 5.2.1 are true and correct. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall jointly and severally be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is such Borrower or any other Borrower).

     SECTION 2.6.3. REIMBURSEMENT. The joint and several obligation (a "REIMBURSEMENT OBLIGATION") of the Borrowers under SECTION 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to

SECTION 2.6.2 and, upon the failure of the Borrowers to reimburse an Issuer, each Revolving Lender's obligation under SECTION 2.6.1 to reimburse an Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or such Revolving Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; PROVIDED, HOWEVER, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of any Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     SECTION 2.6.4. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default of the types described in CLAUSES (b) through (d) of SECTION 8.1.9 with respect to the Parent or any Borrower or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrowers of their respective obligations under this Section, following the occurrence and during the continuation of any other Event of Default, (i) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to any Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed), and (ii) the Borrowers shall be immediately obligated, jointly and severally, to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers. Amounts payable by the Borrowers pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Events of Default giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to VHC, on behalf of the Borrowers, all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

     SECTION 2.6.5. NATURE OF REIMBURSEMENT OBLIGATIONS. Each Borrower and the Parent and, to the extent set forth in SECTION 2.6.1, each Revolving Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Lender Party, and shall not put such Issuer under any resulting liability to any Obligor or any Lender Party, as the case may be.

     SECTION 2.7. NOTES. (a) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal amount of, the interest rate and Interest Period applicable to the Loans evidenced thereby and the Borrower to whom each such Loan was made. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, constitute prima facie evidence and shall be binding on each Obligor absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

     (b) Each Borrower hereby designates the Administrative Agent to serve as its agent, solely for the purpose of this clause, to maintain a register (the "REGISTER") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender to each Borrower and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to SECTION 11.10. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's Obligations. The entries in the Register shall constitute prima facie evidence and shall be binding on the Obligors absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to SECTION 11.10. No assignment or transfer of a Lender's Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

     SECTION 2.8. NOTICE OF CASH DOMINION. The parties hereto agree that (i) upon the occurrence and during the continuance of any Default or Event of Default or (ii) at any time at which the Excess Availability has been less than $10,000,000 for any period of 5 consecutive Business Days, the Administrative Agent may (and at the request of the Required Lenders shall) give a Notice of Cash Dominion (with a copy to VHC), which Notice of Cash Dominion shall remain in full force and effect until revoked or terminated in writing by the Administrative Agent. When all Defaults and Events of Default, whether giving rise to such Notice of Cash Dominion or otherwise, have been cured or waived and the Excess Availability has been greater than or equal to $10,000,000 for a period of 5 consecutive Business Days, the Administrative Agent, at the request of VHC, shall terminate the effectiveness of such Notice of Cash Dominion, and such Notice of Cash Dominion shall thereafter cease to be effective.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. REPAYMENTS AND PREPAYMENTS; APPLICATION. Each Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

     SECTION 3.1.1. REPAYMENTS AND PREPAYMENTS. The Borrowers shall be obligated, jointly and severally, to repay in full the unpaid principal amount of each Loan on the Commitment Termination Date. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

          (a) From time to time on any Business Day, a Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any:

               (i) Revolving Loans; PROVIDED, HOWEVER, that (x) any such prepayment of Revolving Loans shall be made PRO RATA among the Revolving Loans of all Lenders of the same type and, if applicable, having the same Interest Period; (y) all such voluntary prepayments shall require at least one but no more than five Business Days' prior notice to the Administrative Agent; and
          (z) all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and integral multiples thereof; and

               (ii) Swingline Loans; PROVIDED, HOWEVER, that (x) all such voluntary prepayments shall require prior telephonic notice to the Swingline Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (y) all such voluntary partial prepayments shall be in an aggregate minimum amount of $50,000 and integral multiples of $10,000.

          (b) On each date when the aggregate Revolving Outstandings (excluding Overadvance Loans) exceed the Borrowing Base Amount (including as a result of a reduction in the Borrowing Base Amount in effect on such date), the Borrowers shall make a mandatory prepayment of Revolving Loans or Swingline Loans (or both) and, if necessary, Cash Collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess. On the 10th day immediately following the date of any Overadvance Loan, the Borrowers shall, unless the aggregate Revolving Outstandings (including any Overadvance Loans) are then equal to or less than the Borrowing Base Amount in effect on such date, repay such Overadvance Loan in full.

          (c) Concurrently with the receipt by the Parent or any of its Subsidiaries of any Net Proceeds, the Borrowers shall be obligated, jointly and severally, to make mandatory prepayments of the Loans, as set forth below, and each such prepayment shall be applied as set forth in SECTION 3.1.2:

               (i) NET EQUITY PROCEEDS. In the event the Parent or any of its Subsidiaries receives any Net Equity Proceeds, VHC shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to the Specified Percentage of such Net Equity Proceeds; PROVIDED, HOWEVER, that Net Equity Proceeds (other than the Specified Percentage of Net Equity Proceeds from an Initial Public Offering) may be used for one or more Permitted Purposes and, to the extent such proceeds are so used in all cases as provided in the definition of "Permitted Purpose", the Borrowers shall not be required to prepay Loans or Cash Collateralize Letter of Credit Outstanding pursuant to this SECTION 3.1.1(c).

               (ii) NET DISPOSITION PROCEEDS. In the event the Parent or any of its Subsidiaries receives any Net Disposition Proceeds, VHC shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds, and, to the extent the aggregate amount of such proceeds received by the Parent and its Subsidiaries in connection with any single transaction or series of related transactions exceeds $2,000,000, the Borrowers shall within 30 days after receipt of such Net Disposition Proceeds, be obligated, jointly and severally, to make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds; PROVIDED, HOWEVER, that, upon written notice by VHC to the Administrative Agent not less than 30 days following receipt of any Net Disposition Proceeds, an aggregate amount of up to $25,000,000 (as such amount may be increased with the consent of the Required Lenders) of such proceeds over the term of this Agreement may be retained by VHC and its Subsidiaries (and be excluded from the prepayment requirements of this clause) if (x) VHC informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Disposition Proceeds to the acquisition of other assets or properties consistent with the businesses permitted to be conducted pursuant to SECTION 7.2.1 (including by way of merger or Investment), and (y) within 365 days following the receipt of such Net Disposition Proceeds, such proceeds are applied or committed to such acquisition. The amount of such Net Disposition Proceeds unused or uncommitted after such 365-day period shall be applied to the Loans as set forth in SECTION 3.1.2. At any time after receipt of any such Net Disposition Proceeds in excess of $2,000,000 but prior to the application thereof to a mandatory prepayment or the acquisition of other assets or properties as described above, the Borrowers shall prepay Loans pursuant to
          SECTION 3.1.1(a) (with the amount of any such prepayment to continue to be considered to be Net Disposition Proceeds for purposes of this Agreement and the other Loan Documents) or, to the extent it elects not to so prepay Loans, upon written demand by the Administrative Agent (in its reasonable discretion) to the Borrowers, deposit an amount equal to such Net Disposition
          Proceeds into a cash collateral account maintained with (and reasonably satisfactory to) the Administrative Agent for the benefit of the Secured Parties (and over which the Administrative Agent shall have sole dominion and control) pending such application as a prepayment or to be released as requested by VHC in respect of such acquisition. Amounts deposited in such cash collateral account shall be invested in Cash Equivalent
          Investments, as directed by VHC.

               (iii) NET CASUALTY PROCEEDS. In the event the Parent or any of its Subsidiaries receives any Net Casualty Proceeds, VHC shall deliver to the Administrative Agent a calculation of the amount of such Net Casualty Proceeds and, to the extent the aggregate amount of such proceeds received by the Parent and its Subsidiaries in respect of any single Casualty Event or series of related Casualty Events exceeds $2,000,000, the Borrowers shall, within 60 days after the receipt of such Casualty Proceeds be obligated, jointly and severally, to make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Casualty Proceeds; PROVIDED, HOWEVER, that, upon written notice by VHC to the Administrative Agent not less than 60 days following receipt of any Net Casualty Proceeds, up to 100% of such proceeds may be retained by VHC and its Subsidiaries (and be excluded from the prepayment requirements of this clause) if (x) VHC informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Casualty Proceeds to the repair or replacement of the assets or properties which have been lost or damaged as a result of the Casualty Event giving rise to such Net Casualty Proceeds or to the acquisition of other property or assets consistent with the businesses permitted to be conducted under SECTION 7.2.1, and (y) within 365 days following the receipt of such Net Casualty Proceeds such proceeds are applied or committed to such repair, replacement or acquisition. The amount of any such Net Casualty Proceeds unused or uncommitted after such 365-day period shall be applied to the Loans as set forth in SECTION 3.1.2. At any time after receipt of any such Net Casualty Proceeds in excess of $2,000,000 but prior to the application thereof to a mandatory prepayment or the repair, replacement or acquisition of lost or damaged assets or property or other property or assets as described above, the Borrowers shall prepay Loans pursuant to
          SECTION 3.1.1(a) (with the amount of any such prepayment to be continued to be Net Casualty Proceeds for purposes of this Agreement and the other Loan Documents) or, to the extent it elects not to so prepay Loans, upon written demand by the Administrative Agent (in its reasonable discretion) to the Borrowers, deposit an amount equal to such Net Casualty Proceeds into a cash collateral account maintained with (and reasonably satisfactory to) the Administrative Agent for the benefit of the Secured Parties (and over which the Administrative Agent shall have sole dominion and control) pending such application as a prepayment or to be released as requested by VHC in respect of such repair, replacement or acquisition. Amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by the VHC.

               (iv) NET DEBT PROCEEDS. In the event the Parent or any of its Subsidiaries receives any Net Debt Proceeds, the Borrowers shall be obligated, jointly and severally, to make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds.

          (d) MANDATORY REPAYMENTS FROM COLLECTION ACCOUNTS.

               (i) DEPOSITS OF PROCEEDS TO COLLECTION ACCOUNTS. At all times during which a Notice of Cash Dominion is in effect, the Obligors shall instruct all Account Debtors and other Persons obligated in respect of Accounts to make all payments in respect of the Accounts directly to one or more Collection Accounts. So long as no Event of Default has occurred and is continuing, all such payments shall be deposited in a Collection Account. In addition to the foregoing, each Borrower agrees that if the proceeds of any Accounts shall be received by it or by any of the other Obligors at any time during which a Notice of Cash Dominion is in effect, such Borrower shall, and shall cause each of the other Obligors to, as promptly as possible deposit such proceeds in a Collection Account. Until so deposited, all such proceeds shall be held in trust by such Obligors for the Administrative Agent on behalf of the Secured Parties and shall not be commingled with any other funds or property of such Obligors. Each Borrower hereby irrevocably authorizes and empowers the Administrative Agent, its officers, employees and authorized agents at any time during which a Notice of Cash Dominion is in effect, to endorse and sign its name or the name of any other Obligor on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the applicable Obligor prior to any endorsement or assignment thereof by the Administrative Agent. The Administrative Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

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               (ii) WITHDRAWALS TO PAY OBLIGATIONS. On any date on which a
          Notice of Dominion is in effect, (A) the aggregate Available Balance of all Disbursement Accounts in excess of an aggregate amount equal to
          (x) if Excess Availability on such date exceeds $5,000,000 and no Event of Default shall have occurred and be continuing, $5,000,000,
          (y) if Excess Availability on such date exceeds $5,000,000 and an Event of Default shall have occurred and be continuing, $2,500,000 or
          (z) if Excess Availability on such date is less than or equal to $5,000,000, $0 (PROVIDED that the limitations set forth in this CLAUSE
          (ii) shall not affect or impair any rights or remedies of the Administrative Agent under the Pledge and Security Agreement or any other Loan Document if an Event of Default has occurred and is continuing), shall be transferred by the Borrowers and their Subsidiaries into one or more Collection Accounts, (B) the aggregate Available Balance of all Collection Accounts shall be transferred by the respective banks maintaining such Collection Accounts into the Concentration Account and (C) following the transfers referred to in CLAUSE (B) above, to the extent necessary to pay in full the Loans and/or to Cash Collateralize in full all Letter of Credit Outstandings, the Available Balance in the Concentration Account shall be withdrawn by the Administrative Agent and applied to repay Loans or Cash Collateralize Letter of Credit Outstandings.

          (e) On the Commitment Termination Date, the Borrowers shall be obligated, jointly and severally, to repay all the Loans, unless, pursuant to SECTION 8.3, only a portion of all the Loans has been accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

     SECTION 3.1.2. APPLICATION. Amounts prepaid pursuant to SECTION 3.1.1 shall be applied as set forth in this Section.

          (a) Subject to CLAUSE (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, FIRST, to the principal amount thereof being maintained as Base Rate Loans, and SECOND, subject to the terms of
     SECTION 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

          (b) each prepayment of the Loans made pursuant to CLAUSES (b),
     (c), (d) and (e) of SECTION 3.1.1 shall be applied, FIRST, to the repayment of any outstanding Revolving Loans, and, SECOND, to the Cash Collateralization of Letter of Credit Outstandings, if necessary.

     SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

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     SECTION 3.2.1. RATES. Subject to SECTION 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the applicable Borrower may elect that the Loans comprising a Borrowing accrue interest:

          (a) for each day on which such Loans are maintained as Base Rate Loans, at a rate per annum equal to the sum of the Alternate Base Rate in effect for such day plus the Applicable Margin for such day; and

          (b) on that portion of any Loans maintained as a LIBO Rate Loan, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such day.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. POST-DEFAULT RATES. After the date any principal amount of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation of any Borrower shall have become due and payable, the Borrowers shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate that would otherwise be applicable to Base Rate Loans plus 2%.

     SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Commitment Termination Date;

          (b) in the case of a LIBO Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring on or after June 30, 2002;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period); and

          (e) with respect to the principal amount of any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the stated maturity date, upon acceleration or otherwise) shall be payable upon demand.

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     SECTION 3.3. FEES. The Borrowers agree, jointly and severally, to pay the fees set forth below. All such fees shall be non-refundable.

     SECTION 3.3.1. COMMITMENT FEE. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of each Lender, for each day during the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to satisfy any condition of
ARTICLE V) commencing on the Closing Date and continuing to but excluding the Commitment Termination Date, a commitment fee at a rate equal to 0.625% per annum, on such Lender's Percentage of the difference on such day of the Revolving Loan Commitment Amount less the Revolving Outstandings (net of Swingline Loans); PROVIDED, HOWEVER, that during the period from the Closing Date to but excluding the earlier of (i) the date upon which all of the obligations of the Borrowers under SECTIONS 7.1.12 and 7.1.13 have been satisfied in full and (ii) the 60th day immediately following the Closing Date, the commitment fee shall not accrue or otherwise be payable with respect to that portion of the Revolving Loan Commitment Amount, if any, which exceeds the Borrowing Base Amount solely as a result of the exclusion of the orderly liquidation value of real property assets of the Borrowers from the Borrowing Base Amount in accordance with CLAUSE (A)(vii) of the definition of "Eligible PP&E". All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and shall be paid by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date on or following June 30, 2002, and on the Commitment Termination Date.

     SECTION 3.3.2. LETTER OF CREDIT FEE. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, (i) for the PRO RATA account of each Revolving Lender, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding, at a per annum rate equal to (A) the Applicable Margin for such day for Revolving Loans maintained as LIBO Rate Loans, in the case of standby Letters of Credit or (B) the Applicable Margin for such day for Revolving Loans maintained as LIBO Rate Loans less 50 basis points, in the case of trade Letters of Credit, in each case on the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Commitment Termination Date and (ii) for the account of the applicable Issuer, for each day on which there shall be any Letters of Credit issued by such Issuer outstanding, a fronting fee at a rate per annum of 0.125% on the undrawn amount of each such Letter of Credit outstanding on such day, payable quarterly in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date on or following June 30, 2002.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be prima facie evidence thereof and shall be binding on the Borrowers absent manifest error) that the introduction of or any change in or in the interpretation of any law, in each case after the later of (i) the Closing Date and (ii) the date upon which such Lender shall have become a Lender hereunder (unless, in the case of this CLAUSE (ii), such introduction or change shall have similarly affected substantially all of the other Lenders) makes it unlawful, or any Governmental Authority asserts, after such date, that it is unlawful, for such Lender to make or continue any Loan as, or

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to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make or continue any Loan as a LIBO Rate Loan, or convert any Loan into a LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "REINSTATEMENT DATE"), and (a) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (b) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

     SECTION 4.2. DEPOSITS UNAVAILABLE. If the Administrative Agent shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

          (b) by reason of circumstances affecting it's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. INCREASED LIBO RATE LOAN COSTS, ETC. The Borrowers agree, jointly and severally, to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, such Lender Commitments and the making of Credit Extensions hereunder related to the making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the later of (i) the Closing Date and (ii) the date upon which such Lender shall have become a Lender hereunder (unless, in the case of this CLAUSE (ii), such change, introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in shall have similarly effected substantially all of the Lenders) of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by SECTIONS 4.5 and 4.6, respectively. Each affected Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating in reasonable detail the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender within five days of its receipt of such notice, and such notice shall be prima facie evidence thereof and shall be binding upon the Borrowers absent manifest error.

     SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
     ARTICLE III or otherwise;

          (b) any Loans not being borrowed as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations thereof in reasonable detail) shall be prima facie evidence thereof and shall be binding upon the Borrowers absent manifest error.

     SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority after the later of (i) the Closing Date and (ii) the date upon which the applicable Lender becomes a Lender hereunder (unless, in the case of this CLAUSE (ii) such change, introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in shall have similarly effected substantially all of the Lenders) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any Person controlling such Lender Party, and such Lender Party determines (in good faith but in its sole and absolute discretion) that as a result thereof the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Lender Party is reduced to a level below that which such Lender Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Lender Party to the Borrowers, the Borrowers shall be obligated within five days following receipt of such notice to pay directly to such Lender Party additional amounts sufficient to compensate such Lender Party or such controlling Person for such reduction in rate of return. A statement of such Lender Party as to any such additional amount or amounts (which shall include calculations thereof in reasonable detail) shall be prima facie evidence thereof and shall be binding upon the Borrowers absent manifest error. In determining such amount, such Lender Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; PROVIDED, HOWEVER, that such Lender may not impose materially greater costs on the Borrowers than on similarly situated borrowers by virtue of any such averaging or attribution method.

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     SECTION 4.6. TAXES. (a) All payments by any Obligor of principal of, and interest on, the Loans and all other amounts payable hereunder or under any other Loan Document (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority from or through which payments originate or are made or deemed made by or to any Obligor, but excluding (i) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any Lender or either of the Agents by a jurisdiction under the laws of which such Lender or Agent is organized or in which its principal executive office is located, or otherwise as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Lender or Agent) of such Lender or Agent and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement and any Note) or (ii) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges to the extent that they are in effect and would apply as of the date any Person becomes a Lender or Assignee Lender, or as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to SECTION 4.10 below) (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by any Obligor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then (i) the applicable Obligor will pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) the applicable Obligor will promptly forward to the Administrative Agent an official receipt or other documentation available to such Obligor reasonably satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) the Borrowers shall be obligated, jointly and severally, to pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required; PROVIDED, HOWEVER, that the Obligors shall not be required to pay any such additional amounts in respect of amounts payable to any Lender that is not organized under the laws of the United States or a state thereof to the extent that the related tax is imposed (or an exemption therefrom is not available) as a result of such Lender or Agent failing to comply with the requirements of CLAUSE (b) of
SECTION 4.6.

     Moreover, if any Taxes are directly asserted against either of the Agents or any Lender with respect to any payment received by such Agents or such Lender hereunder, such Agent or such Lender may pay such Taxes and the Borrowers will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; PROVIDED, HOWEVER, that the Borrowers shall not be obligated to make payment to the Lenders or the Agents (as the case may be) pursuant to this sentence in respect of penalties or interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Agents within 60 days from the date on which such Lenders or the Agents knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the Agents to apply payments in accordance with the tax law after the Obligors have made the payments required hereunder; PROVIDED, FURTHER that the Borrowers shall not be required to pay any such additional amounts in respect of any amounts payable to any Lender or any Agent (as the case may be) that is not organized under the laws of the United States or a state thereof to the extent the related Tax is imposed as a result of such Lender failing to comply with the requirements of CLAUSE (b) of SECTION 4.6. After the Lenders or the Agents (as the case may be) learn of the imposition of Taxes, such Lenders and the Agents will act in good faith to notify the Borrowers of their obligations hereunder as soon as reasonably possible.

     If any Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers, jointly and severally, shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

     (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Borrowers and the Administrative Agent, two or more (as the Borrowers or the Agents may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN (or successor forms) establishing the Lender's exemption from United States federal withholding tax, or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8BEN and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, or such other form or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of United States federal withholding taxes; and (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or documents on or before the date that any such forms or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such forms or document previously delivered by it to the Borrowers. Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to provide to the Borrowers and the Administrative Agent such other applicable forms or certificates as would reduce or eliminate any Tax otherwise applicable.

     (c) If the Borrowers determine in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or either of the Agents, the relevant Lender or Agent, as the case may be, shall cooperate with the Borrowers in challenging such Tax at the Borrowers' expense if requested by the Borrowers; PROVIDED, HOWEVER, that nothing in this SECTION 4.6 shall require any Lender or Agent to submit to the Borrowers or any person any tax returns or any part thereof, or to prepare or file any tax returns other than as such Lender or Agent at its sole discretion shall determine.

     (d) If a Lender or an Agent shall receive a refund (including any offset or credit from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority)) of any Taxes paid by a Borrower pursuant to CLAUSE (a) above, such Lender or such Agent (as the case may be) shall promptly pay such Borrower the amount so received, with interest from the taxing authority with respect to such refund, net of any tax liability incurred by such Lender or Agent that is attributable to the receipt of such refund and such interest.

     (e) Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to cooperate with the Borrowers to minimize any amounts payable by the Borrowers under this SECTION 4.6; PROVIDED, HOWEVER, that nothing in this SECTION 4.6 shall require any Lender or Agent to take any action which, in the sole discretion of such Lender or Agent, is inconsistent with its internal policy and legal and regulatory restrictions.

     (f) If the Borrowers are required to pay additional amounts to or for the account of any Lender or Agent pursuant to CLAUSE (a) above as a result of a change of law occurring after the date hereof, then such Lender or Agent, at the request of the Borrowers, will change the jurisdiction of its applicable lending office (or office through which it performs any of its actions as Agent) if such change (i) would eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not, in the good faith determination of such Lender or Agent, otherwise disadvantageous to such Lender or Agent.

     SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made to the Administrative Agent for the PRO RATA account of the Lender Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:30 p.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time may be deemed by the Administrative Agent to have been received by the Administrative Agent on the next succeeding Business Day. Each Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent the Loan, Letter of Credit, fees or other amounts payable by such Borrower hereunder to which such payment is to be applied (and if it fails to specify or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to SECTION 4.8, distribute such payment to the Lender Parties in such manner as the Administrative Agent may deem appropriate). The Administrative Agent shall promptly remit in same day funds to each Lender Party its share, if any, of such payments received by the Administrative Agent for the account of such Lender Party. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by CLAUSE (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

     SECTION 4.8. SHARING OF PAYMENTS. If any Lender Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of SECTIONS 4.3, 4.4, 4.5 or 4.6) in excess of its PRO RATA share of payments obtained by all Lender Parties, such Lender Party shall purchase from the other Lender Parties such participations in

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Credit Extensions made by them as shall be necessary to cause such purchasing
Lender Party to share the excess payment or other recovery ratably (to the extent such other Lender Parties were entitled to receive a portion of such payment or recovery) with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender Party, the purchase shall be rescinded and each Lender Party which has sold a participation to the purchasing Lender Party shall repay to the purchasing Lender Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender Party's ratable share (according to the proportion of (a) the amount of such selling Lender Party's required repayment to the purchasing Lender Party in respect of such recovery TO (b) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party purchasing a participation from another Lender Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender Party were the direct creditor of the applicable Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Lender Party receives a secured claim in lieu of a setoff to which this Section applies, such Lender Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lender Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. SETOFF. Each Lender Party shall, upon the occurrence and during the continuance of any Default described in CLAUSES (b) through (d) of
SECTION 8.1.9 with respect to the Parent or any Borrower or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations to it then due, and (as security for such Obligations) each Borrower and the Parent hereby grant to each Lender Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower or the Parent then or thereafter maintained with such Lender Party; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 4.8. Each Lender Party agrees promptly to notify the applicable Borrower or the Parent, as applicable, and the Administrative Agent after any such setoff and application made by such Lender Party; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender Party may have.

     SECTION 4.10. MITIGATION. Each Lender agrees that if it makes any demand for payment under SECTIONS 4.3, 4.5 or 4.6, or if its obligation to fund LIBO Rate Loans is suspended under SECTION 4.1, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under SECTION 4.3, 4.5 or 4.6. or would alleviate or reduce the effect of any adoption or change described in SECTION 4.1.

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     SECTION 4.11. REPLACEMENT OF LENDERS. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "SUBJECT LENDER") (a) makes demand upon any Borrower for (or if any Borrower is otherwise required to pay) amounts pursuant to SECTION 4.3, 4.5 or 4.6, (b) gives notice pursuant to
SECTION 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, (c) becomes a Non-Consenting Lender or (d) becomes a Defaulting Lender, VHC may, within 180 days of receipt by it of such demand or notice (or the occurrence of such other event causing any Borrower to be required to pay such compensation) or within 180 days of such Lender becoming a Non-Consenting Lender or a Defaulting Lender, as the case may be, give notice (a "REPLACEMENT NOTICE") in writing to the Administrative Agent and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "REPLACEMENT LENDER") designated in such Replacement Notice. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify VHC and such Subject Lender in writing that the designated financial institution is satisfactory to the Administrative Agent (such consent not to be unreasonably withheld or delayed and not to be required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to SECTION 4.4, assign, in accordance with SECTION 11.10, all of its Commitments, Loans, Notes (if applicable) and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; PROVIDED, HOWEVER, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under SECTIONS 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, if requested by the applicable Replacement Lender, the Borrowers shall issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

     SECTION 5.1. INITIAL CREDIT EXTENSION. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.

     SECTION 5.1.1. RESOLUTIONS, ETC. The Lead Arranger shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Obligor and (ii) a certificate, dated the Closing Date, duly executed and delivered by such Obligor's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

          (a) resolutions of each such Obligor's Board of Directors (or other managing body, in the case of an Obligor which is not a corporation) then in full

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     force and effect authorizing, to the extent relevant, the execution, delivery and performance of each Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby;

          (b) the incumbency and signatures of those officers, managing members or general partners, as applicable, authorized to act on behalf of such Obligor with respect to each Loan Document to be executed and delivered by such Obligor; and

          (c) the full force and validity of each Organic Document (other than shareholder agreements, voting trusts and other similar arrangements) of such Obligor and copies thereof.

Each Lender Party may conclusively rely upon such certificates until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

     SECTION 5.1.2. TRANSACTION DOCUMENTS. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed versions of the Certificate of Merger and each of the Senior Note Documents, certified to be true and complete copies thereof by an Authorized Officer of VHC.

     SECTION 5.1.3. CLOSING DATE CERTIFICATE. The Lead Arranger shall have received the Closing Date Certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer of VHC.

     SECTION 5.1.4. CONSUMMATION OF TRANSACTIONS.

          (a) The Agents shall have received evidence reasonably satisfactory to them that (i) all actions necessary to consummate the Refinancing and the other Transactions shall have been, or shall substantially simultaneously be, consummated in accordance with all applicable laws, (ii) all Indebtedness (except Credit Extensions made hereunder, the Parent Debentures, the Senior Subordinated Notes and Indebtedness identified in ITEM 7.2.2(b) of the Disclosure Schedule) together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been or shall substantially simultaneously be paid in full from the proceeds of the initial Credit Extension and proceeds of the Senior Note Issuance,
     (iii) the Commitments in respect of such Indebtedness shall have been or shall substantially simultaneously be terminated and (iv) all Liens securing payment of any such Indebtedness shall have been or shall substantially simultaneously be released and appropriate payoff letters shall have been executed and delivered.

          (b) The Senior Note Issuance shall have been or shall substantially simultaneously be consummated pursuant to a public offering or a Rule 144A private offering on terms and conditions reasonably satisfactory to the Lead Arranger (including as to events of default), and VHC shall have received not less than $215,000,000 in gross cash proceeds as a result of such issuance. The Lead

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     Arranger shall be reasonably satisfied with the terms and conditions of all documentation related to the Senior Note Issuance, including the Senior Notes and the Senior Note Indenture.

          (c) In addition to, and not in limitation of, the foregoing, the Lead Arranger shall be satisfied with (i) the final structure of the Transactions, including the Refinancing and the Senior Note Issuance,
     (ii) the sources and uses of the proceeds used to effect the Refinancing and to consummate the other Transactions and (iii) the terms and conditions of the documents relating to the consummation of the Transactions.

     SECTION 5.1.5. CLOSING FEES, EXPENSES, ETC. The Agents shall have received for their own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to the Fee Letter, and, if invoiced at least one Business Day prior to the Closing Date, SECTION 11.3.

     SECTION 5.1.6. FINANCIAL INFORMATION, MATERIAL ADVERSE CHANGE, ETC. (a) The Lead Arranger shall have received a PRO FORMA estimated consolidated balance sheet (the "PRO FORMA BALANCE SHEET") of VHC and its Subsidiaries, as of the Closing Date certified as complete and correct in all material respects by the treasurer, chief financial or accounting Authorized Officer of VHC, giving effect to the consummation of the Refinancing and the Transactions and all the transactions contemplated by this Agreement and reflecting the proposed capital structure of the Borrowers, which shall be reasonably satisfactory to the Lead Arranger.

     (b) Since December 30, 2001, there shall not have been any material adverse change in the financial condition, operations, assets, business, properties or prospects of VHC and its Subsidiaries, taken as a whole.

     SECTION 5.1.7. COMPLIANCE CERTIFICATE. VHC shall have prepared and delivered to the Lead Arranger, an initial Compliance Certificate, prepared on a PRO FORMA basis, duly executed (and with all schedules thereto duly completed) and delivered by the treasurer, chief financial or accounting Authorized Officer of VHC, which Compliance Certificate shall reflect an unaudited estimated PRO FORMA ratio (estimated by VHC in good faith) of (A) total Debt for Borrowed Money, net of cash and Cash Equivalent Investments, of VHC and its Subsidiaries as of the Closing Date after giving effect to the Transactions to (B) EBITDA for the period of twelve consecutive fiscal months ended on or about January 31, 2002 of no more than 4.8:1.0.

     SECTION 5.1.8. OPINIONS OF COUNSEL. The Agents shall have received opinions, dated the Closing Date and addressed to the Agents and all Lenders, from

          (a) Davis, Polk & Wardwell, special New York counsel to each of the Obligors, in form and substance reasonably satisfactory to the Lead Arranger; and

          (b) local counsel to each of the Obligors in Delaware, in form and substance, and from counsel, satisfactory to the Administrative Agent.

     SECTION 5.1.9. [Reserved]

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     SECTION 5.1.10. PLEDGE AND SECURITY AGREEMENT. The Lead Arranger shall have received the Pledge and Security Agreement, dated as of the Closing Date, duly executed by the Parent and each Borrower, together with

          (a) certificates evidencing all of the issued and outstanding Capital Securities owned by the Parent and the Borrowers in each Borrower, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities are uncertificated Capital Securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

          (b) Filing Statements naming the Parent and each Borrower as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to such Pledge and Security Agreement;

          (c) proper payoff letters and UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Pledge and Security Agreement previously granted by any Person, together with such other UCC Form UCC-3 termination statements related thereto as the Administrative Agent may reasonably request from such Obligors;

          (d) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Parent or any Borrower (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which, except as set forth in paragraph (c) and otherwise evidencing Permitted Liens hereunder, shall cover any collateral described in any Loan Document).

     SECTION 5.1.11. [Reserved]

     SECTION 5.1.12. FILING AGENT, ETC. All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "FILING STATEMENTS") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "FILING AGENT") on behalf of the Administrative Agent. The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing

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offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

     SECTION 5.1.13. [Reserved]

     SECTION 5.1.14. INSURANCE. The Lead Arranger shall have received certificates of insurance evidencing the insurance coverage required to be maintained pursuant to SECTION 7.1.4.

     SECTION 5.1.15. DELIVERY OF NOTES. The Administrative Agent shall have received, for the account of each Lender, such Lender's Note duly executed and delivered by an Authorized Officer of each Borrower.

     SECTION 5.1.16. LITIGATION, ETC. There shall exist no action, suit, investigation, litigation or proceeding pending or overtly threatened in any court or before any arbitrator or Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) contests the consummation of the Transaction (or any part thereof).

     SECTION 5.1.17. GOVERNMENTAL APPROVALS. All material governmental and third party consents and approvals necessary as of the Closing Date to be obtained by the Borrowers or the Parent in connection with the Refinancing or any other Transaction, or this Agreement or any other Loan Document, shall have been obtained (without the imposition of any conditions that are not acceptable to the Lead Arranger in its reasonable judgment) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Lead Arranger that restrains, prevents or imposes materially adverse conditions upon the Transactions.

     SECTION 5.1.18. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant to this Agreement or any other Loan Document by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Lead Arranger and its counsel, and the Lead Arranger and its counsel shall have received all additional information, approvals, opinions, documents or instruments in connection herewith and the transactions contemplated in connection herewith as the Lead Arranger or its counsel may reasonably request.

     SECTION 5.1.19. PERFECTION CERTIFICATE. The Administrative Agent shall have received a Perfection Certificate from each Obligor, dated as of the date of the initial Credit Extension, duly executed and delivered by an Authorized Officer such Obligor.

     SECTION 5.1.20. SOLVENCY CERTIFICATE. The Lead Arranger shall have received, with copies for each Lender, a Solvency Certificate, dated the Closing Date.

     SECTION 5.1.21. CASH MANAGEMENT ARRANGEMENTS, ETC. Unless otherwise waived by the Administrative Agent, the Borrowers and the Administrative Agent shall have entered into cash management, lock-box, blocked account and similar arrangements satisfactory to the Administrative Agent.

     SECTION 5.1.22. INITIAL BORROWING BASE CERTIFICATE. On the Closing Date, after giving effect to all extensions of credit made under the Credit Agreement on such date, the aggregate Revolving Outstandings shall not exceed the Borrowing Base Amount in effect on such date, and

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the Lead Arranger shall have received a Borrowing Base Certificate, dated as of the Closing Date, certifying as to the estimated Borrowing Base Amount (estimated by VHC in good faith) in effect on such date and certifying that the estimated Excess Availability (estimated by the VHC in good faith) on such date is not less than $30,000,000.

     SECTION 5.1.23. AUDIT OF ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE, INVENTORY, ETC. The Lead Arranger shall have received the initial Borrowing Base Audit, together with such other reports as the Lead Arranger shall reasonably request, each in form and substance reasonably satisfactory to the Lead Arranger.

     SECTION 5.1.24. ASSET APPRAISAL. The Lead Arranger shall have received the initial Asset Appraisal, together with such other reports and supporting documentation as the Lead Arranger shall reasonably request, each in form and substance reasonably satisfactory to the Lead Arranger and, based upon such Asset Appraisal and the Borrowing Base Audit, shall be satisfied in its sole discretion with the projected Excess Availability for the period from the Closing Date through the Commitment Termination Date.

     SECTION 5.2. ALL CREDIT EXTENSIONS. The obligation of each Lender and each Issuer to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth below.

     SECTION 5.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in SECTION 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a) except in the case of a Default Loan for a Default or Event of Default which has been identified by a Borrower to the Swingline Lender and the Administrative Agent in writing, the provisions of representations and warranties set forth in this Agreement and each other Loan Document which are Qualified By Materiality shall, in each case, be true and correct, and the provisions of representations and warranties set forth in this Agreement and each other Loan Agreement which are not Qualified By Materiality shall, in each case, be true and correct in all material respects, in both cases with the same effect as if then made (unless the facts on which such representations and warranties are based have been changed by transactions or circumstances permitted by the Loan Documents or unless stated to relate solely to an earlier date or dates, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date or dates);

          (b) except in the case of a Default Loan for a Default or Event of Default which has been identified by a Borrower to the Swingline Lender and the Administrative Agent in writing, no Default shall have then occurred and be continuing; and

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          (c) except in the case of an Overadvance Loan, after giving effect to such Credit Extension, the aggregate Revolving Outstandings shall not exceed the Borrowing Base Amount then in effect.

     SECTION 5.2.2. CREDIT EXTENSION REQUEST, ETC. Except as otherwise provided in SECTION 2.3.2 or SECTION 2.6.2, the Administrative Agent shall have received a Borrowing Request, if Loans are being requested, or an Issuance Request, if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the applicable Borrower of the proceeds or other benefits of such Credit Extension shall constitute a representation and warranty by each Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in SECTION 5.2.1, to the extent applicable, are true and correct.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender Parties to enter into this Agreement and to make Credit Extensions hereunder, the Parent and each Borrower represent and warrant to each Lender Party as set forth in this Article.

     SECTION 6.1. ORGANIZATION, ETC. Each Obligor is (i) validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor's participation in the consummation of the Transactions are in each case within such Person's powers, have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as the case may be, and do not

          (a) (i) contravene such Obligor's Organic Documents, (ii) result in a default under any contractual restriction binding on or affecting such Obligor except where such contravention or default could not reasonably be expected to have a Material Adverse Effect, (iii) contravene any court decree or order binding on or affecting such Obligor except where such contravention could not reasonably be expected to have a Material Adverse Effect or (iv) contravene any law or governmental regulation binding on or affecting such Obligor except where such contravention could not reasonably be expected to have a Material Adverse Effect; or

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          (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

     SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than (i) those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect, (ii) filings and recordings necessary to perfect the Liens created under the Loan Documents and (iii) authorizations, approvals, actions, notices and filings whose failure to obtain or make could not reasonably be expected to have a Material Adverse Effect) is required for the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party or the consummation of the Transactions. Neither the Parent nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by any Borrower will, on the due execution and delivery thereof, constitute, valid and binding agreements of such Borrower enforceable in accordance with its terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute valid and binding agreements of such Obligor enforceable in accordance with its terms, in each case with respect to this
SECTION 6.4 subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION 6.5. FINANCIAL INFORMATION. VHC has delivered to the Agents and each Lender copies of (i) the consolidated balance sheet of VHC as at December 30, 2001 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP (the "BASE FINANCIAL STATEMENTS") and (ii) the Pro Forma Balance Sheet. The Base Financial Statements have been prepared in accordance with GAAP consistently applied and the Pro Forma Balance Sheet has been prepared on a basis consistent with the basis used to prepare the Base Financial Statements. The Base Financial Statements present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the periods then ended. The Pro Forma Financial Statements include appropriate PRO FORMA adjustments to give PRO FORMA effect to the Transaction.

     SECTION 6.6. NO MATERIAL ADVERSE CHANGE. Since December 30, 2001, no event, circumstance or condition has occurred which has had a Material Adverse Effect.

     SECTION 6.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of VHC, threatened action, suit, investigation, litigation, proceeding or labor controversy (i) except as disclosed in ITEM 6.7 of the Disclosure Schedule, affecting the Parent or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which

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could reasonably be expected to have a Material Adverse Effect, or (ii) which could reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the Transactions. No material adverse development has occurred with respect to any action, suit, investigation, litigation, proceeding or labor controversy disclosed in ITEM 6.7 of the Disclosure Schedule

     SECTION 6.8. SUBSIDIARIES. Nether the Parent nor any Borrower has any Subsidiaries, except those Subsidiaries which are identified in ITEM 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with SECTIONS 7.2.5 or 7.2.10. Subject to the effect of any transactions permitted by, and consummated pursuant to, SECTIONS 7.2.5, 7.2.10 or 7.2.11, the Parent owns, directly or indirectly, beneficially and of record, 100% of all issued and outstanding shares of Capital Securities of each Borrower and each Subsidiary Guarantor.

     SECTION 6.9. OWNERSHIP OF PROPERTIES. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries owns (i) in the case of owned real property, good and valid fee title to, (ii) in the case of owned personal property, good and valid title to, or (iii) in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens and title conditions permitted pursuant to SECTION 7.2.3.

     SECTION 6.10. TAXES. The Parent and each of its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns and reports required by law to have been filed by it and has paid all material taxes thereby shown to be due and owing, except any such taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.11. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the Closing Date, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under
Section 302(f) of ERISA which, in either case is reasonably expected to lead to a liability of such Pension Plan in excess of $3,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Parent or any member of the Controlled Group of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in ITEM 6.11 of the Disclosure Schedule or otherwise approved by the Agents, since the date of the last financial statements of VHC delivered pursuant to CLAUSE (a) or (b) of SECTION 7.1.1, neither the Parent nor any member of the Controlled Group has increased any contingent liability with respect to post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title
I of ERISA, except as would not have a Material Adverse Effect.

     SECTION 6.12. ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM 6.12 of the Disclosure Schedule, or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

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          (a) All facilities and property owned or leased by the Parent or any of its Subsidiaries are in compliance with all Environmental Laws.

          (b) There are no pending or, to the knowledge of the Parent or any of its Subsidiaries (after due inquiry), threatened (i) written claims, complaints, notices or requests for information received by the Parent or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Parent or any of its Subsidiaries regarding potential liability under any Environmental Law.

          (c) To the best knowledge of VHC, there are no Releases of Hazardous Materials at, on or under any property owned or leased by the Parent or any of its Subsidiaries or previously owned or leased by the Parent or any of its Subsidiaries.

          (d) The Parent and its Subsidiaries possess, and are in compliance with, all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their business.

          (e) No property now or previously owned or leased by the Parent or any of its Subsidiaries is listed or, to the best knowledge of VHC or any of its Subsidiaries, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up.

          (f) To the best knowledge of VHC, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by the Parent or any of its Subsidiaries.

          (g) Neither the Parent nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which (i) is listed or, to the knowledge of VHC or any of its Subsidiaries, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or (ii) which is the subject of federal, state or local enforcement actions or other investigations in respect of any Environmental Laws.

          (h) To the best knowledge of VHC, there are no polychlorinated biphenyls or friable asbestos present at any property now owned or leased by the Parent or any of its Subsidiaries.

     SECTION 6.13. ACCURACY OF INFORMATION. The factual information (other than projections) heretofore or contemporaneously furnished in writing to any Lender Party by or on behalf of any Obligor (including information contained in the Offering Memorandum, dated March 15, 2002, prepared by VHC in connection with the Senior Note Issuance and in the Confidential Information Memorandum dated March 2002, prepared by VHC in connection with the credit facilities and Commitments provided hereunder) in connection with this Agreement, any other Loan Document, any Loan or other Credit Extension contemplated hereunder or any

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transaction contemplated hereby or in connection herewith (including the
Transactions) taken as a whole, does not contain any untrue statement of a material fact, and does not omit to state any material fact necessary to make any such information not misleading in any material respect as of the date such information is delivered, dated or certified.

     SECTION 6.14. REGULATIONS U AND X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used in violation of F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.15. ISSUANCE OF SENIOR NOTES; STATUS OF OBLIGATIONS AS SENIOR INDEBTEDNESS, ETC. The Subordination Provisions contained in or related to the Senior Subordinated Notes Indenture are enforceable against the holders thereof by (or on behalf of) the Lender Parties in respect of any Obligations hereunder owed to such Lender Parties. All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans, the Reimbursement Obligations, all other Obligations arising hereunder and all fees, costs and expenses in connection therewith, constitute "Senior Debt", as defined in the Senior Subordinated Notes Indenture, and all such Obligations are entitled to the benefits of the subordination created by the Subordination Provisions set forth in such document and the documents and instruments related thereto. This Agreement and the other Loan Documents constitute "Credit Facilities" (as defined in the Senior Note Indenture) and part of the "New Credit Agreement" (as defined in the Senior Subordinated Note Indenture). The Parent and each Borrower each acknowledge and agree that each Lender Party is entering into this Agreement and the other Loan Documents to which it is a party, and is extending its Commitments, in reliance upon the effectiveness and enforceability of the Subordination Provisions of the Senior Subordinated Notes Indenture.

     SECTION 6.16. SOLVENCY. On the Closing Date, the Transaction (including the incurrence of the initial Credit Extensions hereunder, the incurrence by each applicable Borrower of the Indebtedness represented by the Notes and the Senior Notes and the application of the proceeds of such Credit Extensions) does not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 ET SEQ., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, each of the Borrowers and the Parent is Solvent.

     SECTION 6.17. ACCOUNTS. Except to the extent the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, with respect to each Account, all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and all papers and documents (if any) relating thereto: (i) represent legal, valid and binding obligations of the respective Account Debtor, subject to adjustments customary in the business of the Borrowers and their respective Subsidiaries, with respect to unpaid obligations incurred by such Account Debtor in respect of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) are the only original writings evidencing and embodying such obligation of the Account

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Debtor named therein (other than copies created for general accounting purposes)
and are in compliance with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

     SECTION 6.18. FAIR LABOR STANDARDS ACT. Except for immaterial violations the effect of which could not impair the validity, perfection or enforceability of the Lien of the Loan Documents with respect to any material amount of Inventory of the Borrowers, all Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended from time to time, or any successor statute, and regulations promulgated thereunder.

                                   ARTICLE VII
                                    COVENANTS

     SECTION 7.1. AFFIRMATIVE COVENANTS. The Parent and each Borrower each hereby covenants and agrees, for the benefit of each Lender Party, that until the Termination Date has occurred the Parent and each Borrower will, and will cause each of their Subsidiaries to, perform or cause to be performed the covenants and agreements set forth below.

     SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. VHC will furnish the Administrative Agent copies of the following financial statements, reports, notices and information.

          (a) As soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of VHC (or if VHC is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), VHC will provide (i) an unaudited consolidated balance sheet of VHC and its Subsidiaries as at the end of such Fiscal Quarter, (ii) the related unaudited consolidated statement of income of such Borrower and its Subsidiaries for such Fiscal Quarter and (iii) the related consolidated statements of income and cash flows of VHC and its Subsidiaries for the portion of VHC's Fiscal Year ended at the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by the delivery of VHC's report to the Securities and Exchange Commission on Form 10-Q, if any). Such financial statements shall set forth in comparative form the figures
     (A) the corresponding Fiscal Quarter of the immediately preceding Fiscal Year and (B) the corresponding portion of VHC's immediately preceding Fiscal Year, and all such financial statements shall be certified on behalf of VHC as of the end of such Fiscal Quarter by its treasurer, chief financial or accounting Authorized Officer, as fairly presenting, in all material respects, the financial condition, results of operations and cash flows as at the end of, and for, the Fiscal Quarter and portion of VHC's Fiscal Year covered thereby, in each case in accordance with GAAP.

          (b) As soon as available and in any event within 90 days after the end of each Fiscal Year of VHC (or if VHC is required to file such information on a Form 10-K with the Securities and Exchange
     Commission, promptly following

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     such filing), VHC will provide a consolidated balance sheet of VHC and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income and cash flows of VHC and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year and the figures for such Fiscal Year in the projected financial information included in the Confidential Information Memorandum with respect to this Agreement dated March 2002 (it being understood that the foregoing requirement may be satisfied by the delivery of VHC's report to the Securities and Exchange Commission on Form 10-K, if any), all audited (without any Impermissible Qualification) by Ernst & Young LLP (or other "Big Five" firm of independent accountants), which shall include a statement from such accountants that, in performing the examination necessary to deliver their opinion with respect to the financial statements of VHC and its Subsidiaries, they have not become aware of any Event of Default relating to accounting matters that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) As soon as available and in any event within 30 days after the end of each of the first eleven fiscal months of each Fiscal Year, VHC will provide (i) an unaudited consolidated balance sheet of VHC and its Subsidiaries for such month, (ii) the related unaudited consolidated statements of income and cash flows of VHC and its Subsidiaries for such month and (iii) the related consolidated statements of income and cash flows of VHC and its Subsidiaries for the portion of VHC's Fiscal Year ended as of such month. Such financial statements shall set forth in comparative form the figures for (A) the corresponding month of VHC's immediately preceding Fiscal Year and (B) the corresponding portion of VHC's immediately preceding Fiscal Year, and all such financial statements shall be certified, on behalf of VHC as of the end of such month by its treasurer, chief financial or accounting Authorized Officer, as fairly presenting, in all material respects, the financial condition, results of operations and cash flows as at the end of, and for, the month and portion of VHC's Fiscal Year covered thereby, in each case in accordance with GAAP.

          (d) Concurrently with the delivery of the financial information pursuant to CLAUSES (a) and (b), VHC will provide a Compliance Certificate, executed by the treasurer, chief financial or accounting Authorized Officer of the VHC.

          (e) As soon as possible and in any event within five Business Days after an executive or financial officer of VHC obtains knowledge of the occurrence of a Default if such Default is then continuing, such Borrower shall deliver a statement of an Authorized Officer of VHC setting forth details of such Default and the action which the Borrower or any other Obligor has taken and proposes to take with respect thereto.

          (f) As soon as possible and in any event within five Business Days after an executive or financial officer of VHC obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action,

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     proceeding or labor controversy described in ITEM 6.7 of the
     Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in SECTION 6.7, VHC shall deliver notice thereof and, to the extent the Administrative Agent reasonably requests, copies of non-privileged documentation relating thereto.

          (g) Promptly after the sending or filing thereof, VHC will provide copies of all reports, notices, prospectuses and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which it or any other Obligor files with the SEC or any national securities exchange.

          (h) As soon as practicable after the chief financial officer or the chief executive officer of VHC or a member of any VHC's Controlled Group becomes aware of (i) the taking of formal steps in writing to terminate any Pension Plan which could reasonably be expected to result in a liability of any Obligor in excess of $3,000,000, (ii) any failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA in an amount in excess of $3,000,000, (iii) the taking of any action (or the failure to take any action) by any Person with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan in an amount in excess of $3,000,000, or
     (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Obligor of any liability, fine or penalty in an amount in excess of $3,000,000, the Parent or VHC, as the case may be, will provide notice thereof and copies of all documentation relating thereto.

          (i) Unless otherwise provided (or required to be provided) hereunder, promptly following the mailing or receipt of any notice or report delivered under the terms of the Senior Notes, the Senior Subordinated Notes or the Parent Debentures, VHC will provide copies of such notice or report.

          (j) Following the occurrence and during the continuance of an Event of Default, at the reasonable request of the Administrative Agent, the Borrowers will hire a company reasonably acceptable to the Administrative Agent to prepare environmental reports on any of real estate owned by any Obligor.

          (k) As soon as available and in any event within 20 days after the end of each fiscal month, a Borrowing Base Certificate that is calculated as of the last day of such fiscal month.

          (l) As soon as available and in any event within 20 days after the end of each fiscal month:

               (A) a report listing all Accounts of the Borrowers as of the last Business Day of such month, which report shall include the amount and

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          age of each Account, the name and mailing address of each Account
          Debtor, a list of all Account Debtors known to VHC to be subject to a proceeding described in CLAUSE (b), (c) or (d) of
          SECTION 8.1.9, a list of all bill and hold transactions, a list of all customer deposits, an extended terms report, a list of all chargebacks, a description of all warranty reserves, a report of sales discount accruals, backlog credit memos, a report of sales tax accruals, a progress billing report, a reconciliation of accounts receivable of the Borrowers to the general ledger of VHC and such other information as the Administrative Agent may require in order to verify the Eligible Accounts, all in reasonable detail and in form satisfactory to the Administrative Agent;

               (B) a report listing all Inventory of the Borrowers as of the last Business Day of such month, which shall include the cost and location thereof, a report of slow moving Inventory, a reconciliation of such Inventory to the general ledger of VHC and such other information as the Administrative Agent may require in order to verify the Eligible Inventory, all in reasonable detail and in form satisfactory to the Administrative Agent;

               (C) a report listing all accounts payable of the Borrowers in reasonable detail, including agings and summary availability by division, and in form satisfactory to the Administrative Agent; and

               (D) a report of any significant Dispositions or purchases or acquisition of significant assets during such month.

          (m) The Borrowers will promptly provide such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request with respect to the financial condition and operations of the Parent, the Borrowers and their respective Subsidiaries; provided that the Borrowers shall not be required to provide separate financial statements or Borrowing Base Amount calculations for individual Borrowers.

     SECTION 7.1.2. MAINTENANCE OF EXISTENCE; COMPLIANCE WITH LAWS, ETC. The Parent and each Borrower will, and will cause each of their respective Subsidiaries to, preserve and maintain its legal existence (except as otherwise permitted by SECTION 7.2.10), and, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent) of all taxes imposed upon such Person or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrowers or their respective Subsidiaries, as applicable.

     SECTION 7.1.3. MAINTENANCE OF PROPERTIES. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Parent and each Borrower will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect

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and keep its and their respective properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that its business may be properly conducted at all times, unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, and in each case the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.1.4. INSURANCE. The Parent and each Borrower will, and will cause each of their respective Subsidiaries to maintain with responsible insurance companies insurance with respect to properties and business against casualties and contingencies in at least the amounts customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Parent and its Subsidiaries. Without limiting the foregoing, all insurance policies required pursuant to this Section shall name the Administrative Agent on behalf of the Secured Parties as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent.

     SECTION 7.1.5. BOOKS AND RECORDS; BORROWING BASE AUDITS.

     (a) The Parent and each Borrower will, and will cause each of their respective Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect in all material respects all of its business affairs and transactions and permit (i) each Agent and any of its respective representatives, and (ii) at any time during which an Event of Default is continuing, each Lender and any of its respective representatives, in each case at reasonable times and intervals upon reasonable notice to each Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and the Parent and each Borrower hereby authorize such independent public accountant to discuss each Obligor's financial matters with each Agent and each Lender or their representatives whether or not any representative of such Obligor is present, so long as the applicable Borrower has been afforded a reasonable opportunity to be present) and to examine (and photocopy extracts from) any of its books and records. The cost and expense of each such visit shall be borne by the applicable Agent or Lender, except that each Agent may make one such visit each Fiscal Year and the cost and expense thereof shall be borne by the Borrowers.

     (b) Without limiting the generality of the foregoing, upon request of the Administrative Agent (i) on or before each anniversary of the Closing Date, (ii) on or before the 20th day immediately following the last day of any Fiscal Quarter, if, the average of the Excess Availability in effect on the last day of such Fiscal Quarter and each of the two fiscal months ended most recently prior to the last day of such Fiscal Quarter is less than $15,000,000 or (iii) at any time during which any Default or Event of Default has occurred and is continuing, the Administrative Agent shall have the option to perform (solely with its own personnel), at the Borrowers' expense (as provided in SECTION 11.3(d)), an audit of the accounts receivable, inventory, accounts payable and cash accounts of the Borrowers and their respective Subsidiaries, in each case in a

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manner consistent with the Borrowing Base Audit delivered on or prior to the
Closing Date.

     (c) At the request of the Administrative Agent, in its sole discretion (unless the PP&E Release Event shall have occurred, in which case no such appraisal shall be required), the Borrowers shall permit the Administrative Agent or one or more agents to perform, at the Borrowers' expense, an appraisal of the inventory, property, plant and equipment of the Borrowers, in each case in a manner consistent with the Asset Appraisal delivered on or prior to the Closing Date; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be entitled to perform more than one such appraisal in any calendar year and (ii) the cost to the Borrowers of performing such appraisals shall not exceed $100,000 per appraisal.

     SECTION 7.1.6. ENVIRONMENTAL LAW COVENANT. The Parent and the Borrowers will, and will cause each of their respective Subsidiaries to, (i) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) promptly notify the Administrative Agent and provide copies upon request of all written notices of violations, claims or complaints relating to the condition of its facilities and properties or its compliance with Environmental Laws which relate to environmental matters that could reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws and (iii) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this SECTION 7.1.6. Nothing in this provision shall be construed to limit the ability to contest in good faith any such notices of violations, written claims or complaints.

     SECTION 7.1.7. USE OF PROCEEDS. The Borrowers will apply the proceeds of the Credit Extensions as follows:

          (a) to consummate the Refinancing;

          (b) to pay fees and expenses incurred in connection with the Transactions; and

          (c) for working capital and general corporate purposes of the Borrowers and the Subsidiary Guarantors, including (in the case of Loans other than Default Loans) Eligible Acquisitions by such Persons.

     SECTION 7.1.8. FUTURE SUBSIDIARIES. Upon any Person becoming, after the Closing Date, a direct Subsidiary of any Borrower or any Subsidiary Guarantor, or (in the case of CLAUSE (b) below only) upon any Borrower or any Subsidiary Guarantor acquiring additional Capital Stock of any existing direct Subsidiary of such Borrower or Subsidiary Guarantor, VHC shall notify the Agents of such acquisition, and

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          (a) if such new Subsidiary is a U.S. Subsidiary, VHC shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a supplement to the Subsidiary Guaranty or, in the case of a wholly-owned U.S. Subsidiary a Joinder Agreement pursuant to SECTION 11.15 hereof, together in each case with a supplement to the Pledge and Security Agreement (and, if such Subsidiary owns any real property, to the extent required by CLAUSE (b) of SECTION 7.1.9 a Mortgage with respect to all such real property), together with Uniform Commercial Code financing statements (Form UCC-1) naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Pledge and Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles, leasehold interests in real property (except to the extent required by SECTION 7.1.9) and non-U.S. intellectual property); and

          (b) such Borrower or Subsidiary Guarantor shall promptly deliver, or cause to be delivered, to the Administrative Agent under the Pledge and Security Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by such Borrower or such Subsidiary Guarantor, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities or are held through a securities intermediary, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a securities intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of the Pledge and Security Agreement;

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require; PROVIDED that not more than 65% of the Voting Securities of any Non-U.S. Subsidiary shall be required to be pledged unless such Non-U.S. Subsidiary is treated for U.S. federal income tax purposes as a branch of a Borrower or is a partnership in which the partners are Borrowers.

     SECTION 7.1.9. FUTURE LEASED PROPERTY AND FUTURE ACQUISITIONS OF REAL
PROPERTY: FUTURE ACQUISITION OF OTHER PROPERTY. (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, each Borrower shall, and shall cause each of its U.S. Subsidiaries to, use its (and their) best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a waiver executed by the lessor of any real property that is to be leased by such Borrower or such U.S. Subsidiary for a term in excess of one year in any state whose statutes grant such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of any Borrower or any of its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $5,000,000.

     (b) In the event that any Borrower or any of their respective U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $1,000,000, such Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by SECTION 7.2.3, against the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Agents and the Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agents, and such policies shall, if available on commercially reasonable terms, also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon, and
(iii) such other approvals, or documents as the Agents may reasonably request.

     (c) In accordance with the terms and provisions of the Loans Documents, provide the Administrative Agent with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by SECTION 7.2.3, against all property acquired after the Closing Date (excluding motor vehicles, leases of real property and non-U.S. intellectual property).

     SECTION 7.1.10. COLLECTION OF ACCOUNTS. Each Borrower shall use commercially reasonable efforts to cause to be collected from each Account Debtor, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that an Obligor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Obligor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of discounts, over billings and miscellaneous credits, all in accordance with such Obligor's ordinary course of business. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Obligor or the Administrative Agent, shall be borne by such Obligors.

     SECTION 7.1.11. NOTIFICATION TO ACCOUNT DEBTORS. Upon the request of the Administrative Agent at any time following the occurrence of and during the continuance of an Event of Default, each Borrower will promptly notify each Account Debtor in respect of any Account that any payments due or to become due in respect of such Account are to be made in the name of the applicable Obligor to such address and post office box as shall be specified by the Administrative Agent. Each such payment shall, upon receipt by the Administrative Agent, be deposited in the Concentration Account. Upon request of the Administrative Agent at any time following the occurrence of and during the continuance of an Event of Default, each Borrower shall promptly notify (and each Borrower hereby authorizes the Administrative Agent so to notify) each Account Debtor in respect of any Account that such Account has been assigned to the Administrative Agent for the benefit of the Secured Parties and that any payments due or to become due in respect of such Account are to be made directly to the Administrative Agent in accordance with SECTION 3.1.1(d).

     SECTION 7.1.12. MORTGAGES. Each Borrower shall deliver to the Administrative Agent on or before the 60th day following the Closing Date a Mortgage, with respect to each of the properties identified in SCHEDULE III duly executed and delivered by the applicable Obligor, together with

          (a) evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as may be necessary or, in the reasonable opinion of the Lead Arranger, desirable to create a valid, perfected first priority Lien, subject to SECTION 7.2.3, against the properties purported to be covered thereby;

          (b) mortgagee's title insurance policies in favor of the Administrative Agent for the benefit of the Secured Parties in form and substance and issued by insurers, reasonably satisfactory to the Lead Arranger, with respect to the property set forth on SCHEDULE III in the amounts set forth thereon, insuring that title to such property is marketable and that the interests created by such Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Lead Arranger and, if required by the Lead Arranger and if available on commercially reasonable terms, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Lead Arranger shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

          (c) such other environmental reports, approvals, or documents as the Lead Arranger may reasonably request in form and substance reasonably satisfactory to the Lead Arranger.

     SECTION 7.1.13. PHASE I ENVIRONMENTAL REPORTS. On or prior to the 30th day immediately following the Closing Date, the Borrowers shall deliver or cause to be delivered to the Administrative Agent environmental and hazardous substance analyses and reports from Clayton Group Services, Inc. with respect to each of the properties listed on SCHEDULE III, in each case in scope, form and substance satisfactory to the Administrative Agent, together with reliance letters with respect thereto.

     SECTION 7.1.14. DEPOSIT ACCOUNT CONTROL AGREEMENTS. On or prior to the 30th day immediately following the Closing Date, the Borrowers shall deliver to the Administrative Agent deposit account control agreements and other documents and agreements, in each case duly executed by the applicable Borrower and the applicable bank, as the Administrative Agent deems necessary or desirable to grant to the Administrative Agent, for the benefit of the Secured Parties, control over, and a perfected security interest in, each of the Deposit Accounts listed on SCHEDULE VI hereto; PROVIDED that the Borrowers' obligations under this SECTION 7.1.14 shall be deemed to be satisfied if, after such 30th day, (i) each and every Deposit Account maintained with U.S. Bank National Association is subject to a deposit account control agreement which is in full force and effect and effective to provide to the Administrative Agent for the benefit of the Secured Parties control of each such Deposit Account and (ii) the aggregate amount of funds on deposit in Deposit Accounts maintained with banks other than U.S. Bank National Association with respect to which a deposit account control agreement has not been so delivered does not exceed $200,000 for any period of three consecutive Business Days.

     SECTION 7.2. NEGATIVE COVENANTS. The Parent and each Borrower each hereby covenant and agree with each Lender, each Issuer, each Agent and each other Lender Party that, until the Termination Date has occurred, the Parent and each Borrower will, and will cause each of their respective Subsidiaries to, perform or cause to be performed the covenants and agreements set forth below.

     SECTION 7.2.1. BUSINESS ACTIVITIES.

          (a) Each Borrower will not, and will not permit any of their respective Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities which may be incidental, similar or reasonably related thereto.

          (b) The Parent will not (i) hold any assets other than the Capital Securities of VHC and cash and Cash Equivalent Investments referred to in CLAUSE (iii)(E) below, (ii) have any material liabilities other than (A) liabilities under the Loan Documents (B) liabilities under the Parent Debentures, (C) liabilities for taxes incurred in the ordinary course of business and (D) Contingent Liabilities in respect of the Senior Notes and the Senior Subordinated Notes or (iii) engage in any business or activity other than (A) owning the Capital Securities of VHC (including purchasing additional Capital Securities after the Closing Date) and activities incidental or related thereto or to the maintenance of the corporate existence of the Parent or compliance with applicable law, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Loan Documents to which it is a party, (C) acting as the issuer of the Parent Debentures, (D) issuing its Capital Securities, (E) holding cash received as Restricted Payments permitted under SECTION 7.2.6 or as proceeds of its issuance of Capital Securities and investing and reinvesting such cash in Cash Equivalent Investments, (F) utilizing Net Equity Proceeds for Permitted Purposes and (G) acting as a guarantor under the Senior Notes and/or the Senior Subordinated Notes and otherwise carrying out its obligations under the Senior Note Documents and Senior Subordinated Note Documents to the extent not otherwise in contravention of this Agreement.

     SECTION 7.2.2. INDEBTEDNESS. Neither the Parent nor any Borrower will, or will permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

          (a) Indebtedness in respect of the Obligations;

          (b) Indebtedness existing as of the Closing Date which is identified in ITEM 7.2.2(b) of the Disclosure Schedule, and refinancings and replacements of such Indebtedness in a principal amount not in excess of the principal amount being refinanced or replaced; PROVIDED, HOWEVER, that after giving effect to any such refinancings the Average Life of such Indebtedness shall not be less than the Average Life of such Indebtedness immediately prior to such refinancings;

          (c) Indebtedness incurred by a Borrower or any of its Subsidiaries that is represented by (i) Capitalized Lease Liabilities, mortgage financings or purchase money obligations (but only to the extent otherwise permitted by SECTION 7.2.7); PROVIDED that the maximum aggregate amount of all Indebtedness permitted under this CLAUSE (c) shall not at any time exceed $20,000,000 or (ii) Capitalized Lease Liabilities incurred in connection with a sale and leaseback transaction permitted under SECTION 7.2.15;

          (d) intercompany Indebtedness of (x) any Subsidiary of VHC owing to VHC or any of its Subsidiaries or (y) VHC to any of its Subsidiaries, which Indebtedness: (i) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which (except in the case of any such notes held by a Non-U.S. Subsidiary) have been duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to the Pledge and Security Agreement, and (ii) shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Agents otherwise consent;

          (e) the Senior Notes and the Senior Subordinated Notes of VHC in a principal amount not to exceed $315,000,000, and unsecured Contingent Liabilities of the Borrowers and the Guarantors in respect thereof, so long as, in the case of Contingent Liabilities in respect of the Senior Subordinated Notes, such Contingent Liabilities are subordinated to the Obligations on the same terms as the Senior Subordinated Notes, and refinancings of such Senior Notes, Senior Subordinated Notes and related Contingent Liabilities; PROVIDED, HOWEVER, that any such refinancing must be on No More Favorable Terms And Conditions than the Indebtedness being refinanced;

          (f) the Parent Debentures in an aggregate principal amount at maturity not to exceed approximately $125,000,000 and refinancings thereof; PROVIDED, HOWEVER, that any such refinancing must be on No More Favorable Terms and Conditions than the Indebtedness being refinanced;

          (g) Assumed Indebtedness of a Borrower or any of its Subsidiaries in connection with Eligible Acquisitions in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

          (h) Hedging Obligations of any Borrower or any of its Subsidiaries entered into by any Borrower or any such Subsidiary to hedge against interest rate, currency exchange rate or commodity price risk, in each case arising in the ordinary course of business of any Borrower and its Subsidiaries and not for speculative purposes; and

          (i) other unsecured Indebtedness of the Borrowers and their respective Subsidiaries in an aggregate amount at any time outstanding not to exceed $25,000,000;

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSE (c), (d) (as such CLAUSE (d) relates to loans made by a Borrower to Subsidiaries of VHC which are not Borrowers or Subsidiary Guarantors), (g) or (h) may be incurred or assumed, as applicable, if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and PROVIDED, FURTHER, HOWEVER, that all such Indebtedness of the type described in CLAUSE (d)(y) above that is owed to Subsidiaries which are not Borrowers or Subsidiary Guarantors, shall be subordinated, in writing, to the Obligations upon terms satisfactory to the Agents.

     SECTION 7.2.3. LIENS. The Parent and each Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations;

          (b) Liens, exceptions and title conditions existing as of the Closing Date and disclosed in ITEM 7.2.3(b) of the Disclosure Schedule securing Indebtedness outstanding as of the Closing Date and described in CLAUSE (b) of SECTION 7.2.2; PROVIDED, HOWEVER, that no such Lien shall encumber any property other than that encumbered as of the Closing Date, and the amount of Indebtedness secured by such Lien shall not increase from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

          (c) Liens securing Indebtedness of the type permitted under CLAUSE (c) of SECTION 7.2.2; PROVIDED, HOWEVER, that (i) such Lien is granted within 180 days after such Indebtedness is incurred and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

          (d) Liens in favor of carriers, warehousemen, mechanics, materialmen, contractors, laborers, landlords and similar liens incurred in the ordinary course of business for amounts not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory or regulatory obligations, bids, leases, insurance obligations or contracts or other similar obligations (other than for Debt for Borrowed Money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds or similar obligations;

          (f) judgment Liens that are being appealed in good faith or have been in existence for less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not result in an Event of Default under SECTION 8.1.6;

          (g) (i) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by any Obligor in the ordinary course of their business of the property subject thereto; (ii) in the case of any property covered by a Mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, the Agents insuring the Mortgage and (iii) in the case of any property covered by a Mortgage, upon certification by the applicable Borrower that an easement, right-of-way, restriction, reservation, permit, servitude or other similar encumbrance granted or to be granted by such Borrower or any Subsidiary of such Borrower does not materially detract from the value of or materially impair the use by such Borrower or such Subsidiary in the ordinary course of its business of the property subject to or to be subject to such encumbrance, the Administrative Agent shall execute such documents as shall be reasonably requested to subordinate its Mortgage to such encumbrance, leases or subleases granted by any Borrower or any of its Subsidiaries to any other Person in the ordinary course of business;

          (h) leases or subleases granted by any Borrower or any of its Subsidiaries to any other Person in the ordinary course of business;

          (i) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by SECTION 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

          (j) Liens of sellers of goods to a Borrower or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (k) Liens on property forming a part of an Eligible Acquisition securing Assumed Indebtedness of the Borrowers and their respective Subsidiaries pursuant to CLAUSE (g) of SECTION 7.2.2; PROVIDED, HOWEVER, that (i) any such Liens attach only to the property acquired in connection with such Assumed Indebtedness and shall not attach to any assets of any Borrower or any of its Subsidiaries then existing or which arise after the date thereof (other than proceeds of the property otherwise permitted to be subject to such Lien) and (ii) the Assumed Indebtedness and other secured Indebtedness of the Borrowers and their respective Subsidiaries secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Assumed Indebtedness;

          (l) Liens for taxes, assessments and other governmental charges or levies (including Liens pursuant to Section 107(e) of CERCLA or other similar laws) not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

          (m) other Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $2,000,000.

     SECTION 7.2.4. FINANCIAL CONDITION AND OPERATIONS.

          (a) LEVERAGE RATIO. VHC will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                          PERIOD                              LEVERAGE RATIO
          June 15, 2002 through July 15, 2003                 6.00 to 1.00

          July 16, 2003 through October 15, 2003              5.75 to 1.00

          October 16, 2003 through July 15, 2004              5.50 to 1.00

          July 16, 2004 through October 15, 2004              5.25 to 1.00

          October 16, 2004 through July 15, 2005              4.50 to 1.00

          July 16, 2005 through October 15, 2005              4.25 to 1.00

          October 16, 2005 through July 15, 2006              3.65 to 1.00

          July 16, 2006 through October 15, 2006              3.50 to 1.00

          October 16, 2006 and thereafter                     3.00 to 1.00

          (b) FIXED CHARGE COVERAGE RATIO. VHC will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                              Fixed Charge
                                                                Coverage
                          Period                                  Ratio
                          ------                              ------------
          June 15, 2002 through January 15, 2004              1.00 to 1.00
          January 16, 2004 through July 15, 2005              1.05 to 1.00
          July 16, 2005 and thereafter                        1.10 to 1.00

     SECTION 7.2.5. INVESTMENTS. The Parent and each Borrower will not, and will not permit any of their respective Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

          (a) Investments existing on the Closing Date and identified in
     ITEM 7.2.5(a) of the Disclosure Schedule;

          (b) cash and Cash Equivalent Investments; PROVIDED, HOWEVER, that if a Notice of Cash Dominion is in effect, the aggregate amount of cash and Cash Equivalent Investments held by the Borrowers and their respective Subsidiaries (other than cash and Cash Equivalent Investments being held for application to a Permitted Purpose) shall not exceed (i) $2,500,000 for any period of 5 or more consecutive days during which Excess Availability is greater than $5,000,000 and an Event of Default has occurred and is continuing, (ii) $5,000,000 for any period of 5 or more consecutive days during which Excess Availability is greater than $5,000,000 but no Event of Default has occurred or is continuing or (iii) $0 for any period during which Excess Availability is less than or equal to $5,000,000;

          (c) without duplication, Investments permitted as Indebtedness pursuant to SECTION 7.2.2 (excluding SECTION 7.2.2(d), in the case of Indebtedness owed by Subsidiaries which are not Subsidiary
     Guarantors);

          (d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (e) Investments made by the Borrowers and their respective Subsidiaries constituting Capital Expenditures permitted pursuant to
     SECTION 7.2.7;

          (f) Investments by way of contributions to capital or purchases of Capital Securities by the Parent in a Borrower or any Subsidiary of a Borrower, or by a Borrower or any Subsidiary of a Borrower in a Borrower or any Subsidiary of a Borrower; PROVIDED, HOWEVER, that the aggregate amount of Investments under this clause in Subsidiaries that are not Borrowers or Subsidiary Guarantors, when taken together with the aggregate amount of all Restricted Payments made by Subsidiaries which are not Borrowers or Subsidiary Guarantors in accordance with SECTION 7.2.6(a)(iii)(B) hereof, shall not exceed $2,500,000 in the aggregate over the term of this Agreement;

          (g) Investments made by VHC or any of its Subsidiaries, solely with proceeds which have been contributed, directly or indirectly after the Closing Date, to VHC or such Subsidiary as cash equity from holders of the Parent's common stock for the purpose of making an Eligible Acquisition identified in a notice to the Agents on or prior to the date that such capital contribution is made;

          (h) Investments to the extent the consideration received pursuant to CLAUSE (c)(i) of SECTION 7.2.11 is not all cash;

          (i) non-cash loans or advances (including cash loans and advances pursuant to transactions in which the cash loaned or advanced is simultaneously repaid in full to the lender thereof directly or indirectly for the purchase price of the applicable common stock of the Parent) to officers, directors and employees of the Borrowers and their respective Subsidiaries that are made for the sole purpose of purchasing common stock of the Parent; and

          (j) other Investments (exclusive of any such Investments made in or in respect of Subsidiaries of the Parent which are not Borrowers or Subsidiary Guarantors) which constitute Eligible Acquisitions in an amount not to exceed $25,000,000 for any such Investment or $75,000,000 in the aggregate during the term of this Agreement;

PROVIDED, HOWEVER, that

          (k) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (l) no Investment otherwise permitted by CLAUSES (c), (f) (in each case, to the extent constituting Investments in a Subsidiary which is not a Borrower or a Subsidiary Guarantor) or (j) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

     SECTION 7.2.6. RESTRICTED PAYMENTS, ETC. No Borrower will or will permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than the following:

          (a) Restricted Payments (i) made by Subsidiaries of a Borrower or a Subsidiary Guarantor to any Borrower or any Subsidiary Guarantor,
     (ii) made by Subsidiaries of the Parent which are not Borrowers or Subsidiary Guarantors to other Subsidiaries of the Parent which are not Borrowers or Subsidiary Guarantors or (iii) in the case of Subsidiaries which are not wholly-owned, made by such Subsidiaries (A) on a pro rata basis to each holder of Capital Securities of the applicable class of such Subsidiary or (B) in connection with non-pro rata redemptions of its Capital Securities (other than Capital Securities held by the Borrowers and their respective Subsidiaries); PROVIDED that the aggregate amount of Restricted Payments made pursuant to this CLAUSE (B) by Subsidiaries which are not Borrowers or Subsidiary Guarantors, when taken together with the aggregate amount of all Investments made in Subsidiaries which are not Borrowers or Subsidiary Guarantors in accordance with
     SECTION 7.2.5(f) hereof, shall not exceed $2,500,000 over the term of this Agreement;

          (b) Restricted Payments made by VHC to the Parent to the extent necessary to enable the Parent to (i) pay its overhead expenses (including fees in respect of advisory services) in an amount not to exceed $500,000 (which amount shall include not more than $250,000 in respect of advisory services) in the aggregate in any Fiscal Year,
     (ii) make payments in respect of taxes, (iii) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment VHC shall be in PRO FORMA compliance with the covenants set forth in SECTION 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Payment for which the relevant financial information has been delivered pursuant to CLAUSE (a) or CLAUSE (b) of
     SECTION 7.1.1, and (C) an Authorized Officer of VHC shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of VHC's compliance with the covenants set forth in SECTION 7.2.4) certifying as to the accuracy of CLAUSES (b)(iii)(A) and (b)(iii)(B) above, purchase, redeem, acquire or otherwise retire for value shares of Capital Securities of the Parent held by directors, officers or employees of the Parent or any of its Subsidiaries, or options on any such shares or related stock appreciation rights or similar securities owned by such directors, officers or employees (or their estates or beneficiaries under their estates), in all cases only upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Securities, options, related rights or similar securities were issued (collectively referred to as a "REDEMPTION") in an aggregate amount, in the case of this CLAUSE (b)(iii), not to exceed $1,000,000 in any Fiscal Year; PROVIDED, that VHC can carry forward to each succeeding Fiscal Year the aggregate amount of Restricted Payments permitted (but not made) pursuant to this CLAUSE (b)(iii) in prior Fiscal Years, with up to a maximum amount of $5,000,000 over the term of this Agreement of the Restricted Payments permitted to be made pursuant to this CLAUSE (b)(iii) and (iv) repurchase the shares of common stock of the Parent held by Robert A. Uhlenhop and related trusts as of the Closing Date for an aggregate purchase price not to exceed $2,000,000 and, in connection therewith, forgive some or all of the loans made to Mr. Uhlenhop and/or such trusts in connection with their purchase of such shares;

          (c) Restricted Payments made by VHC to the Parent in an aggregate amount not exceeding the aggregate amount of capital contributions made by the Parent to VHC with Net Equity Proceeds, net of the amount of such capital contributions received by VHC and used for a Permitted Purpose or which are required to be used to prepay Loans in accordance with SECTION 3.1.1(c)(i).

     SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. (a) The Parent and each Borrower will not, and will not permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except (i) Capital Expenditures which do not exceed $25,000,000 in any Fiscal Year and (ii) additional Capital Expenditures which do not exceed $20,000,000 in the aggregate during the term of this Agreement: PROVIDED, HOWEVER, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to CLAUSE (i) of this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year (other than pursuant to CLAUSE (ii) of this Section), up to 50% of such excess amount may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by VHC to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to the succeeding Fiscal Year shall be deemed to be used prior to the Borrowers and their Subsidiaries using the amount of Capital Expenditures permitted by this Section without giving effect to such carry-forward).

     (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in CLAUSE (a) above shall be exclusive of (i) the amount of Capital Expenditures actually made with cash capital contributions made, directly or indirectly, by any Person other than the Borrowers and their Subsidiaries, after the Closing Date to a Borrower or any of its Subsidiaries and specifically identified in a certificate delivered by an Authorized Officer of the Borrower to the Agents on or about the time such capital contribution is made, (ii) any portion of any Eligible Acquisition that is accounted for as a Capital Expenditure or (iii) any Capital Expenditures funded with (x) any Casualty Proceeds, as permitted under CLAUSE(c)(iii) of SECTION 3.1.1 or (y) any Net Deposition Proceeds of any Disposition permitted under CLAUSE (c) of
SECTION 7.2.11 or any disposition of obsolete or worn out equipment permitted under CLAUSE (a) of SECTION 7.2.11.

     SECTION 7.2.8. NO PREPAYMENT OF OTHER DEBT. Other than in connection with a refinancing permitted pursuant to SECTION 7.2.2, neither the Parent nor any Borrower will or will permit any of its respective Subsidiaries to, directly or indirectly, make any payment or prepayment of principal of, or premium or interest on, or redeem, retire, purchase, defease or otherwise acquire (or make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes) any Senior Notes, any Senior Subordinated Notes or any the Parent Debentures; PROVIDED that, (i) so long as such payment would not violate the terms of this Agreement, the Senior Notes Documents or the applicable Sub Debt Documents, VHC may make payments of accrued and unpaid interest on the Senior Notes and the Senior Subordinated Notes (and accrued interest on the Parent Debentures may be capitalized and added to the outstanding principal amount thereof in accordance with the Parent Debenture Documents) on the stated, scheduled date for payment thereof set forth in the Senior Note Documents or the Senior Subordinated Note Documents, as applicable, and may make mandatory redemptions of Senior Notes following a Change of Control as required by the Senior Note Documents; (ii) the Parent may repay Indebtedness permitted pursuant to SECTION 7.2.2(f)

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using Net Equity Proceeds to the extent such repayment constitutes a Permitted
Purpose; (iii) VHC may repay, repurchase or otherwise redeem or acquire Senior Notes and/or Senior Subordinated Notes using Net Equity Proceeds, in each case to the extent such repayment, repurchase or other redemption or acquisition constitutes a Permitted Purpose. Furthermore, neither the Parent, any Borrower nor any of their respective Subsidiaries will designate any Indebtedness other than the Obligations as "Designated Senior Debt" pursuant to any Senior Subordinated Note Document or Parent Debenture Document.

     SECTION 7.2.9. ISSUANCE OF CAPITAL SECURITIES. The Parent will not and will not permit any of its Subsidiaries to issue, sell or otherwise transfer or assign (an "ISSUANCE") any of its Capital Securities to any Person (whether for value or otherwise), except:

               (i) an Issuance of Capital Securities to a Borrower or a Subsidiary Guarantor;

               (ii) an Issuance of Capital Securities by a Non-U.S. Subsidiary of VHC to another Non-U.S. Subsidiary of VHC; or

               (iii) any other Issuance; PROVIDED, HOWEVER, that all Net Equity Proceeds resulting from such Issuance shall be applied, to the extent applicable, pursuant to SECTION 3.1.1.

     SECTION 7.2.10. CONSOLIDATION, MERGER, ETC. The Parent will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

          (a) any Subsidiary of VHC may liquidate or dissolve voluntarily into, and may merge with and into, VHC or any other Subsidiary of VHC (PROVIDED, HOWEVER, that a Borrower may only liquidate or dissolve into, or merge with and into, another Borrower and a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, a Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by a Borrower or a Subsidiary Guarantor; PROVIDED, HOWEVER, that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation;

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, any Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to
     SECTION 7.2.7 or CLAUSE (g) or (j) of SECTION 7.2.5;

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     SECTION 7.2.11. PERMITTED DISPOSITIONS. Neither the Parent nor any Borrower
will, or will permit any of its respective Subsidiaries to, Dispose of any assets of the Parent, or any of its Subsidiaries (including Accounts and Capital Securities of Subsidiaries of the Parent) to any Person in one transaction or a series of transactions, except for the following:

          (a) Dispositions in respect of Inventory, immaterial assets or properties and obsolete or worn-out property which, in each case, are being Disposed of in the ordinary course of business and which do not constitute a Disposition of all or a substantial portion of VHC's and its Subsidiaries' assets, taken as a whole.

          (b) Dispositions which are permitted by SECTIONS 7.2.9 or 7.2.10.

          (c) Dispositions (i) that constitute Investments permitted under
     SECTION 7.2.5, (ii) Liens permitted under SECTION 7.2.3 or (iii) Restricted Payments permitted under SECTION 7.2.6;

          (d) Dispositions among VHC and its Subsidiaries; PROVIDED, HOWEVER, that to the extent any Disposition to any Subsidiary of VHC which is not a Borrower or a Subsidiary Guarantor is for less than fair market value, such Disposition shall constitute an Investment in such Subsidiary for all purposes of this Agreement, including, without limitation, SECTION 7.2.5(f) above.

          (e) Dispositions which (x) are for fair market value and the consideration received consists of no less than 75% in cash, (y) result in gross proceeds which, when taken together with the sum of gross proceeds received from the Disposition of all other assets Disposed of pursuant to this clause since the Closing Date, do not exceed (individually or in the aggregate) $25,000,000 over the term of this Agreement and (z) an amount equal to the Net Disposition Proceeds generated from such Disposition are reinvested in the business of the Borrowers and their Subsidiaries or, to the extent required thereunder, applied pursuant to SECTIONS 3.1.1 and 3.1.2.

          (f) Dispositions resulting from casualties or condemnations in respect of such property or assets.

          (g) Dispositions consisting of sales or discounts of overdue accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof.

          (h) The Disposition effectuating the PP&E Release.

     SECTION 7.2.12. MODIFICATION OF CERTAIN AGREEMENTS. The Parent and the Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, the Senior Note Documents, the Senior Subordinated Note Documents or the Parent Debenture Documents, in each case which would (a) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to the Indebtedness evidenced by such Senior Note Document, Senior

                                      -89-
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Subordinated Note Document or Parent Debenture Document, advance any dates upon which payments of principal or interest are due thereon, (b) in the case of any Senior Subordinated Note Document or Parent Debenture Document, change the subordination provisions thereof (including any default or conditions to an event of default relating thereto), or change any collateral therefor (other than to release such collateral), if (in the case of this CLAUSE (b)) the effect of such amendment or change, individually or together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of the Senior Subordinated Notes or the Parent Debentures, as the case may be (or a trustee or other representative on their behalf), or (c) add or modify any covenants or defaults or events of default relating thereto, if (in the case of this CLAUSE (c)), the effect of such addition or modification, individually or together with all other additions or changes made, is to materially increase the obligations of the obligor thereunder or to confer any material additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf).

     SECTION 7.2.13. TRANSACTIONS WITH AFFILIATES. Neither the Parent nor any Borrower will or will permit any of its respective Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates that is not a Borrower or a Subsidiary Guarantor, unless such arrangement, transaction or contract is fair and equitable to the Parent, such Borrower or such Subsidiary and is of the kind which would be entered into by a prudent Person in the position of the Parent, such Borrower or such Subsidiary with a Person that is not one of its Affiliates PROVIDED, HOWEVER, that the Borrowers and their Subsidiaries shall be permitted to (a) enter into arrangements with CSFB and its affiliates for underwriting, investment banking and advisory services (including payments of the fee in respect of advisory services pursuant to CLAUSE (b)(i) of SECTION 7.2.6) on usual and customary terms, (b) make any Restricted Payment permitted under
SECTION 7.2.6, (c) make payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Parent, (d) enter into employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and pay reasonable fees in connection therewith and (e) consummate the Transaction.

     SECTION 7.2.14. RESTRICTIVE AGREEMENTS, ETC. Neither the Parent nor any Borrower will or will permit any of its respective Subsidiaries to, enter into any agreement prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, to secure the Obligations (other than, (i) in the case of any assets acquired with the proceeds of any Indebtedness permitted under CLAUSE (c) of
     SECTION 7.2.2, customary limitations and prohibitions contained in such Indebtedness or (ii) provisions of any lease prohibiting the lessee thereunder from granting a Lien on the assets subject to such lease);

          (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

          (c) the ability of any Subsidiary of any Borrower to make any payments, directly or indirectly, to any Borrower, including by way of dividends, advances,

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     repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of CLAUSE (a), any agreement governing any Indebtedness permitted by CLAUSE (c) of SECTION 7.2.2 as to the creation of Liens on the assets financed with the proceeds of such Indebtedness, or (iii) in the case of CLAUSES (a) and (c), any agreement of a Non-U.S. Subsidiary governing the Indebtedness permitted by CLAUSE (g) of SECTION 7.2.2.

     SECTION 7.2.15. SALE AND LEASEBACK. The Parent and the Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person (a "SALE AND LEASEBACK TRANSACTION"), except that upon (i) the delivery by VHC to the Agents of projections of the Excess Availability for each fiscal month during the ensuing twelve-month period, which projections shall be in form and substance reasonably satisfactory to the Agents, and (ii) the concurrent permanent reduction of the Revolving Loan Commitment Amount by the amount of the Maximum PP&E Advance Amount then in effect, the Borrowers and their respective Subsidiaries may engage in a Sale And Leaseback Transaction involving all or any substantial portion of their respective property, plant and equipment assets on terms and conditions reasonably satisfactory to the Agents (such Sale And Leaseback Transaction being referred to herein as the "PP&E RELEASE EVENT"); PROVIDED that, prior to the consummation of such Sale and Leaseback Transaction, the Borrowers and their respective Subsidiaries shall have complied, to the extent applicable, with SECTION 7.1.9(a) with respect to any lease entered into in connection with such Sale and Leaseback Transaction.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Section shall constitute an "EVENT OF DEFAULT".

     SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. Any Obligor shall default in the payment or prepayment when due (whether pursuant hereto or pursuant to the Subsidiary Guaranty) of (i) any principal on any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to SECTION 2.6.4, or (ii) any interest on any Loan or any Reimbursement Obligation, any fee described in ARTICLE III or any other monetary Obligation and such default shall continue unremedied for a period of three Business Days after such amount was due.

     SECTION 8.1.2. BREACH OF WARRANTY. Any representation or warranty of any Obligor made or deemed to be made hereunder or pursuant to any other Loan Document (including any certificates delivered pursuant to ARTICLE V or ARTICLE
VII) is or shall be incorrect when made or deemed to have been made in any material respect.

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     SECTION 8.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Any
Default shall occur in the due performance or observance of any provision of
SECTION 7.1.1 or SECTION 7.2.

     SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrowers by the Administrative Agent.

     SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of the Parent or any of its Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $3,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness, if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness or other monetary obligation to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase, redeem or defease such Indebtedness to be made, in each case prior to its expressed maturity, stated redemption or when otherwise due.

     SECTION 8.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of $3,000,000 (exclusive of any amounts fully covered by insurance from an insurance company that is not denying liability with respect thereto (less any applicable deductible) shall be rendered against the Parent or any of its Subsidiaries and remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan: (i) the termination of any Pension Plan if, as a result of such termination, the Parent or any of its Subsidiaries would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $3,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $3,000,000.

     SECTION 8.1.8. CHANGE IN CONTROL. Any Change in Control shall occur.

     SECTION 8.1.9. BANKRUPTCY, INSOLVENCY, ETC. The Parent, any Borrower or any of their respective Subsidiaries shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

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          (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; PROVIDED that the Parent and the Borrowers hereby expressly authorize each Lender Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by any Obligor, such case or proceeding shall be consented to or acquiesced in by the Parent, any Borrower or any Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; PROVIDED that the Parent and the Borrowers hereby expressly authorize each Lender Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any Lien; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien subject only to those exceptions expressly permitted by the Loan Documents, except to the extent of any event referred to above (a) relates to assets of the Borrowers and their respective Subsidiaries which are immaterial, (b) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under the Pledge and Security Agreement or to file financing or continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (c) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

     SECTION 8.1.11. FAILURE OF SUBORDINATION. Unless otherwise waived or consented to by the Agents and the Required Lenders in writing, the subordination provisions relating to any Senior Subordinated Notes or Parent Debentures (the "SUBORDINATION PROVISIONS") shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuers in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Designated Senior Debt"; or

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the Parent or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Lender Parties or (iii) that all payments of principal of or premium and interest on such Subordinated Debt shall be subject to any of such Subordination Provisions.

     SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (b) through (d) of SECTION 8.1.9 with respect to any Borrower shall occur, the Commitments shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

     SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (b) through (d) of SECTION 8.1.9 with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be obligated, jointly and severally, to Cash Collateralize all Letter of Credit Outstandings.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

     SECTION 9.1. ACTIONS. Each Lender hereby appoints The CIT Group/Business Credit, Inc. as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, PRO RATA according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document, (including attorneys' fees and including any expenses, reimbursements and/or indemnities paid by the Administrative Agent to any bank pursuant to any deposit account control agreement relating to any Deposit Account), and as to which the Administrative Agent is

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not reimbursed by the Borrowers; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent in respect of any indemnified act shall, in the Administrative Agent's determination, be inadequate to compensate the Administrative Agent for all indemnified losses resulting from such act or shall become impaired, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given to its satisfaction.

     SECTION 9.2. FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing by any Lender by 5:00 p.m., New York time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and each Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the applicable Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrowers) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

     SECTION 9.3. EXCULPATION. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. SUCCESSOR. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no

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successor Administrative Agent shall have been so appointed by the Required
Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and SECTION 11.3 and SECTION 11.4 shall continue to inure to its benefit.

     SECTION 9.5. CREDIT EXTENSIONS BY EACH AGENT. Each Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its affiliates, and (y) the Notes held by it or any of its affiliates as any other Lender and may exercise the same as if it were not an Agent. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if such Agent were not an Agent hereunder.

     SECTION 9.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of VHC, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

     SECTION 9.7. COPIES, ETC. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from any Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

     SECTION 9.8. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal

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counsel, independent accountants and other experts selected by the
Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lender Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Lender Party that has entered into a Qualified Hedging Obligation with any Obligor for a determination (which such Lender Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Lender Party under any Qualified Hedging Obligation. Unless it has actual knowledge evidenced by way of written notice from any such Lender Party or any Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Qualified Hedging Obligation or Obligations in respect thereof are in existence or outstanding between any Lender Party and any Obligor.

     SECTION 9.9. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has sent to the Borrowers or received from a Lender or a Borrower a written notice specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to SECTION 11.1) take such action with respect to such Default as shall be directed by the Required Lenders; PROVIDED, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lender Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

     SECTION 9.10. LEAD ARRANGER. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Lead Arranger, in its capacity as such, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Lead Arranger in such capacity except as are explicitly set forth herein or in the other Loan Documents. The Lead Arranger shall at all times have the right to receive a current copy of the Register and any other information relating to the Lenders and the Loans that it may request from the Administrative Agent.

     SECTION 9.11. THE SYNDICATION AGENT, THE DOCUMENTATION AGENT AND THE ADMINISTRATIVE AGENT. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Syndication Agent, the Documentation Agent and the Administrative Agent, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent, the Documentation Agent

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or Administrative Agent, as applicable, in such capacity, except as are explicitly set forth herein or in the other Loan Documents.

                                    ARTICLE X
                                    GUARANTY

     SECTION 10.1. GUARANTY. The Parent and each Borrower (with respect to the obligations of each other Borrower) hereby absolutely, unconditionally and irrevocably:

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Agreement after the occurrence of any Default set forth in SECTION 8.1.9, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under
     Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)); and

          (b) indemnifies and holds harmless each Lender Party for any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Lender Party after the occurrence and during the continuance of an Event of Default in enforcing any rights under this Agreement;

Each Obligor's obligations under this Article constitute a guaranty of payment when due and not of collection, and each Obligor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Obligor hereunder.

     SECTION 10.2. REINSTATEMENT, ETC. Each Obligor hereby agrees that its obligations under this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Lender Party, including upon the occurrence of any Default set forth in SECTION 8.1.9 or otherwise, all as though such payment had not been made.

     SECTION 10.3. GUARANTY ABSOLUTE, ETC. Each Obligor's obligations under this Article shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall, unless thereafter reinstated in accordance with SECTION 10.2, remain in full force and effect until the Termination Date. Each Obligor guarantees, to the fullest extent permitted under applicable law, that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of each Obligor under this Article shall, to the

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fullest extent permitted under applicable law, be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of any Loan Document (other than this ARTICLE X);

          (b) the failure of any Lender Party:

               (i) to assert any claim or demand or to enforce any right or remedy against any other Obligor or any other Person (including any other Guarantor) under the provisions of any Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other Guarantor of, or collateral securing, any Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

          (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Obligor hereby irrevocably waives, until payment of all Obligations, any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

          (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a Guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Lender Party securing any of the Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any Guarantor.

     SECTION 10.4. WAIVER, ETC. Except for any notices expressly required to be delivered to an Obligor hereunder, each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the guaranty set forth in this ARTICLE X and any requirement that any Lender Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including the Parent) or entity or any collateral securing the Obligations, as the case may be.

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     SECTION 10.5. POSTPONEMENT OF SUBROGATION, ETC. Each Obligor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation hereunder, nor shall such Obligor seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, until following the Termination Date. Any other amount paid to any Obligor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lender Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Lender Parties in the exact form received by such Obligor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with
SECTION 4.7; PROVIDED that if the Obligors have made payment to the Lender Parties of all or any part of the Obligations and the Termination Date has occurred, then at an Obligor's request, the Administrative Agent (on behalf of the Lender Parties) will, at the expense of the Parent, execute and deliver to such Obligor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Obligor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Obligor shall refrain from taking any action or commencing any proceeding against any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made hereunder to any Lender Party.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     SECTION 11.1. WAIVERS, AMENDMENTS, ETC. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Obligor party thereto and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver shall:

          (a) modify this Section or CLAUSE (a) of SECTION 11.10 without the consent of all Lenders;

          (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments or extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to SECTION 8.2 and SECTION 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

          (c) reduce the principal amount of or rate of interest on any Lender's Loan, reduce any fees described in ARTICLE III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case without the consent of such Lender;

          (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders or Required Lenders without the consent of all Lenders;

          (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

          (f) (i) change the definition of "Borrowing Base Amount", "Eligible Account", "Eligible Inventory", "Eligible PP&E", "Maximum PP&E Advance Amount", "Orderly Liquidation Value" or "Net Asset Value" (in each case if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such change), (ii) amend, modify or waive SECTION 3.1.1(b) or (iii) amend or waive any condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit without the consent of Lenders holding at least 75% of the Revolving Loan Commitments; or

          (g) except as otherwise expressly provided in a Loan Document, release (i) VHC from its financial Obligations under the Loan Documents or the Parent or all or substantially all of the Borrowers (other than VHC) and the Subsidiary Guarantors their respective financial Obligations under the Loan Documents (ii) all or substantially all of the collateral under the Loan Documents (other than in connection with the PP&E Release Event), in each case without the consent of all Lenders;

          (h) waive any Event of Default, or reverse the effects of any resulting acceleration of the Obligations, under CLAUSE (b), (c) or
     (d) of SECTION 8.1.9, unless consented to by all of the Lenders; or

          (i) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent) or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or such Issuer, as the case may be.

No failure or delay on the part of any Lender Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 11.2. NOTICES; TIME. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to a Borrower, the Parent, the Administrative Agent, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on SCHEDULE II hereto or, in the case of a Lender that becomes a party hereto after the date hereof, set forth in the Lender Assignment Agreement pursuant to which it became a Lender, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier

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service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

     SECTION 11.3. PAYMENT OF COSTS AND EXPENSES. The Borrowers agree, jointly and severally, to pay on demand all reasonable out-of-pocket fees, costs and expenses of the Agents (including the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw, counsel to the Agents, and of local counsel, if any, who may be retained by or on behalf of the Agents) in connection with:

          (a) the syndication by the Syndication Agent and the Lead Arranger of the Loans and Commitments, the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

          (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendments and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Lender Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document, in each case as necessary to create, maintain or continue perfection of the Liens purported to be granted pursuant to the Loan Documents;

          (c) the preparation and review of the form of any document or instrument relevant to any Loan Document; and

          (d) all costs and out-of-pocket expenses (including per diem rates of and out-of-pocket expenses incurred by employees or agents of the Administrative Agent in connection with any Borrowing Base Audit or Asset Appraisal performed by the Administrative Agent) incurred by the Agents in connection with any Asset Appraisal or Borrowing Base Audits; PROVIDED, HOWEVER, that the cost to the Borrowers of any Asset Appraisal shall not exceed $100,000 for each such appraisal.

The Borrowers further agree, jointly and severally, to pay, and to save each Lender Party harmless from all liability for, any stamp and other similar which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrowers also agrees, jointly and severally, to reimburse each Lender Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to such Lender Party) incurred by such Lender Party after the occurrence and during the continuance of an Event of Default in connection with (x) the

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negotiation of any restructuring or "work-out" with any Borrower, whether or not consummated, of any Obligations, (y) the enforcement of any Obligations and
(z) to the extent permitted under applicable law, the participation in or monitoring of any bankruptcy or other reorganization or insolvency proceeding relating to any Borrower or any of their respective Subsidiaries.

     SECTION 11.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender Party, each of the Parent and each Borrower, on a joint and several basis, to the fullest extent permitted under applicable law, hereby indemnifies, exonerates and holds each Lender Party and each of their respective officers, directors, employees and agents and each other Person controlling any of the foregoing within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "INDEMNIFIED LIABILITIES"), in each case incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transactions;

          (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (excluding any successful action brought by or on behalf of any Borrower as the result of any failure by a Lender to make any Credit Extension required to be made by it hereunder);

          (c) with respect to any properties of the Obligors, any investigation, litigation or proceeding related to any environmental cleanup, audit or noncompliance with or liability under any Environmental Law relating to the use, ownership or operation by any Obligor or any Subsidiary thereof of any Hazardous Material;

          (d) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of all or any portion of the Capital Securities or assets of any Person, whether or not each Agent, such Issuer, such Lead Arranger or such Lender is party thereto; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability during or prior to the time such Obligor or Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary;

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except (i) for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the gross negligence or willful misconduct of such Indemnified Party or (ii) any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Parent or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Parent or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by the Parent or any of its Subsidiaries. Each of the Borrowers and the Parent and their respective successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party or arising out of any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Parent or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Parent or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by the Parent, any Borrower or any of their respective Subsidiaries. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, the Borrowers' and the Parent's obligations to such Indemnified Party under this indemnity shall, to the extent permitted under applicable law likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. Notwithstanding anything to the contrary herein, each Lender Party shall be responsible with respect to any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of any Borrower or any of their Subsidiaries or any violation of Environmental Law that occurs on or with respect to any such real property to the extent it occurs after such real property is transferred to any Indemnified Party or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by the Parent, any Borrower or any of their respective Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Borrowers and the Parent agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 11.5. SURVIVAL. The obligations of the Borrowers under SECTIONS 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under
SECTION 4.8 and SECTION 9.1, shall in each case survive any assignment from one Lender to another (in the case of SECTIONS 11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by any Obligor in any Loan Document shall survive the execution and delivery of such Loan Document.

     SECTION 11.6. SEVERABILITY. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be

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ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7. HEADINGS. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

     SECTION 11.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Parent, the Borrowers, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

     SECTION 11.9. GOVERNING LAW; ENTIRE AGREEMENT. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 11.10. SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder (other than, in the case of any Borrower that is a Subsidiary of VHC, pursuant to a merger, consolidation or liquidation permitted under SECTION 7.2.10) without the prior written consent of each Lender (and any attempted assignment or transfer by either the Parent or any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more Eligible Assignees pursuant to a Lender Assignment Agreement, all or any portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and/or the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) and/or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement. The assignor Lender or the Assignee Lender must pay a processing fee in the amount of $3,000 to the Administrative Agent upon delivery of any Lender Assignment Agreement assigning any Revolving Loans and/or any Revolving Loan Commitments; PROVIDED, however that if assignments are made to or from an Approved Fund or any other Lender or affiliate of a Lender, such fee shall be waived. Subject to acceptance and recording thereof by the Administrative Agent pursuant to CLAUSE (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with CLAUSE (d).

          (c) The Administrative Agent shall record assignments made in accordance with this Section in the Register in accordance with CLAUSE
     (b) of SECTION 2.7.

          (d) In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the Issuer or the Borrowers (with the consent of the Agents and the Issuer) shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Eligible Assignee in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Eligible Assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Eligible Assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

          (e) Any Lender may, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); PROVIDED, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that any amendment, modification or waiver with respect to the following: (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount of, or an extension of the final stated maturity date of, any Loan in which such Participant has purchased a participating interest, (iii) a release of all or substantially all of the collateral security under the Loan Documents or all or substantially all of the Borrowers that are Subsidiaries of VHC and the Subsidiary Guarantors from their Obligations, in each case except as otherwise specifically provided in a Loan Document or (iv) a change in the date fixed for payment of any interest or fees on any Loan in which such Participant has purchased a participating interest, may require the consent of the applicable Participant(s). The Borrowers acknowledge and agree that, to the fullest extent permitted under applicable law, each

     Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 11.3 and 11.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to SECTION 4.3,
     4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on any Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrowers and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of the any Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrowers, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (i) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or in support of its obligations to its trustee, as applicable and (ii) in connection with any securitization of any portfolio loans of such Lender, in each case without the prior written consent of any other Person; PROVIDED, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee, trustee or assignee for such Lender as a party hereto.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING BANK") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrowers, the option to provide to any Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to any Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of an Loan by a SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting
     Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

     SECTION 11.11. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with any Borrower or any of their respective Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 11.12. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER, THE PARENT OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS AND THE PARENT IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. EACH BORROWER AND THE PARENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER OR THE PARENT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER AND THE PARENT HEREBY IRREVOCABLY

WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

     SECTION 11.13. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER, THE PARENT AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER, THE PARENT OR SUCH BORROWER IN CONNECTION THEREWITH. EACH BORROWER AND THE PARENT ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH EACH IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

     SECTION 11.14. CONFIDENTIALITY. The Lenders, the Issuers and the Agents shall hold all non-public information obtained pursuant to or in connection with this Agreement about, or obtained by them based on a review of the books and records of, the Parent or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, affiliates, outside auditors, counsel and other professional advisors or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) in connection with this Agreement or as reasonably required by any potential BONA FIDE transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental agency or representative thereof or pursuant to legal process or to any quasi-regulatory authority (including the National Association of Insurance Commissioners); PROVIDED, HOWEVER, that

          (a) unless specifically prohibited by applicable law or court order, each Lender, each Issuer and each Agent shall notify VHC of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b) prior to any such disclosure pursuant to this Section, each Lender shall require any such BONA FIDE transferee, participant and assignee receiving a disclosure of non-public information to agree in writing (i) to be bound by this SECTION 11.14; and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section; and

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Parent or any of its Subsidiaries.

     SECTION 11.15. ADDITIONAL BORROWERS. Any wholly-owned U.S. Subsidiary of VHC that is required to execute a Joinder Agreement pursuant to SECTION 7.1.8(a) shall become a Borrower hereunder by executing and delivering to the Administrative Agent a Joinder Agreement and a counterpart of this Agreement. Upon delivery of such Joinder Agreement and related counterparts, such Subsidiary shall automatically become a Borrower hereunder with the same force and effect as if originally named as a Borrower hereunder. The execution and delivery of any such Joinder Agreement or counterpart shall not require the consent of any other Obligor or Lender Party hereunder. The rights and obligations of each other Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower as a party to this Agreement.

     SECTION 11.16. RELEASE OF CERTAIN BORROWERS. Upon any Borrower (other than
VHC) ceasing to be a Subsidiary of the Parent pursuant to a transaction permitted under this Agreement, such Borrower shall be released from all of its rights and obligations hereunder and under the Loan Documents and shall cease to be Borrower for any purpose hereunder or thereunder; PROVIDED that such release shall not affect the aggregate Obligations of the other Borrowers hereunder.

     SECTION 11.17. LIMITATION ON OBLIGATIONS OF CERTAIN BORROWERS. Anything in this Agreement to the contrary notwithstanding, each Borrower shall only be liable under this Agreement and the other Loan Documents for Loans borrowed by it hereunder and for the maximum amount of other Obligations that it can incur without rendering the agreements contained herein and in such other Loan Documents, as they relate to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  BORROWERS :

                                  VON HOFFMANN HOLDINGS INC.


                                  By:
                                     -------------------------------------------
                                     Title:

                                  VON HOFFMANN CORPORATION


                                  By:
                                     -------------------------------------------
                                     Title:

                                  H&S GRAPHICS, INC.


                                  By:
                                     -------------------------------------------
                                     Title:


                                  PRECISION OFFSET PRINTING COMPANY,
                                     INC.


                                  By:
                                     -------------------------------------------
                                     Title:


                                  PREFACE, INC.


                                  By:
                                     -------------------------------------------
                                     Title:

                                  ONE THOUSAND REALTY & INVESTMENT
                                     COMPANY


                                  By:
                                     -------------------------------------------
                                     Title:

                                  AGENTS:

                                  THE CIT GROUP/BUSINESS CREDIT, INC.,
                                     as the Administrative Agent and as a Lender


                                  By:
                                     -------------------------------------------
                                     Title:

                                  CREDIT SUISSE FIRST BOSTON, CAYMAN
                                     ISLANDS BRANCH,
                                     as the Syndication Agent, the Lead Arranger and as a Lender


                                  By:
                                     -------------------------------------------
                                     Title:


                                  By:
                                     -------------------------------------------
                                     Title:

                                  U.S. BANK NATIONAL ASSOCIATION,
                                     as the Documentation Agent and as a Lender


                                  By:
                                     -------------------------------------------
                                     Title:

                                  ISSUER:

                                  U.S. BANK NATIONAL ASSOCIATION


                                  By:
                                     -------------------------------------------
                                     Title:

                                  LENDERS:

                                  THE CIT GROUP/BUSINESS CREDIT, INC.


                                  By:
                                     -------------------------------------------
                                     Title:

                                  CREDIT SUISSE FIRST BOSTON, CAYMAN
                                     ISLANDS BRANCH


                                  By:
                                     -------------------------------------------
                                     Title:


                                  By:
                                     -------------------------------------------
                                     Title:

                                  U.S. BANK NATIONAL ASSOCIATION


                                  By:
                                     -------------------------------------------
                                     Title:

                                  THE BANK OF NOVA SCOTIA


                                  By:
                                     -------------------------------------------
                                     Title:

                                  IBJ WHITEHALL BUSINESS CREDIT
                                     CORPORATION


                                  By:
                                     -------------------------------------------
                                     Title:

                                  LASALLE BUSINESS CREDIT, INC.


                                  By:
                                     -------------------------------------------
                                     Title:

                                  TRANSAMERICA BUSINESS CAPITAL
                                     CORPORATION


                                  By:
                                     -------------------------------------------
                                     Title:

                                  CREDIT INDUSTRIEL ET COMMERCIAL


                                  By:
                                     -------------------------------------------
                                     Title:

                                                                      SCHEDULE I

                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 6.7           Litigation.

     None

ITEM 6.8           Existing Subsidiaries.

  1.  One Thousand Realty & Investment Company
  2.  H & S Graphics, Inc.
  3.  Preface, Inc.
  4.  Precision Offset Printing Company, Inc.

ITEM 6.11          Employee Benefit Plans.

     None

ITEM 6.12          Environmental Matters.

      None

ITEM 7.2.2(b)      Existing Indebtedness.


              CREDITOR                           OUTSTANDING PRINCIPAL AMOUNT
              --------                           ----------------------------
   1.  HSBC Bank USA
       Subordinated Exchange Debentures       $  45,017,736.11   $  2,211,496.29

   2.  HSBC Bank USA
       Senior Subordinated Notes              $ 100,000,000.00   $  3,957,291.66

ITEM 7.2.3(b)      Ongoing Liens.

1. Dell Financial Services, LP - equipment liens:
      Von Hoffmann Press, Inc. DE, UCC-1 1135420, filed 10/09/01
      H&S Graphics, Inc. - DE, UCC-1 1135422, filed 10/09/01
      Precision Offset Printing Company, Inc. - DE, UCC-1 1135404, filed
        10/09/01
      Von Hoffmann Graphics, Inc. - DE, UCC-1 1135421, filed 10/09/01 Preface, Inc. - DE, UCC-1 1135402, filed 10/09/01
2. Toyota Motor Credit Corp. - equipment lien:
      Von Hoffmann Press, Inc. - MO, UCC-1 4180803, filed 06/28/01
3. Toyota Financial Services - equipment liens:
      Von Hoffmann Press, Inc. - MO, UCC-1 20018044072C, filed 10/09/01 Von Hoffmann Graphics, Inc. - MO, UCC-1 20018050553E, filed 12/27/01
4. Bayer Financial Services- equipment lien:

      H & S Graphics, Inc. - IL, UCC-1 003896877, filed 08/20/98 5. AGFA
5. AGFA Division, Bayer Corporation - equipment lien:
      H & S Graphics, Inc. - IL, UCC-1 004002655, filed 03/11/99
6. Waminet, Inc. - equipment lien:
      H & S Graphics, Inc. - IL, UCC-1 004072584, filed 07/29/99
7. AGFA Corp. - equipment lien:
      H & S Graphics, Inc. - IL, UCC-1 004080861, filed 08/18/99
8. American Express Business Finance Corp. - equipment lien:
      Von Hoffmann Graphics, Inc. - MO, UCC-1 20018044668K, filed 10/10/01

ITEM 7.2.5(a)      Ongoing Investments.

      Wholly-owned Subsidiaries as of 3/26/02

                                             INVESTMENT AMOUNT   NOTE PAYABLE
      H & S Graphics, Inc.                        $6,125,103     $13,795,715
      Preface, Inc.                                  534,414       1,015,182
      Precision Offset Printing Company, Inc.       5,100,868     16,500,000
      One Thousand Realty & Investment Co.          1,087,000    -----------

                                                                     SCHEDULE II

NOTICE INFORMATION FOR BORROWERS AND PARENT:

Parent:                                  Borrowers:

       Von Hoffman Holdings Inc                    c/o Von Hoffman Corporation
       1000 Camera Avenue                          1000 Camera Avenue
       St. Louis, MO 63126                         St. Louis, MO 63126
       Contact: Peter C. Mitchell                  Contact: Peter C. Mitchell
       Telephone: (314) 966-0963.                  Telephone: (314) 966-0963

                                  PERCENTAGES;
                                  LIBOR OFFICE;
                                 DOMESTIC OFFICE

        NAME AND NOTICE ADDRESS OF LENDER                    LIBOR OFFICE                     DOMESTIC OFFICE            PERCENTAGE
        ---------------------------------                    ------------                     ---------------            ----------

       The CIT Group/Business Credit, Inc.       The CIT Group/Business Credit, Inc.  The CIT Group/Business Credit, Inc. 17.77778%
           1211 Avenue of the Americas               1211 Avenue of the Americas          1211 Avenue of the Americas
                New York, NY 10036                        New York, NY 10036                  New York, NY 10036
                Attn: Rob Chimenti

Credit Suisse, First Boston, Cayman Islands Branch   Credit Suisse, First Boston,        Credit Suisse, First Boston,      6.66667%
                11 Madison Avenue                       Cayman Islands Branch                Cayman Islands Branch
                New York, NY 10010                        11 Madison Avenue                    11 Madison Avenue
               Attn: Joe Adipietro                        New York, NY 10010                  New York, NY 10010

          U.S. Bank National Association            U.S. Bank National Association      U.S. Bank National Association    15.55556%
                    721 Locust                          225 South Sixth Street              225 South Sixth Street
               St. Louis, MO 63101                      Minneapolis, MN 55402                Minneapolis, MN 55402

             The Bank of Nova Scotia                   The Bank of Nova Scotia              The Bank of Nova Scotia        6.66667%
        181 W. Madison Street, Suite 3700          600 Peachtree Street, Suite 2700    600 Peachtree Street, Suite 2700
                Chicago, IL 60602                         Atlanta, GA 30308                    Atlanta, GA 30308
        Attn: Frances Connors/Lisa Garling

        NAME AND NOTICE ADDRESS OF LENDER                    LIBOR OFFICE                     DOMESTIC OFFICE           PERCENTAGE
        ---------------------------------                    ------------                     ---------------           ----------
    IBJ Whitehall Business Credit Corporation       IBJ Whitehall Business Credit      IBJ Whitehall Business Credit     13.33333%
           One State Street, 7th Floor                       Corporation                        Corporation
                New York, NY 10004                   One State Street, 7th Floor        One State Street, 7th Floor
                 Attn: Joe Zautra                         New York, NY 10004                New York, NY 10004

          LaSalle Business Credit, Inc.             LaSalle Business Credit, Inc.      LaSalle Business Credit, Inc.     13.33333%
          1735 Market Street, 6th Floor              565 Fifth Avenue, 27th Floor      565 Fifth Avenue, 27th Floor
              Philadelphia, PA 19103                      New York, NY 10017                New York, NY 10017
              Attn: Michael Aliberto

    Transamerica Business Capital Corporation       Transamerica Business Capital      Transamerica Business Capital     13.33333%
      555 Theodore Fremd Avenue, Suite C-301                 Corporation                        Corporation
                  Rye, NY 10580                       555 Theodore Fremd Avenue,        555 Theodore Fremd Avenue,
               Attn: Frances McGinn                           Suite C-301                       Suite C-301
                                                            Rye, NY 10580                      Rye, NY 10580

          Credit Industriel et Commerce             Credit Industriel et Commerce      Credit Industriel et Commerce     13.33333%
          520 Madison Avenue, 37th Floor            520 Madison Avenue, 37th Floor    520 Madison Avenue, 37th Floor
                New York, NY 10022                        New York, NY 10022                New York, NY 10022
                Attn: Sean Mounier

                                                                    SCHEDULE III

                                   REAL ESTATE

                                    PROPERTY

                    Jefferson City, MO
                    321 Wilson Drive
                    Jefferson, MO 65109
                    (Cole County)

                    Crestwood, MO
                    1000 Camera Ave.
                    Crestwood, MO 63126
                    (St. Louis County)

                    Owensville, MO
                    920 Maple Ave.
                    Owensville, MO 65066
                    (Gasconade County)

                    Eldridge, IA
                    (ScottCounty)

                    Leesport, PA
                    133 Main Street
                    Leesport, PA
                    (Berks County)

                    Dauberville, PA
                    1149 Railroad Rd.
                    Dauberville [Centre Township], PA
                    (Berks County)

                    Frederick, MD
                    200 Monroe Avenue
                    Frederick, MD
                    (Frederick County, MD)

                    Owensville, MO
                    (Gasconade County)

                    Rolling Meadow, IL

                                                                     SCHEDULE IV

                              SUBSIDIARY GUARANTORS

                                      None

                                                                      SCHEDULE V

                           EXISTING LETTERS OF CREDIT

1.  Sentry Insurance Company             12/31/01             1,350,000

                                                                     SCHEDULE VI

                                DEPOSIT ACCOUNTS

         OBLIGOR                           BANK                                ACCOUNT NUMBER
         ------------------------------------------------------------------------------------
VON HOFFMANN HOLDINGS INC.                 US Bank Corporation                     1001613403
VON HOFFMANN CORPORATION                   US Bank Corporation                     0000010537
                                           US Bank Corporation                     3500710789
                                           US Bank Corporation                      121713605
                                           Branch Banking & Trust                  5150916161
                                           US Bank Corporation                     1891015495
                                           US Bank Corporation                     1876200619
                                           US Bank Corporation                         952046
                                           US Bank Corporation                     3500707280
                                           US Bank Corporation                     1001235272
                                           US Bank Corporation                     1001613379
                                           US Bank Corporation                           7060
                                           Central Bank                                000272
                                           Cass Bank                             00-0032704-2
ONE THOUSAND REALTY & INVESTMENT CO.       US Bank Corporation                     1001485406
PRECISION OFFSET PRINTING COMPANY          Allfirst Bank                         00620-6530-0
                                           Allfirst Bank
H & S GRAPHICS, INC.                       American National Bank                  5330330351
                                           American National Bank                       37215
PREFACE, INC.                              American National Bank                  5330330378
                                           American National Bank                       37236

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                ARTICLE I
                                    DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.     Defined Terms.........................................................................2
SECTION 1.2.     Use of Defined Terms.................................................................34
SECTION 1.3.     Cross-References.....................................................................34
SECTION 1.4.     Accounting and Financial Determinations..............................................34

                                               ARTICLE II
                        COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND
                                            LETTERS OF CREDIT

SECTION 2.1.     Commitments..........................................................................35

     SECTION 2.1.1.   Revolving Loan Commitment and Swingline Loan Commitment.........................35
     SECTION 2.1.2.   Letter of Credit Commitment.....................................................36
     SECTION 2.1.3.   Lenders Not Permitted or Required to Make the Loans.............................36

SECTION 2.2.     Reduction or Increase of Commitment Amounts..........................................36

     SECTION 2.2.1.   Optional Reductions.............................................................37
     SECTION 2.2.2.   Optional Increase of Revolving Loan Commitment Amount...........................37

SECTION 2.3.     Borrowing Procedures.................................................................39

     SECTION 2.3.1.   Revolving Loans.................................................................39
     SECTION 2.3.2.   Swingline Loans.................................................................39

SECTION 2.4.     Continuation and Conversion Elections................................................41
SECTION 2.5.     Funding..............................................................................41
SECTION 2.6.     Issuance Procedures, etc.............................................................41

     SECTION 2.6.1.   Other Lenders' Participation....................................................42
     SECTION 2.6.2.   Disbursements...................................................................42
     SECTION 2.6.3.   Reimbursement...................................................................43
     SECTION 2.6.4.   Deemed Disbursements............................................................43
     SECTION 2.6.5.   Nature of Reimbursement Obligations.............................................44

SECTION 2.7.     Notes................................................................................45
SECTION 2.8.     Notice of Cash Dominion..............................................................45

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    PAGE
                                               ARTICLE III
                                REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.     Repayments and Prepayments; Application..............................................46

     SECTION 3.1.1.   Repayments and Prepayments......................................................46
     SECTION 3.1.2.   Application.....................................................................50

SECTION 3.2.     Interest Provisions..................................................................50

     SECTION 3.2.1.   Rates...........................................................................50
     SECTION 3.2.2.   Post-Default Rates..............................................................51
     SECTION 3.2.3.   Payment Dates...................................................................51

SECTION 3.3.     Fees.................................................................................51

     SECTION 3.3.1.   Commitment Fee..................................................................51
     SECTION 3.3.2.   Letter of Credit Fee............................................................52

                                                ARTICLE IV
                                  CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1.     LIBO Rate Lending Unlawful...........................................................52
SECTION 4.2.     Deposits Unavailable.................................................................53
SECTION 4.3.     Increased LIBO Rate Loan Costs, etc..................................................53
SECTION 4.4.     Funding Losses.......................................................................53
SECTION 4.5.     Increased Capital Costs..............................................................54
SECTION 4.6.     Taxes................................................................................54
SECTION 4.7.     Payments, Computations, etc..........................................................57
SECTION 4.8.     Sharing of Payments..................................................................57
SECTION 4.9.     Setoff...............................................................................58
SECTION 4.10.    Mitigation...........................................................................58
SECTION 4.11.    Replacement of Lenders...............................................................58

                                                ARTICLE V
                                     CONDITIONS TO CREDIT EXTENSIONS

SECTION 5.1.     Initial Credit Extension.............................................................59

     SECTION 5.1.1.   Resolutions, etc................................................................59
     SECTION 5.1.2.   Transaction Documents...........................................................60
     SECTION 5.1.3.   Closing Date Certificate........................................................60
     SECTION 5.1.4.   Consummation of Transactions....................................................60
     SECTION 5.1.5.   Closing Fees, Expenses, etc.....................................................61

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    PAGE
     SECTION 5.1.6.   Financial Information, Material Adverse Change, etc.............................61
     SECTION 5.1.7.   Compliance Certificate..........................................................61
     SECTION 5.1.8.   Opinions of Counsel.............................................................61
     SECTION 5.1.9.   [Reserved]......................................................................61
     SECTION 5.1.10.  Pledge and Security Agreement...................................................61
     SECTION 5.1.11.  [Reserved]......................................................................62
     SECTION 5.1.12.  Filing Agent, etc...............................................................62
     SECTION 5.1.13.  [Reserved]......................................................................62
     SECTION 5.1.14.  Insurance.......................................................................62
     SECTION 5.1.15.  Delivery of Notes...............................................................63
     SECTION 5.1.16.  Litigation, etc.................................................................63
     SECTION 5.1.17.  Governmental Approvals..........................................................63
     SECTION 5.1.18.  Satisfactory Legal Form.........................................................63
     SECTION 5.1.19.  Perfection Certificate..........................................................63
     SECTION 5.1.20.  Solvency Certificate............................................................63
     SECTION 5.1.21.  Cash Management Arrangements, etc...............................................63
     SECTION 5.1.22.  Initial Borrowing Base Certificate..............................................63
     SECTION 5.1.23.  Audit of Accounts Receivable, Accounts Payable, Inventory, etc..................63
     SECTION 5.1.24.  Asset Appraisal.................................................................64

SECTION 5.2.     All Credit Extensions................................................................64

     SECTION 5.2.1.   Compliance with Warranties, No Default, etc.....................................64
     SECTION 5.2.2.   Credit Extension Request, etc...................................................64

                                                ARTICLE VI
                                      REPRESENTATIONS AND WARRANTIES

SECTION 6.1.     Organization, etc....................................................................65
SECTION 6.2.     Due Authorization, Non-Contravention, etc............................................65
SECTION 6.3.     Government Approval, Regulation, etc.................................................65
SECTION 6.4.     Validity, etc........................................................................66
SECTION 6.5.     Financial Information................................................................66
SECTION 6.6.     No Material Adverse Change...........................................................66
SECTION 6.7.     Litigation, Labor Controversies, etc.................................................66
SECTION 6.8.     Subsidiaries.........................................................................66
SECTION 6.9.     Ownership of Properties..............................................................67
SECTION 6.10.    Taxes................................................................................67
SECTION 6.11.    Pension and Welfare Plans............................................................67
SECTION 6.12.    Environmental Warranties.............................................................67
SECTION 6.13.    Accuracy of Information..............................................................68
SECTION 6.14.    Regulations U and X..................................................................68

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    PAGE
SECTION 6.15.    Issuance of Senior Notes; Status of Obligations as Senior
                   Indebtedness, etc..................................................................69
SECTION 6.16.    Solvency.............................................................................69
SECTION 6.17.    Accounts.............................................................................69
SECTION 6.18.    Fair Labor Standards Act.............................................................69

                                               ARTICLE VII
                                                COVENANTS

SECTION 7.1.     Affirmative Covenants................................................................70

     SECTION 7.1.1.   Financial Information, Reports, Notices, etc....................................70
     SECTION 7.1.2.   Maintenance of Existence; Compliance with Laws, etc.............................73
     SECTION 7.1.3.   Maintenance of Properties.......................................................73
     SECTION 7.1.4.   Insurance.......................................................................74
     SECTION 7.1.5.   Books and Records; Borrowing Base Audits........................................74
     SECTION 7.1.6.   Environmental Law Covenant......................................................75
     SECTION 7.1.7.   Use of Proceeds.................................................................75
     SECTION 7.1.8.   Future Subsidiaries.............................................................75
     SECTION 7.1.9.   Future Leased Property and Future Acquisitions of Real
                        Property:  Future Acquisition of Other Property...............................76
     SECTION 7.1.10.  Collection of Accounts..........................................................77
     SECTION 7.1.11.  Notification to Account Debtors.................................................77
     SECTION 7.1.12.  Mortgages.......................................................................78
     SECTION 7.1.13.  Phase I Environmental Reports...................................................78
     SECTION 7.1.14.  Deposit Account Control Agreements..............................................78

SECTION 7.2.     Negative Covenants...................................................................79

     SECTION 7.2.1.   Business Activities.............................................................79
     SECTION 7.2.2.   Indebtedness....................................................................79
     SECTION 7.2.3.   Liens...........................................................................81
     SECTION 7.2.4.   Financial Condition and Operations..............................................83
     SECTION 7.2.5.   Investments.....................................................................84
     SECTION 7.2.6.   Restricted Payments, etc........................................................85
     SECTION 7.2.7.   Capital Expenditures, etc.......................................................87
     SECTION 7.2.8.   No Prepayment of Other Debt.....................................................87
     SECTION 7.2.9.   Issuance of Capital Securities..................................................88
     SECTION 7.2.10.  Consolidation, Merger, etc......................................................88
     SECTION 7.2.11.  Permitted Dispositions..........................................................88
     SECTION 7.2.12.  Modification of Certain Agreements..............................................89
     SECTION 7.2.13.  Transactions with Affiliates....................................................90
     SECTION 7.2.14.  Restrictive Agreements, etc.....................................................90
     SECTION 7.2.15.  Sale and Leaseback..............................................................91

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    PAGE
                                               ARTICLE VIII
                                            EVENTS OF DEFAULT

SECTION 8.1.     Listing of Events of Default.........................................................91

     SECTION 8.1.1.   Non-Payment of Obligations......................................................91
     SECTION 8.1.2.   Breach of Warranty..............................................................91
     SECTION 8.1.3.   Non-Performance of Certain Covenants and Obligations............................91
     SECTION 8.1.4.   Non-Performance of Other Covenants and Obligations..............................91
     SECTION 8.1.5.   Default on Other Indebtedness...................................................92
     SECTION 8.1.6.   Judgments.......................................................................92
     SECTION 8.1.7.   Pension Plans...................................................................92
     SECTION 8.1.8.   Change in Control...............................................................92
     SECTION 8.1.9.   Bankruptcy, Insolvency, etc.....................................................92
     SECTION 8.1.10.  Impairment of Security, etc.....................................................93
     SECTION 8.1.11.  Failure of Subordination........................................................93

SECTION 8.2.     Action if Bankruptcy.................................................................93
SECTION 8.3.     Action if Other Event of Default.....................................................94

                                                ARTICLE IX
                                         THE ADMINISTRATIVE AGENT

SECTION 9.1.     Actions..............................................................................94
SECTION 9.2.     Funding Reliance, etc................................................................95
SECTION 9.3.     Exculpation..........................................................................95
SECTION 9.4.     Successor............................................................................95
SECTION 9.5.     Credit Extensions by Each Agent......................................................96
SECTION 9.6.     Credit Decisions.....................................................................96
SECTION 9.7.     Copies, etc..........................................................................96
SECTION 9.8.     Reliance by Administrative Agent.....................................................96
SECTION 9.9.     Defaults.............................................................................97
SECTION 9.10.    Lead Arranger........................................................................97
SECTION 9.11.    The Syndication Agent, The Documentation Agent and The Administrative Agent..........97

                                                ARTICLE X
                                                 Guaranty

SECTION 10.1.    Guaranty.............................................................................97
SECTION 10.2.    Reinstatement, etc...................................................................98
SECTION 10.3.    Guaranty Absolute, etc...............................................................98
SECTION 10.4.    Waiver, etc..........................................................................99
SECTION 10.5.    Postponement of Subrogation, etc.....................................................99

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                    PAGE
                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

SECTION 11.1.    Waivers, Amendments, etc............................................................100
SECTION 11.2.    Notices; Time.......................................................................101
SECTION 11.3.    Payment of Costs and Expenses.......................................................102
SECTION 11.4.    Indemnification.....................................................................102
SECTION 11.5.    Survival............................................................................104
SECTION 11.6.    Severability........................................................................104
SECTION 11.7.    Headings............................................................................105
SECTION 11.8.    Execution in Counterparts, Effectiveness, etc.......................................105
SECTION 11.9.    Governing Law; Entire Agreement.....................................................105
SECTION 11.10.   Successors and Assigns..............................................................105
SECTION 11.11.   Other Transactions..................................................................109
SECTION 11.12.   Forum Selection and Consent to Jurisdiction.........................................109
SECTION 11.13.   Waiver of Jury Trial................................................................110
SECTION 11.14.   Confidentiality.....................................................................110
SECTION 11.15.   Additional Borrowers................................................................111
SECTION 11.16.   Release of Certain Borrowers........................................................111
SECTION 11.17.   Limitation on Obligations of Certain Borrowers......................................111

SCHEDULE I    -  Disclosure Schedule
SCHEDULE II   -  Percentages; LIBOR Office; Domestic Office
SCHEDULE III  -  Real Estate with Title Insurance Policies
SCHEDULE IV   -  Subsidiary Guarantors
SCHEDULE V    -  Existing Letters of Credit
SCHEDULE VI   -  Deposit Accounts

EXHIBIT A-1   -  Form of Revolving Note
EXHIBIT A-2   -  Form of Swingline Note
EXHIBIT B-1   -  Form of Borrowing Request
EXHIBIT B-2   -  Form of Issuance Request
EXHIBIT B-3   -  Form of Continuation/Conversion Notice
EXHIBIT B-4   -  Notice of Cash Dominion
EXHIBIT C     -  Form of Perfection Certificate
EXHIBIT D     -  Form of Closing Date Certificate
EXHIBIT E-1   -  Form of Compliance Certificate
EXHIBIT E-2   -  Form of Borrowing Base Certificate
EXHIBIT E-3   -  Form of Solvency Certificate
EXHIBIT F     -  Form of Joinder Agreement
EXHIBIT G     -  Form of Pledge and Security Agreement
EXHIBIT H     -  Form of Mortgage
EXHIBIT I     -  Form of Lender Assignment Agreement

EXHIBIT J-1   -  Form of Opinion of Counsel for the Obligors
EXHIBIT J-2   -  Form of Opinion of Special Local Counsel for the Obligors

                                      -vii-